As filed with the U.S. Securities and Exchange Commission on December 24, 2008

Investment Company Act File No. 811-10407

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☒

Amendment No. 18
(Check appropriate box or boxes.)

Master Portfolio Trust
(Exact Name of Registrant as Specified in Charter)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code (800) 451-2010

Robert I. Frenkel
Master Portfolio Trust
100 First Stamford Place
Stamford, Connecticut
(Name and Address of Agent for Service)

COPY TO:
Roger P. Joseph, Esq.
Bingham McCutchen LLP
One Federal Street
Boston, Massachusetts 02110

EXPLANATORY NOTES

Master Portfolio Trust has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). Beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Registrant. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

The purpose of this Amendment is to reflect certain amendments regarding Liquid Reserves Portfolio, U.S. Treasury Reserves Portfolio, Tax Free Reserves Portfolio, Prime Cash Reserves Portfolio and Institutional Enhanced Portfolio.

PART A

Liquid Reserves Portfolio, Tax Free Reserves Portfolio, U.S. Treasury Reserves Portfolio, Prime Cash Reserves Portfolio and Institutional Enhanced Portfolio (each, a “Portfolio” and collectively, the “Portfolios”)

          Responses to Items 1, 2, 3 and 8 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.

          As part of a number of initiatives launched in 2006 to restructure and streamline the Legg Mason Partners fund complex, each Portfolio assumed the assets and liabilities of a predecessor portfolio. The Portfolios are now grouped for organizational and governance purposes with other Legg Mason Partners funds that are predominantly fixed-income type funds. Any information in this Registration Statement relating to a Portfolio prior to April 16, 2007 refers to a Portfolio’s predecessor.

Item 4. Investment Objectives, Principal Investment Strategies, and Related Risks.

PORTFOLIO GOALS

Liquid Reserves Portfolio

          The goal of Liquid Reserves Portfolio (formerly Cash Reserves Portfolio) is to provide its investors with liquidity and as high a level of current income as is consistent with preservation of capital. The Portfolio’s goal may be changed without the approval of its investors, but not without written notice thereof to the Portfolio’s investors at least 30 days prior to implementing the change. Of course, there is no assurance that the Portfolio will achieve its goal.

Tax Free Reserves Portfolio

          The goals of Tax Free Reserves Portfolio are to provide investors in the Portfolio with high levels of current income exempt from federal income taxes, preservation of capital and liquidity. The Portfolio’s goals may be changed without the approval of its investors, but not without written notice thereof to the Portfolio’s investors at least 30 days prior to implementing the change. Of course, there is no assurance that the Portfolio will achieve its goals.

U.S. Treasury Reserves Portfolio

          The goal of U.S. Treasury Reserves Portfolio is to provide its investors with liquidity and as high a level of current income from U.S. government obligations as is consistent with the preservation of capital. The Portfolio’s goal may be changed without the approval of its investors, but not without written notice thereof to the Portfolio’s investors at least 30 days prior to implementing the change. Of course, there is no assurance that the Portfolio will achieve its goal.

Prime Cash Reserves Portfolio

          The goal of Prime Cash Reserves Portfolio is to provide its investors with liquidity and as high a level of current income as is consistent with preservation of capital. The Portfolio’s goal may be changed without the approval of its investors, but not without written notice thereof to the Portfolio’s investors at least 30 days prior to implementing the change. Of course, there is no assurance that the Portfolio will achieve its goal.

Institutional Enhanced Portfolio

          The goal of Institutional Enhanced Portfolio is to provide its investors with a higher level of income than a money market fund and greater principal safety and stability than a portfolio investing in intermediate and long-term fixed-income securities. The Portfolio’s goal may be changed without the approval of its investors, but not without written notice thereof to the Portfolio’s investors at least 30 days prior to implementing the change. Of course, there is no assurance that the Portfolio will achieve its goal.

MAIN INVESTMENT STRATEGIES

Liquid Reserves Portfolio

          Liquid Reserves Portfolio may invest in all types of high quality, short-term money market instruments denominated in U.S. dollars. These may include:

  obligations of U.S. and non-U.S. banks and other U.S. and foreign private issuers;

  commercial paper and asset-backed securities;
  obligations of the U.S. government and its agencies and instrumentalities, and repurchase agreements for these obligations; and

  obligations issued or guaranteed by the governments of Western Europe, Australia, Japan and Canada.

          The Portfolio may invest more than 25% of its assets in bank obligations, such as certificates of deposit, fixed time deposits and bankers’ acceptances.

          The Portfolio may invest in instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features. More about these structured instruments is included below.

     The Portfolio invests in securities that, at the time of purchase, are rated in the highest short-term rating category by nationally recognized rating agencies, such as Moody’s or Standard & Poor’s, or, if unrated, are deemed by the subadviser to be of equivalent quality.

     The Portfolio invests in securities that, at the time of purchase, have remaining maturities of 397 days or less. The Portfolio maintains a dollar-weighted average portfolio maturity of 90 days or less.

     The Portfolio’s investment objectives and principal investment strategies are described above. This section provides information about the portfolio managers’ selection process and additional information regarding investment strategies that may be used by the Portfolio.

     The Portfolio’s investment objective and strategies may be changed without shareholder approval.

     Selection process. In selecting individual securities, the portfolio managers use a “top-down” approach. When using a “top-down” approach, the portfolio managers:

  Review broad economic factors and market conditions, such as prevailing and anticipated interest rates

  On the basis of those factors and conditions, select optimal interest rates and maturities and choose certain sectors or industries within the overall market

  Analyze individual issuers within those sectors or industries to select securities for the investment portfolio

     Since the Portfolio maintains a weighted average maturity of no more than 90 days, many of its investments are held until maturity. The portfolio managers may sell a security before maturity when it is necessary to do so to meet redemption requests. The portfolio managers may also sell a security if the portfolio managers believe the issuer is no longer as creditworthy, or in order to adjust the average weighted maturity of the Portfolio’s portfolio (for example, to reflect changes in the portfolio managers’ expectations concerning interest rates), or when the portfolio managers believe there is superior value in other market sectors or industries.

     Money market instruments. Money market instruments are typically short-term IOUs issued by banks or other non-governmental issuers, the U.S. or foreign governments, or state or local governments. Money market instruments generally have maturity dates of 13 months or less, and may pay interest at fixed, floating or adjustable rates, or may be purchased at a discount. Money market instruments may include certificates of deposit, bankers’ acceptances, variable rate demand securities (where the interest rate is reset periodically and the holder may demand payment from the issuer or another obligor at any time), preferred shares, fixed-term obligations, commercial paper (short-term unsecured debt), asset-backed commercial paper, other mortgage-backed and asset-backed securities (which are backed by pools of mortgages, loans or accounts receivable such as car installment or credit card receivables) and repurchase agreements. Asset-backed commercial paper typically is issued by structured investment vehicles or other conduits and refers to a debt security with an original term to maturity of up to 270 days, the payment of which is supported by cash flows from underlying assets, or one or more liquidity or credit support providers, or both. In a repurchase agreement, the seller sells a security and agrees to buy it back at a later date (usually within seven days) and at a higher price, which reflects an agreed-upon interest rate.

     Government securities. U.S. government securities are obligations of, or guaranteed by, the U.S. government, its agencies or government-sponsored entities. Although the U.S. government guarantees principal and interest payments on securities issued by the U.S. government and some of its agencies, such as securities issued by the Government National Mortgage Association (Ginnie Mae), this guarantee does not apply to losses resulting from declines in the market value of these securities.

     Some of the U.S. government securities that the Portfolio may hold are not guaranteed or backed by the full faith and credit of the U.S. government, such as those issued by the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac). Although the U.S. government has recently provided financial support to Fannie Mae and Freddie Mac, there can be no assurance that it will support these or other government-sponsored enterprises in the future.

     Credit downgrades and other credit events. If, after purchase, the credit rating on a security is downgraded or the credit quality deteriorates, or if the maturity is extended, the Portfolio’s subadviser or Board (where required by applicable regulations) will decide whether the security should be held or sold. Upon the occurrence of certain triggering events or defaults on a security held by the Portfolio, or if an obligor of such a security has difficulty meeting its obligations, the Portfolio may obtain a new or restructured security or underlying assets. In that case, the Portfolio may become the holder of securities or other assets that it could not otherwise purchase (for example, because they are of lower quality or are subordinated to other obligations of the issuer) at a time when those assets may be difficult to sell or can be sold only at a loss. In addition, the Portfolio may incur expenses to protect the Portfolio’s interest in securities experiencing these events.

     Structured instruments. The Portfolio may invest in instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features. These include instruments issued by structured investment or special purpose vehicles or conduits, and may be asset-backed or mortgage-backed securities. Structured instruments may take the form of participation interests or receipts in underlying securities or other assets, and in some cases are backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed interest rate on an underlying security. Structured instruments are a type of derivative instrument and the payment and credit qualities of these instruments derive from the assets embedded in the structure.

     Mortgage-backed and asset-backed securities. Mortgage-backed securities may be issued by private issuers, by government-sponsored entities such as the Federal National Mortgage Association (Fannie Mae) or the Federal Home Loan Mortgage Corporation (Freddie Mac) or by agencies of the U.S. government, such as the Government National Mortgage Association (Ginnie Mae). Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property.

     Unlike mortgage-related securities issued or guaranteed by agencies of the U.S. government or government-sponsored entities, mortgage-related securities issued by private issuers do not have a government or government-sponsored entity guarantee (but may have other credit enhancement), and may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics. Mortgage-backed securities are also particularly susceptible to prepayment and extension risks, because prepayments on the underlying mortgages tend to increase when interest rates fall and decrease when interest rates rise.

     Asset-backed securities represent participations in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables. Certain asset-backed securities present a heightened level of risk because, in the event of default, the liquidation value of the underlying assets may be inadequate to pay any unpaid principal or interest.

     The value of mortgage-backed and asset-backed securities may be affected by changes in credit quality or value of the mortgage loans or other assets that support the securities. For mortgage derivatives and structured securities that have embedded leverage features, small changes in interest or prepayment rates may cause large and sudden price movements. Mortgage derivatives can also become illiquid and hard to value in declining markets.

     Municipal securities. Municipal securities include general obligation bonds, revenue bonds, housing authority bonds, private activity bonds, industrial development bonds, residual interest bonds, tender option bonds, tax and revenue anticipation notes, bond anticipation notes, tax-exempt commercial paper, municipal leases, participation certificates and custodial receipts. General obligation bonds are backed by the full faith and credit of the issuing entity. Revenue bonds are typically used to fund public works projects, such as toll roads, airports and transportation facilities, that are expected to produce income sufficient to make the payments on the bonds, since they are not backed by the full taxing power of the municipality. Housing authority bonds are used primarily to fund low to middle income residential projects and may be backed by the payments made on the underlying mortgages. Tax and revenue anticipation notes are generally issued in order to finance short-term cash needs or, occasionally, to finance construction. Bond anticipation notes are issued with the expectation that their principal and interest will be paid out of proceeds from renewal notes or bonds and may be issued to finance such items as land acquisition, facility acquisition and/or construction and capital improvement projects. Some of these securities may have stated final maturities of more than 397 days but have demand features that entitle the Portfolio to receive the principal amount of the securities either at any time or at specified intervals.

     Municipal securities include municipal lease obligations, which are undivided interests issued by a state or municipality in a lease or installment purchase contract which generally relates to equipment or facilities. In some cases payments under municipal leases do not have to be made unless money is specifically approved for that purpose by an appropriate legislative body.

     The interest on municipal securities in the opinion of bond counsel at the time of purchase, is exempt from regular federal income tax. There is no guarantee that this opinion is correct, and there is no assurance that the Internal Revenue Service (the “IRS”) will agree with bond counsel’s opinion. If the IRS determines that an issuer of a municipal security has not complied with applicable tax requirements, interest from the security could become subject to federal income tax, possibly retroactively to the date the security was issued, and the value of the security could decline significantly and a portion of the distributions to Portfolio investors could be recharacterized as taxable. Future litigation or legislation could adversely affect the tax status of municipal securities held by the Portfolio.

     Defensive investing. The Portfolio may hold cash uninvested and if so, the Portfolio may be subject to risk with respect to the depository institution holding the cash. In addition, the Portfolio would not earn income on those assets and the Portfolio’s yield would go down. If the Portfolio takes a temporary defensive position, it may be unable to achieve its investment objective.

     When-issued securities, delayed delivery and forward commitment transactions. The Portfolio may purchase securities under arrangements (called when-issued, delayed delivery or forward commitment basis) where the securities will not be delivered or paid for immediately. The Portfolio will set aside assets to pay for these securities at the time of the agreement. Such transactions involve a risk of loss if the value of the securities declines prior to the settlement date or if the assets set aside to pay for these securities decline in value prior to the settlement date. Therefore, these transactions may have a leveraging effect on the Portfolio, making the value of an investment in the Portfolio more volatile and increasing the Portfolio’s overall investment exposure. Typically, no income accrues on securities the Portfolio has committed to purchase prior to the time delivery of the securities is made, although the Portfolio may earn income on securities it has segregated or “earmarked” to cover these positions.

     Reverse repurchase agreements and other borrowings. The Portfolio may borrow money as a means of raising money to satisfy redemption requests or for other temporary or emergency purposes by entering into reverse repurchase agreements or other borrowing transactions. In a reverse repurchase agreement, the Portfolio sells securities to a counterparty, in return for cash, and the Portfolio agrees to repurchase the securities at a later date and for a higher price, representing the cost to the Portfolio for the money borrowed. Although not intended to be used for leveraging purposes, reverse repurchase agreements and other borrowing transactions may make the value of an investment in the Portfolio more volatile and increase the Portfolio’s overall investment exposure.

     Other investments. The Portfolio may also use other strategies and invest in other securities that are described, along with their risks, in Part B to this Registration Statement. However, the Portfolio might not use all of the strategies and techniques or invest in all of the types of securities described in this Part A or in Part B to this Registration Statement. There are also many other factors, which are not described here, that could adversely affect your investment and that could prevent the Portfolio from achieving its investment objective.

     Portfolio holdings. The Portfolio’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities are described in Part B to this Registration Statement.

Tax Free Reserves Portfolio

     Under normal circumstances, Tax Free Reserves Portfolio invests at least 80% of its assets in short-term high quality municipal obligations (“municipal securities”) whose interest is exempt from federal income tax, including the alternative minimum tax (“AMT”). This policy may not be changed without a shareholder vote. Except for this policy, the Portfolio’s investment objective and strategies may be changed without shareholder approval.

     Municipal securities include debt obligations issued by any of the 50 states and their political subdivisions, agencies and public authorities, certain other qualifying governmental issuers (such as Puerto Rico, the U.S. Virgin Islands and Guam) or other qualifying issuers, participation or other interests in these securities and other structured securities. Although municipal securities are issued by qualifying issuers, payments of principal and interest on municipal securities may be derived solely from revenues from certain facilities, mortgages or private industries, and may not be backed by the issuers themselves.

     The rate of interest paid on these securities normally is lower than the rate of interest paid on fully taxable securities.

     Subject to this 80% policy, the Portfolio may invest in high quality securities that pay interest that is subject to federal income tax or the AMT. These investments would cause the amount of the Portfolio’s income that is subject to tax to increase.

     The Portfolio may invest in participation or other interests in municipal securities that are issued by U.S. and non-U.S. banks, insurance companies or other financial institutions. The Portfolio may invest more than 25% of its assets in participation interests in municipal securities that are issued by banks and/or backed by bank obligations. In a participation interest, the bank sells undivided interests in a municipal obligation it owns. These interests may be supported by a bank letter of credit or guarantee. The interest rate generally is adjusted periodically, and the holder can sell back to the issuer after a specified notice period. If interest rates rise or fall, the rates on participation interests and other variable rate instruments generally will be readjusted.

     The Portfolio may invest in instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features. Structured instruments may take the form of participation interests or receipts in underlying securities or other assets, and in some cases are backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed interest rate on an underlying security, and some may be asset-backed or mortgage-backed securities. Structured instruments are a type of derivative instrument and the payment and credit qualities of these instruments derive from the assets embedded in the structure.

     The Portfolio invests in securities that, at the time of purchase, are rated in one of the two highest short-term rating categories by nationally recognized rating agencies, such as Moody’s or Standard & Poor’s, or, if unrated, in the subadviser’s opinion, are of comparable quality.

     The Portfolio invests in securities that, at the time of purchase, have remaining maturities of 397 days or less. The Portfolio maintains a dollar-weighted average portfolio maturity of 90 days or less.

     The Portfolio’s investment objectives and principal investment strategies are described above. This section provides information about the portfolio managers’ selection process and additional information regarding investment strategies that may be used by the Portfolio.

     Except for the Portfolio’s policy with respect to its investment in municipal securities, its investment objectives and strategies may be changed without shareholder approval.

     Selection process. In selecting individual securities, the portfolio managers use a “top-down” approach. When using a “top-down” approach, the portfolio managers:

      • Review broad economic factors and market conditions, such as prevailing and anticipated interest rates

     • On the basis of those factors and conditions, select optimal interest rates and maturities and choose certain sectors or industries within the overall market

      • Analyze individual issuers within those sectors or industries to select securities for the investment portfolio

     Since the Portfolio maintains a weighted average maturity of no more than 90 days, many of its investments are held until maturity. The portfolio managers may sell a security before maturity when it is necessary to do so to meet redemption requests. The portfolio managers may also sell a security if the portfolio managers believe the issuer is no longer as creditworthy, or in order to adjust the average weighted maturity of the Portfolio’s portfolio (for example, to reflect changes in the portfolio managers’ expectations concerning interest rates), or when the portfolio managers believe there is superior value in other market sectors or industries.

     Money market instruments. Money market instruments are typically short-term IOUs issued by banks or other non-governmental issuers, the U.S. or foreign governments, or state or local governments. Money market instruments generally have maturity dates of 13 months or less, and may pay interest at fixed, floating or adjustable rates, or may be purchased at a discount. Money market instruments may include certificates of deposit, bankers’ acceptances, variable rate demand securities (where the interest rate is reset periodically and the holder may demand payment from the issuer or another obligor at any time), preferred shares, fixed-term obligations, commercial paper (short-term unsecured debt), asset-backed commercial paper, other mortgage-backed and asset-backed securities (which are backed by pools of mortgages, loans or accounts receivable such as car installment or credit card receivables) and repurchase agreements. Asset-backed commercial paper typically is issued by structured investment vehicles or other conduits and refers to a debt security with an original term to maturity of up to 270 days, the payment of which is supported by cash flows from underlying assets, or one or more liquidity or credit support providers, or both. In a repurchase agreement, the seller sells a security and agrees to buy it back at a later date (usually within seven days) and at a higher price, which reflects an agreed-upon interest rate.

     The Portfolio may invest in taxable money market instruments to the extent consistent with its investment policies.

     Government securities. U.S. government securities are obligations of, or guaranteed by, the U.S. government, its agencies or government-sponsored entities. Although the U.S. government guarantees principal and interest payments on securities issued by the U.S. government and some of its agencies, such as securities issued by the Government National Mortgage Association (Ginnie Mae), this guarantee does not apply to losses resulting from declines in the market value of these securities.

     Some of the U.S. government securities that the Portfolio may hold are not guaranteed or backed by the full faith and credit of the U.S. government, such as those issued by the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac). Although the U.S. government has recently provided financial support to Fannie Mae and Freddie Mac, there can be no assurance that it will support these or other government-sponsored enterprises in the future.

     Credit downgrades and other credit events. If, after purchase, the credit rating on a security is downgraded or the credit quality deteriorates, or if the maturity is extended, the Portfolio’s subadviser or Board (where required by applicable regulations) will decide whether the security should be held or sold. Upon the occurrence of certain triggering events or defaults on a security held by the Portfolio, or if an obligor of such a security has difficulty meeting its obligations, the Portfolio may obtain a new or restructured security or underlying assets. In that case, the Portfolio may become the holder of securities or other assets that it could not otherwise purchase (for example, because they are of lower quality or are subordinated to other obligations of the issuer) at a time when those assets may be difficult to sell or can be sold only at a loss. In addition, the Portfolio may incur expenses to protect the Portfolio’s interest in securities experiencing these events.

     Structured instruments. The Portfolio may invest in instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features. These include instruments issued by structured investment or special purpose vehicles or conduits, and may be asset-backed or mortgage-backed securities. Structured instruments may take the form of participation interests or receipts in underlying securities or other assets, and in some cases are backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed interest rate on an underlying security. Structured instruments are a type of derivative instrument and the payment and credit qualities of these instruments derive from the assets embedded in the structure.

     Mortgage-backed and asset-backed securities. Mortgage-backed securities may be issued by private issuers, by government-sponsored entities such as the Federal National Mortgage Association (Fannie Mae) or the Federal Home Loan Mortgage Corporation (Freddie Mac) or by agencies of the U.S. government, such as the Government National Mortgage Association (Ginnie Mae). Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property.

     Unlike mortgage-related securities issued or guaranteed by agencies of the U.S. government or government-sponsored entities, mortgage-related securities issued by private issuers do not have a government or government-sponsored entity guarantee (but may have other credit enhancement), and may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics. Mortgage-backed securities are also particularly susceptible to prepayment and extension risks, because prepayments on the underlying mortgages tend to increase when interest rates fall and decrease when interest rates rise.

     Asset-backed securities represent participations in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables. Certain asset-backed securities present a heightened level of risk because, in the event of default, the liquidation value of the underlying assets may be inadequate to pay any unpaid principal or interest.

     The value of mortgage-backed and asset-backed securities may be affected by changes in credit quality or value of the mortgage loans or other assets that support the securities. For mortgage derivatives and structured securities that have embedded leverage features, small changes in interest or prepayment rates may cause large and sudden price movements. Mortgage derivatives can also become illiquid and hard to value in declining markets.

     Municipal securities. Municipal securities include general obligation bonds, revenue bonds, housing authority bonds, private activity bonds, industrial development bonds, residual interest bonds, tender option bonds, tax and revenue anticipation notes, bond anticipation notes, tax-exempt commercial paper, municipal leases, participation certificates and custodial receipts. General obligation bonds are backed by the full faith and credit of the issuing entity. Revenue bonds are typically used to fund public works projects, such as toll roads, airports and transportation facilities, that are expected to produce income sufficient to make the payments on the bonds, since they are not backed by the full taxing power of the municipality. Housing authority bonds are used primarily to fund low to middle income residential projects and may be backed by the payments made on the underlying mortgages. Tax and revenue anticipation notes are generally issued in order to finance short-term cash needs or, occasionally, to finance construction. Bond anticipation notes are issued with the expectation that their principal and interest will be paid out of proceeds from renewal notes or bonds and may be issued to finance such items as land acquisition, facility acquisition and/or construction and capital improvement projects. Some of these securities may have stated final maturities of more than 397 days but have demand features that entitle the Portfolio to receive the principal amount of the securities either at any time or at specified intervals.

     Municipal securities include municipal lease obligations, which are undivided interests issued by a state or municipality in a lease or installment purchase contract which generally relates to equipment or facilities. In some cases payments under municipal leases do not have to be made unless money is specifically approved for that purpose by an appropriate legislative body.

     The interest on municipal securities in the opinion of bond counsel at the time of purchase, is exempt from regular federal income tax. There is no guarantee that this opinion is correct, and there is no assurance that the

Internal Revenue Service (the “IRS”) will agree with bond counsel’s opinion. If the IRS determines that an issuer of a municipal security has not complied with applicable tax requirements, interest from the security could become subject to federal income tax, possibly retroactively to the date the security was issued, and the value of the security could decline significantly and a portion of the distributions to Portfolio investors could be recharacterized as taxable. Future litigation or legislation could adversely affect the tax status of municipal securities held by a fund.

     Defensive investing. The Portfolio may depart from its principal investment strategies in response to adverse market, economic or political conditions by taking temporary defensive positions and investing without limit in any type of high quality taxable money market instruments and short-term debt securities or cash without regard to any percentage limitations. The Portfolio may hold cash uninvested and if so, the Portfolio may be subject to risk with respect to the depository institution holding the cash. In addition, the Portfolio would not earn income on those assets and the Portfolio’s yield would go down. If the Portfolio takes a temporary defensive position, it may be unable to achieve its investment objective.

     When-issued securities, delayed delivery and forward commitment transactions. The Portfolio may purchase securities under arrangements (called when-issued, delayed delivery or forward commitment basis) where the securities will not be delivered or paid for immediately. The Portfolio will set aside assets to pay for these securities at the time of the agreement. Such transactions involve a risk of loss if the value of the securities declines prior to the settlement date or if the assets set aside to pay for these securities decline in value prior to the settlement date. Therefore, these transactions may have a leveraging effect on the Portfolio, making the value of an investment in the Portfolio more volatile and increasing the Portfolio’s overall investment exposure. Typically, no income accrues on securities the Portfolio has committed to purchase prior to the time delivery of the securities is made, although the Portfolio may earn income on securities it has segregated or “earmarked” to cover these positions.

     Reverse repurchase agreements and other borrowings. The Portfolio may borrow money as a means of raising money to satisfy redemption requests or for other temporary or emergency purposes by entering into reverse repurchase agreements or other borrowing transactions. In a reverse repurchase agreement, the Portfolio sells securities to a counterparty, in return for cash, and the Portfolio agrees to repurchase the securities at a later date and for a higher price, representing the cost to the Portfolio for the money borrowed. Although not intended to be used for leveraging purposes, reverse repurchase agreements and other borrowing transactions may make the value of an investment in the Portfolio more volatile and increase the Portfolio’s overall investment exposure.

     Other investments. The Portfolio may also use other strategies and invest in other securities that are described, along with their risks, in Part B to this Registration Statement. However, the Portfolio might not use all of the strategies and techniques or invest in all of the types of securities described in this Part A or in Part B to this Registration Statement. There are also many other factors, which are not described here, that could adversely affect your investment and that could prevent the Portfolio from achieving its investment objective.

     Portfolio holdings. The Portfolio’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities are described in Part B to this Registration Statement.

U.S. Treasury Reserves Portfolio.

     The Portfolio, under normal circumstances, invests all of its assets in direct obligations of the U.S. Treasury, including U.S. Treasury bills, notes and bonds.

           Although the Portfolio invests in U.S. government obligations, an investment in the Portfolio is neither insured nor guaranteed by the U.S. government.

     The Portfolio invests in securities that, at the time of purchase, have remaining maturities of 397 days or less. The Portfolio is permitted to maintain a weighted average maturity of up to 90 days, although under normal circumstances, the Portfolio will maintain a shorter maturity. The Portfolio may not generate as high a yield as other funds with longer weighted average maturities.

     An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.

     The Portfolio’s investment objectives and principal investment strategies are described above. This section provides information about the portfolio managers’ selection process and additional information regarding investment strategies that may be used by the Portfolio.

     The Portfolio’s investment objectives and strategies may be changed without shareholder approval.

     Selection process. In selecting individual securities, the portfolio managers use a “top-down” approach. When using a “top-down” approach, the portfolio managers:

  Review broad economic factors and market conditions, such as prevailing and anticipated interest rates

  On the basis of those factors and conditions, select optimal interest rates and maturities and choose certain sectors or industries within the overall market

  Analyze individual issuers within those sectors or industries to select securities for the investment portfolio

     Since the Portfolio maintains a weighted average maturity of no more than 90 days, many of its investments are held until maturity. The portfolio managers may sell a security before maturity when it is necessary to do so to meet redemption requests. The portfolio managers may also sell a security if the portfolio managers believe the issuer is no longer as creditworthy, or in order to adjust the average weighted maturity of the Portfolio’s portfolio (for example, to reflect changes in the portfolio managers’ expectations concerning interest rates), or when the portfolio managers believe there is superior value in other market sectors or industries.

     Money market instruments. Money market instruments are typically short-term IOUs issued by banks or other non-governmental issuers, the U.S. or foreign governments, or state or local governments. Money market instruments generally have maturity dates of 13 months or less, and may pay interest at fixed, floating or adjustable rates, or may be purchased at a discount. Money market instruments may include certificates of deposit, bankers’ acceptances, variable rate demand securities (where the interest rate is reset periodically and the holder may demand payment from the issuer or another obligor at any time), preferred shares, fixed-term obligations, commercial paper (short-term unsecured debt), asset-backed commercial paper, other mortgage-backed and asset-backed securities (which are backed by pools of mortgages, loans or accounts receivable such as car installment or credit card receivables) and repurchase agreements. Asset-backed commercial paper typically is issued by structured investment vehicles or other conduits and refers to a debt security with an original term to maturity of up to 270 days, the payment of which is supported by cash flows from underlying assets, or one or more liquidity or credit support providers, or both. In a repurchase agreement, the seller sells a security and agrees to buy it back at a later date (usually within seven days) and at a higher price, which reflects an agreed-upon interest rate.

     Government securities. U.S. government securities are obligations of, or guaranteed by, the U.S. government, its agencies or government-sponsored entities. Although the U.S. government guarantees principal and interest payments on securities issued by the U.S. government and some of its agencies, such as securities issued by the Government National Mortgage Association (Ginnie Mae), this guarantee does not apply to losses resulting from declines in the market value of these securities.

     Some of the U.S. government securities that a fund may hold are not guaranteed or backed by the full faith and credit of the U.S. government, such as those issued by the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac). Although the U.S. government has recently provided financial support to Fannie Mae and Freddie Mac, there can be no assurance that it will support these or other government-sponsored enterprises in the future.

     Credit downgrades and other credit events. If, after purchase, the credit rating on a security is downgraded or the credit quality deteriorates, or if the maturity is extended, the Portfolio’s subadviser or Board (where required by applicable regulations) will decide whether the security should be held or sold. Upon the occurrence of certain triggering events or defaults on a security held by the Portfolio, or if an obligor of such a security has difficulty meeting its obligations, the Portfolio may obtain a new or restructured security or underlying assets. In that case, the Portfolio may become the holder of securities or other assets that it could not otherwise purchase (for example, because they are of lower quality or are subordinated to other obligations of the issuer) at a time when those assets may be difficult to sell or can be sold only at a loss. In addition, the Portfolio may incur expenses to protect the Portfolio’s interest in securities experiencing these events.

     Defensive investing. The Portfolio may invest only in direct obligations of the U.S. Treasury, including U.S. Treasury bills, notes and bonds. In the event of unusual circumstances where these securities are not available for purchase, or when the Subadviser deems it appropriate, including during periods when the interest rate on newly-issued U.S Treasury securities is extremely low, or where no interest is paid at all the Portfolio may hold cash uninvested with respect to some of its assets for a period of time.

     The Portfolio may hold cash uninvested and if so, the Portfolio may be subject to risk with respect to the depository institution holding the cash.  In addition, the Portfolio would not earn income on those assets and the Portfolio’s yield would go down.

     If the Portfolio takes a temporary defensive position, it may be unable to achieve its investment objective.

     When-issued securities, delayed delivery and forward commitment transactions. The Portfolio may purchase securities under arrangements (called when-issued, delayed delivery or forward commitment basis) where the securities will not be delivered or paid for immediately. The Portfolio will set aside assets to pay for these securities at the time of the agreement. Such transactions involve a risk of loss if the value of the securities declines prior to the settlement date or if the assets set aside to pay for these securities decline in value prior to the settlement date. Therefore, these transactions may have a leveraging effect on the Portfolio, making the value of an investment in the Portfolio more volatile and increasing the Portfolio’s overall investment exposure. Typically, no income accrues on securities the Portfolio has committed to purchase prior to the time delivery of the securities is made, although the Portfolio may earn income on securities it has segregated or “earmarked” to cover these positions.

     Reverse repurchase agreements and other borrowings. The Portfolio may borrow money as a means of raising money to satisfy redemption requests or for other temporary or emergency purposes by entering into reverse repurchase agreements or other borrowing transactions. In a reverse repurchase agreement, the Portfolio sells securities to a counterparty, in return for cash, and the Portfolio agrees to repurchase the securities at a later date and for a higher price, representing the cost to the Portfolio for the money borrowed. Although not intended to be used for leveraging purposes, reverse repurchase agreements and other borrowing transactions may make the value of an investment in the Portfolio more volatile and increase the Portfolio’s overall investment exposure.

     Other investments. The Portfolio may also use other strategies and invest in other securities that are described, along with their risks, in Part B to this Registration Statement. However, the Portfolio might not use all of the strategies and techniques or invest in all of the types of securities described in this Part A or in Part B to this Registration Statement. There are also many other factors, which are not described here, that could adversely affect your investment and that could prevent the Portfolio from achieving its investment objective.

      Portfolio holdings. The Portfolio’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities are described in Part B to this Registration Statement.

Prime Cash Reserves Portfolio

          Prime Cash Reserves Portfolio’s principal investment strategies are the strategies that, in the opinion of the Portfolio’s portfolio manager, are most likely to be important in trying to achieve the Portfolio’s investment goal. Of course, there can be no assurance that the Portfolio will achieve its goal. Please note that the Portfolio may also use strategies and invest in securities that are not described below but that are described in Part B to this Registration Statement. The Portfolio might not use all of the strategies and techniques or invest in all of the types of securities described in this Part A or in Part B to this Registration Statement.

          Prime Cash Reserves Portfolio may invest in all types of high quality, short-term money market instruments denominated in U.S. dollars. These may include:

  obligations of U.S. and non-U.S. banks and other U.S. and foreign private issuers;

  commercial paper and asset-backed securities;
  obligations of the U.S. government and its agencies and instrumentalities, and repurchase agreements for these obligations; and

  obligations issued or guaranteed by the governments of Western Europe, Australia, Japan and Canada.

          The Portfolio may invest more than 25% of its assets in bank obligations, such as certificates of deposit, fixed time deposits and bankers’ acceptances.

          The Portfolio may invest in instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features. More about these structured instruments is included below.

     The Portfolio’s investment objectives and principal investment strategies are described above. This section provides information about the portfolio managers’ selection process and additional information regarding investment strategies that may be used by the Portfolio.

     The Portfolio’s investment objectives and strategies may be changed without shareholder approval.

     Selection process. In selecting individual securities, the portfolio managers use a “top-down” approach. When using a “top-down” approach, the portfolio managers:

  Review broad economic factors and market conditions, such as prevailing and anticipated interest rates

  On the basis of those factors and conditions, select optimal interest rates and maturities and choose certain sectors or industries within the overall market

  Analyze individual issuers within those sectors or industries to select securities for the investment portfolio

     Since the Portfolio maintains a weighted average maturity of no more than 90 days, many of its investments are held until maturity. The portfolio managers may sell a security before maturity when it is necessary to do so to meet redemption requests. The portfolio managers may also sell a security if the portfolio managers believe the issuer is no longer as creditworthy, or in order to adjust the average weighted maturity of the Portfolio’s portfolio (for example, to reflect changes in the portfolio managers’ expectations concerning interest rates), or when the portfolio managers believe there is superior value in other market sectors or industries.

      Money market instruments. Money market instruments are typically short-term IOUs issued by banks or other non-governmental issuers, the U.S. or foreign governments, or state or local governments. Money market instruments generally have maturity dates of 13 months or less, and may pay interest at fixed, floating or adjustable rates, or may be purchased at a discount. Money market instruments may include certificates of deposit, bankers’ acceptances, variable rate demand securities (where the interest rate is reset periodically and the holder may demand payment from the issuer or another obligor at any time), preferred shares, fixed-term obligations, commercial paper (short-term unsecured debt), asset-backed commercial paper, other mortgage-backed and asset-backed securities (which are backed by pools of mortgages, loans or accounts receivable such as car installment or credit card receivables) and repurchase agreements. Asset-backed commercial paper typically is issued by structured investment vehicles or other conduits and refers to a debt security with an original term to maturity of up to 270 days, the payment of which is supported by cash flows from underlying assets, or one or more liquidity or credit support providers, or both. In a repurchase agreement, the seller sells a security and agrees to buy it back at a later date (usually within seven days) and at a higher price, which reflects an agreed-upon interest rate.

      Government securities. U.S. government securities are obligations of, or guaranteed by, the U.S. government, its agencies or government-sponsored entities. Although the U.S. government guarantees principal and interest payments on securities issued by the U.S. government and some of its agencies, such as securities issued by the Government National Mortgage Association (Ginnie Mae), this guarantee does not apply to losses resulting from declines in the market value of these securities.

     Some of the U.S. government securities that the Portfolio may hold are not guaranteed or backed by the full faith and credit of the U.S. government, such as those issued by the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac). Although the U.S. government has recently provided financial support to Fannie Mae and Freddie Mac, there can be no assurance that it will support these or other government-sponsored enterprises in the future.

      Credit downgrades and other credit events. If, after purchase, the credit rating on a security is downgraded or the credit quality deteriorates, or if the maturity is extended, the Portfolio’s subadviser or Board (where required by applicable regulations) will decide whether the security should be held or sold. Upon the occurrence of certain triggering events or defaults on a security held by the Portfolio, or if an obligor of such a security has difficulty meeting its obligations, the Portfolio may obtain a new or restructured security or underlying assets. In that case, the Portfolio may become the holder of securities or other assets that it could not otherwise purchase (for example, because they are of lower quality or are subordinated to other obligations of the issuer) at a time when those assets may be difficult to sell or can be sold only at a loss. In addition, the Portfolio may incur expenses to protect the Portfolio’s interest in securities experiencing these events.

      Structured instruments. The Portfolio may invest in instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features. These include instruments issued by structured investment or special purpose vehicles or conduits, and may be asset-backed or mortgage-backed securities. Structured instruments may take the form of participation interests or receipts in underlying securities or other assets, and in some cases are backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed interest rate on an underlying security. Structured instruments are a type of derivative instrument and the payment and credit qualities of these instruments derive from the assets embedded in the structure.

      Mortgage-backed and asset-backed securities. Mortgage-backed securities may be issued by private issuers, by government-sponsored entities such as the Federal National Mortgage Association (Fannie Mae) or the Federal Home Loan Mortgage Corporation (Freddie Mac) or by agencies of the U.S. government, such as the Government National Mortgage Association (Ginnie Mae). Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property.

     Unlike mortgage-related securities issued or guaranteed by agencies of the U.S. government or government-sponsored entities, mortgage-related securities issued by private issuers do not have a government or government-sponsored entity guarantee (but may have other credit enhancement), and may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics. Mortgage-backed securities are also particularly susceptible to prepayment and extension risks, because prepayments on the underlying mortgages tend to increase when interest rates fall and decrease when interest rates rise.

     Asset-backed securities represent participations in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables. Certain asset-backed securities present a heightened level of risk because, in the event of default, the liquidation value of the underlying assets may be inadequate to pay any unpaid principal or interest.

     The value of mortgage-backed and asset-backed securities may be affected by changes in credit quality or value of the mortgage loans or other assets that support the securities. For mortgage derivatives and structured securities that have embedded leverage features, small changes in interest or prepayment rates may cause large and sudden price movements. Mortgage derivatives can also become illiquid and hard to value in declining markets.

      Municipal securities. Municipal securities include general obligation bonds, revenue bonds, housing authority bonds, private activity bonds, industrial development bonds, residual interest bonds, tender option bonds, tax and revenue anticipation notes, bond anticipation notes, tax-exempt commercial paper, municipal leases, participation certificates and custodial receipts. General obligation bonds are backed by the full faith and credit of the issuing entity. Revenue bonds are typically used to fund public works projects, such as toll roads, airports and transportation facilities, that are expected to produce income sufficient to make the payments on the bonds, since they are not backed by the full taxing power of the municipality. Housing authority bonds are used primarily to fund low to middle income residential projects and may be backed by the payments made on the underlying mortgages. Tax and revenue anticipation notes are generally issued in order to finance short-term cash needs or, occasionally, to finance construction. Bond anticipation notes are issued with the expectation that their principal and interest will be paid out of proceeds from renewal notes or bonds and may be issued to finance such items as land acquisition, facility acquisition and/or construction and capital improvement projects. Some of these securities may have stated final maturities of more than 397 days but have demand features that entitle the Portfolio to receive the principal amount of the securities either at any time or at specified intervals.

     Municipal securities include municipal lease obligations, which are undivided interests issued by a state or municipality in a lease or installment purchase contract which generally relates to equipment or facilities. In some cases payments under municipal leases do not have to be made unless money is specifically approved for that purpose by an appropriate legislative body.

     The interest on municipal securities in the opinion of bond counsel at the time of purchase, is exempt from regular federal income tax. There is no guarantee that this opinion is correct, and there is no assurance that the Internal Revenue Service (the “IRS”) will agree with bond counsel’s opinion. If the IRS determines that an issuer of a municipal security has not complied with applicable tax requirements, interest from the security could become subject to federal income tax, possibly retroactively to the date the security was issued, and the value of the security could decline significantly and a portion of the distributions to Portfolio investors could be recharacterized as taxable. Future litigation or legislation could adversely affect the tax status of municipal securities held by the Portfolio.

      Defensive investing. The Portfolio may hold cash uninvested and if so, the Portfolio may be subject to risk with respect to the depository institution holding the cash. In addition, the Portfolio would not earn income on those assets and the Portfolio’s yield would go down. If the Portfolio takes a temporary defensive position, it may be unable to achieve its investment objective.

      When-issued securities, delayed delivery and forward commitment transactions. The Portfolio may purchase securities under arrangements (called when-issued, delayed delivery or forward commitment basis) where the securities will not be delivered or paid for immediately. The Portfolio will set aside assets to pay for these securities at the time of the agreement. Such transactions involve a risk of loss if the value of the securities declines prior to the settlement date or if the assets set aside to pay for these securities decline in value prior to the settlement date. Therefore, these transactions may have a leveraging effect on the Portfolio, making the value of an investment in the Portfolio more volatile and increasing the Portfolio’s overall investment exposure. Typically, no income accrues on securities the Portfolio has committed to purchase prior to the time delivery of the securities is made, although the Portfolio may earn income on securities it has segregated or “earmarked” to cover these positions.

      Reverse repurchase agreements and other borrowings. The Portfolio may borrow money as a means of raising money to satisfy redemption requests or for other temporary or emergency purposes by entering into reverse repurchase agreements or other borrowing transactions. In a reverse repurchase agreement, the Portfolio sells securities to a counterparty, in return for cash, and the Portfolio agrees to repurchase the securities at a later date and for a higher price, representing the cost to the Portfolio for the money borrowed. Although not intended to be used for leveraging purposes, reverse repurchase agreements and other borrowing transactions may make the value of an investment in the Portfolio more volatile and increase the Portfolio’s overall investment exposure.

      Other investments. The Portfolio may also use other strategies and invest in other securities that are described, along with their risks, in Part B to this Registration Statement. However, the Portfolio might not use all of the strategies and techniques or invest in all of the types of securities described in this Part A or in Part B to this Registration Statement. There are also many other factors, which are not described here, that could adversely affect your investment and that could prevent the Portfolio from achieving its investment objective.

      Portfolio holdings. The Portfolio’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities are described in Part B to this Registration Statement.

Institutional Enhanced Portfolio

          Institutional Enhanced Portfolio’s principal investment strategies are the strategies that, in the opinion of the Portfolio’s portfolio manager, are most likely to be important in trying to achieve the Portfolio’s investment goal. Of course, there can be no assurance that the Portfolio will achieve its goal. Please note that the Portfolio may also use strategies and invest in securities that are not described below but that are described in Part B to this Registration Statement. The Portfolio might not use all of the strategies and techniques or invest in all of the types of securities described in this Part A or in Part B to this Registration Statement.

          Institutional Enhanced Portfolio invests primarily in money market instruments and short-term debt securities denominated in U.S. dollars. Please note that the Portfolio is not a money market fund, and is not subject to the strict rules that govern the quality, maturity and other features of securities that money market funds may purchase. The Portfolio is designed to generate a higher yield than a money market fund, although there can be no assurances that this will be the case.

          The Portfolio invests primarily in money market instruments and other short-term debt securities denominated in U.S. dollars. The Portfolio’s investments may include:

  obligations of U.S. and non-U.S. banks and other U.S. and foreign private issuers;

  commercial paper, including mortgage- and asset-backed commercial paper;

  other mortgage- and asset-backed securities, including collateralized mortgage obligations;

  obligations of the U.S. government and its agencies and instrumentalities, and repurchase agreements for these obligations; and

  obligations issued or guaranteed by the governments of Western Europe, Australia, Japan and Canada.

      Unlike a money market fund, the Portfolio will not attempt to maintain a stable net asset value per share, and may pursue investment strategies that cause the Portfolio’s net asset value per share to fluctuate.

          The Portfolio may invest in structured instruments, including securities that have demand, tender or put features, or interest rate reset features. These include instruments issued by structured investment or special purpose vehicles or conduits, and may be asset-backed or mortgage-backed securities. Structured instruments may take the form of participation interests or receipts in underlying securities or other assets, and in some cases are backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed interest rate on an underlying security. Structured instruments are a type of derivative instrument and the payment and credit qualities of these instruments derive from the assets embedded in the structure.

     Under normal circumstances, the Portfolio’s assets will consist of money market instruments and other short-term debt securities that are rated, at the time of purchase, in the highest short-term rating category for debt obligations (these investments may include commercial paper rated Prime-1 by Moody’s, A-1 by Standard & Poor’s, or F-1 by Fitch), and other longer term debt obligations rated at least A3 by Moody’s, A- by Standard & Poor’s, or A- by Fitch. Asset-backed securities purchased by the Portfolio will generally be rated, at the time of purchase, Aaa by Moody’s, AAA by Standard & Poor’s, or AAA by Fitch. With respect to any type of security, the Portfolio may also invest in unrated securities that the Portfolio’s subadviser determines, at the time of purchase, are of comparable quality to rated securities in which the Portfolio might otherwise invest.

     Unlike a money market fund, the Portfolio may invest in securities having a remaining maturity in excess of 397 days. The values of longer term debt securities tend to fluctuate more in response to interest rates and other events than the values of shorter-term debt securities.

     The average maturity of the Portfolio’s investments (on a dollar-weighted basis) usually will be one year or less. The Portfolio may invest in fixed rate obligations with final maturities of up to approximately three years from the date of acquisition, and floating rate obligations with final maturities of up to approximately five years from the date of acquisition.

     The Portfolio’s investment objective and principal investment strategies are described above. This section provides information about the portfolio managers’ selection process and additional information regarding investment strategies that may be used by the Portfolio.

     The Portfolio’s investment objective and strategies may be changed without shareholder approval.

      Selection process. The portfolio manager uses a “top-down” approach when selecting securities for the Portfolio. When using a “top-down” approach, the portfolio manager looks first at broad economic factors and market conditions, such as prevailing and anticipated interest rates. On the basis of those factors and conditions, the portfolio manager selects optimal interest rates and maturities and chooses certain sectors or industries within the overall market. The portfolio manager then looks at individual issuers within those sectors or industries to select securities for the investment portfolio.

     Many of the Portfolio’s investments are held until maturity. The portfolio manager may sell a security before maturity when it is necessary to do so to meet redemption requests. The portfolio manager may also sell a security if the portfolio manager believes the issuer is no longer creditworthy, or in order to adjust the average weighted maturity of the fund’s portfolio (for example, to reflect changes in the portfolio manager’s expectations concerning interest rates), or when the portfolio manager believes there is superior value in other market sectors or industries.

      Money market instruments. Money market instruments are typically short-term IOUs issued by banks or other non-governmental issuers, the U.S. or foreign governments, or state or local governments. Money market instruments generally have maturity dates of 13 months or less, and may pay interest at fixed, floating or adjustable rates, or may be purchased at a discount. Money market instruments may include certificates of deposit, bankers’ acceptances, variable rate demand securities (where the interest rate is reset periodically and the holder may demand payment from the issuer or another obligor at any time), preferred shares, fixed-term obligations, commercial paper (short-term unsecured debt), asset-backed commercial paper, other mortgage-backed and asset-backed securities (which are backed by pools of mortgages, loans or accounts receivable such as car installment or credit card receivables) and repurchase agreements. Asset-backed commercial paper typically is issued by structured investment vehicles or other conduits and refers to a debt security with an original term to maturity of up to 270 days, the payment of which is supported by cash flows from underlying assets, or one or more liquidity or credit support providers, or both. In a repurchase agreement, the seller sells a security and agrees to buy it back at a later date (usually within seven days) and at a higher price, which reflects an agreed-upon interest rate.

      Government securities. U.S. government securities are obligations of, or guaranteed by, the U.S. government, its agencies or government-sponsored entities. Although the U.S. government guarantees principal and interest payments on securities issued by the U.S. government and some of its agencies, such as securities issued by the Government National Mortgage Association (Ginnie Mae), this guarantee does not apply to losses resulting from declines in the market value of these securities.

     Some of the U.S. government securities that the Portfolio may hold are not guaranteed or backed by the full faith and credit of the U.S. government, such as those issued by the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac). Although the U.S. government has recently provided financial support to Fannie Mae and Freddie Mac, there can be no assurance that it will support these or other government-sponsored enterprises in the future.

      Credit downgrades and other credit events. If, after purchase, the credit rating on a security is downgraded or the credit quality deteriorates, or if the maturity is extended, the Portfolio’s portfolio manager will decide whether the security should be held or sold. Upon the occurrence of certain triggering events or defaults on a security held by the Portfolio, or if an obligor of such a security has difficulty meeting its obligations, the Portfolio may obtain a new or restructured security or underlying assets. In that case, the Portfolio may become the holder of securities or other assets that it could not otherwise purchase (for example, because they are of lower quality or are subordinated to other obligations of the issuer) at a time when those assets may be difficult to sell or can be sold only at a loss. In addition, the Portfolio may incur expenses to protect the Portfolio’s interest in securities experiencing these events.

      Structured instruments. The Portfolio may invest in various types of structured instruments, including securities that have demand, tender or put features, or interest rate reset features. These may include instruments issued by structured investment or special purpose vehicles or conduits, and may be asset-backed or mortgage-backed securities. Structured instruments may take the form of participation interests or receipts in underlying securities or other assets, and in some cases are backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed interest rate on an underlying security. Structured instruments are a type of derivative instrument and the payment and credit qualities of these instruments derive from the assets embedded in the structure.

      Mortgage-backed and asset-backed securities. The Portfolio may invest in mortgage-backed and asset-backed securities. Mortgage-backed securities may be issued by private issuers, by government-sponsored entities such as the Federal National Mortgage Association (Fannie Mae) or the Federal Home Loan Mortgage Corporation (Freddie Mac) or by agencies of the U.S. government, such as the Government National Mortgage Association (Ginnie Mae). Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property.

     Unlike mortgage-related securities issued or guaranteed by agencies of the U.S. government or government-sponsored entities, mortgage-related securities issued by private issuers do not have a government or government-sponsored entity guarantee (but may have other credit enhancement), and may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics. Mortgage-backed securities are also particularly susceptible to prepayment and extension risks, because prepayments on the underlying mortgages tend to increase when interest rates fall and decrease when interest rates rise.

     Asset-backed securities represent participations in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables. Certain asset-backed securities present a heightened level of risk because, in the event of default, the liquidation value of the underlying assets may be inadequate to pay any unpaid principal or interest.

     The value of mortgage-backed and asset-backed securities may be affected by changes in credit quality or value of the mortgage loans or other assets that support the securities. For mortgage derivatives and structured securities that have embedded leverage features, small changes in interest or prepayment rates may cause large and sudden price movements. Mortgage derivatives can also become illiquid and hard to value in declining markets.

      Collateralized mortgage obligations. Collateralized mortgage obligations (CMOs), a type of mortgage-backed security, are debt obligations collateralized by mortgage loans or mortgage pass-through securities. Typically, CMOs are collateralized by Ginnie Mae, Fannie Mae or Freddie Mac certificates, but also may be collateralized by whole loans or private pass-throughs (referred to as “Mortgage Assets”). Payments of principal and of interest on the Mortgage Assets, and any reinvestment income thereon, provide the Portfolios to pay debt service on the CMOs. In a CMO, a series of bonds or certificates is issued in multiple classes. Each class of a CMO, often referred to as a “tranche,” is issued at a specified fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates. Interest is paid or accrues on all classes of a CMO on a monthly, quarterly or semi-annual basis. The principal of and interest on the Mortgage Assets may be allocated among the several classes of a series of a CMO in innumerable ways. As market conditions change, and particularly during periods of rapid or unanticipated changes in market interest rates, the attractiveness of the CMO classes and the ability of the structure to provide the anticipated investment characteristics may be significantly reduced. Such changes can result in volatility in the market value, and in some instances reduced liquidity, of the CMO class.

      When-issued securities, delayed delivery and forward commitment transactions. The Portfolio may purchase securities under arrangements (called when-issued, delayed delivery or forward commitment basis) where the securities will not be delivered or paid for immediately. The Portfolio will set aside assets to pay for these securities at the time of the agreement. Such transactions involve a risk of loss if the value of the securities declines prior to the settlement date or if the assets set aside to pay for these securities decline in value prior to the settlement date. Therefore, these transactions may have a leveraging effect on the Portfolio, making the value of an investment in the Portfolio more volatile and increasing the Portfolio’s overall investment exposure. Typically, no income accrues on securities the Portfolio has committed to purchase prior to the time delivery of the securities is made, although the Portfolio may earn income on securities it has segregated or “earmarked” to cover these positions.

      Reverse repurchase agreements and other borrowings. The Portfolio may borrow money as a means of raising money to satisfy redemption requests or for other temporary or emergency purposes by entering into reverse repurchase agreements or other borrowing transactions. In a reverse repurchase agreement, the Portfolio sells securities to a counterparty, in return for cash, and the Portfolio agrees to repurchase the securities at a later date and for a higher price, representing the cost to the Portfolio for the money borrowed. Although not intended to be used for leveraging purposes, reverse repurchase agreements and other borrowing transactions may make the value of an investment in the Portfolio more volatile and increase the Portfolio’s overall investment exposure.

      Other investments. The Portfolio may also use other strategies and invest in other securities that are described, along with their risks, in Part B to this Registration Statement. However, the Portfolio might not use all of the strategies and techniques or invest in all of the types of securities described in this Part A or in Part B to this Registration Statement. There are also many other factors, which are not described here, that could adversely affect your investment and that could prevent the Portfolio from achieving its investment objective.

      Portfolio holdings. The Portfolio’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities are described in Part B to this Registration Statement.

_____________________________________

MAIN RISKS

          Investing in a mutual fund involves risk. It is possible to lose money by investing in the Portfolios. Please remember that an investment in a Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

          The principal risks of investing in the Portfolios are described below. Please note that there are many other factors that could adversely affect your investment and that could prevent a Portfolio from achieving its goal; these other factors are not described here. More information about risks appears in Part B to this Registration Statement. Before investing, you should carefully consider the risks that you will assume.

     Interest rate and market risks. A change in interest rates or a decline in the market value of a Portfolio investment, lack of liquidity in the bond markets or other market events, including the ongoing global financial crisis, could cause the value of your investment in the Portfolio, or its yield, to decline.

     Credit risk (Each Portfolio other than Institutional Enhanced Portfolio). The Portfolios invest in securities that are rated, when the Portfolio buys them, in the highest short-term rating category by nationally recognized rating agencies or, if unrated, in the subadviser’s opinion are of comparable quality. However, it is possible that some issuers or other obligors will be unable to make the required payments on securities held by the Portfolio. Debt securities also go up or down in value based on the perceived creditworthiness of issuers or other obligors. If an obligor for a security held by the Portfolio fails to pay, otherwise defaults or is perceived to be less creditworthy, the security’s credit rating is downgraded, or the credit quality or value of any underlying assets declines, the value of your investment in the Portfolio could decline.

     Yield fluctuation (Each Portfolio other than Institutional Enhanced Portfolio). Each Portfolio invests in short-term money market instruments. As a result, the amount of income paid to you by the Portfolio will go up or down depending on day-to-day variations in short-term interest rates. Investing in high quality, short-term instruments may result in a lower yield (the income on your investment) than investing in lower quality or longer-term instruments. When interest rates are very low, the Portfolio’s expenses could absorb all or a significant portion of the Portfolio’s income.

     Risks associated with portfolio selection. The portfolio managers’ judgment about the credit quality or value of, or market trends affecting, a particular security or about the market and interest rates generally may prove to be incorrect.

     Risks related to structured securities. The structured securities in which a Portfolio invests are a type of derivative instrument. The Portfolios do not intend to use derivatives to leverage their portfolios or increase their exposure to interest rate or credit risk, but these derivatives may not perform as intended. Investments in structured securities raise certain tax, legal, regulatory and accounting issues that may not be presented by other investments. These issues could be resolved in a manner that could hurt the performance of a Portfolio.

     Risks associated with concentration in the banking industry. Each of Liquid Reserves Portfolio and Prime Cash Reserves Portfolio may invest more than 25% of its assets in obligations of U.S. banks, and up to 25% of its assets in dollar-denominated obligations of non-U.S. banks. Tax Free Reserves Portfolio may concentrate in participation interests in municipal obligations that are issued by banks and/or backed by bank obligations. This means that an investment in each Portfolio is particularly susceptible to events affecting the banking industry. Banks depend upon being able to obtain funds at reasonable costs and upon liquidity in the capital and credit markets to finance their lending and other operations. This makes them sensitive to changes in money market and general economic conditions. When a bank’s borrowers get into financial trouble, their failure to repay the bank will adversely affect the bank’s financial situation. Banks are highly regulated. Decisions by regulators may limit the loans banks make and the interest rates and fees they charge, and may reduce bank profitability. The ongoing global financial crisis has severely affected many banks, other financial institutions and other obligors for securities held by the Portfolios. Governmental entities have recently provided support to certain financial institutions, but there is no assurance they will continue to do so.

     Foreign securities risk. The Portfolios may invest in dollar-denominated foreign securities. Investments in foreign securities involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and non-U.S. issuers and markets are subject. These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on Portfolio investments, fluctuations in currency exchange rates, currency exchange controls and other limitations on the use or transfer of assets by a Portfolio or issuers of securities, and political or social instability. In addition, foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations. Foreign markets may be less liquid and more volatile than U.S. markets. As a result, there may be rapid changes in the value of foreign securities. Non-U.S. markets also may offer less protection to investors, such as the Portfolios.

Tax Free Reserves Portfolio Only

          Non-diversified status. Although the Portfolio is a non-diversified mutual fund, which means it may invest its assets in securities of a limited number of issuers, the Portfolio’s operating policy is to comply with the more restrictive diversification requirements applicable to money market funds.

Institutional Enhanced Portfolio Only

     Yield fluctuation. The Portfolio invests primarily in short-term and floating rate instruments. As a result, the amount of income paid to you by the Portfolio may go up or down depending on variations in short-term interest rates. Investing in higher quality, shorter-term instruments may result in a lower yield (the income on your investment) than investing in lower quality or longer-term instruments. When interest rates are very low, the Portfolio’s expenses could absorb all or a significant portion of the Portfolio’s income.

     Market and interest rate risk. The market price of fixed-income and other securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. If the market prices of the securities owned by the Portfolio fall, the value of your investment in the Portfolio will decline. The value of a security may fall due to general market conditions, such as real or perceived adverse economic or political conditions, including the ongoing global financial crisis, inflation, changes in interest or currency rates, lack of liquidity in the bond markets or adverse investor sentiment. Changes in market conditions will not have the same impact on all types of securities. The value of a security may also fall due to specific conditions that affect a particular sector of the securities market or a particular issuer.

     When interest rates rise, the value of fixed-income securities generally falls. A change in interest rates will not have the same impact on all fixed-income securities. Generally, the longer the maturity or duration of a fixed-income security, the greater the impact of a rise in interest rates on the security’s value. In addition, different interest rate measures (such as short- and long-term interest rates and U.S. and foreign interest rates), or interest rates on different types of securities or securities of different issuers, may not necessarily change in the same amount or in the same direction.

     Certain fixed-income securities pay interest at variable or floating rates. Variable rate securities tend to reset at specified intervals, while floating rate securities may reset whenever there is a change in a specified index rate. In most cases, these reset provisions reduce the impact of changes in market interest rates on the value of the security. However, some securities do not track the underlying index directly, but reset based on formulas that may produce a leveraging effect; others may also provide for interest payments that vary inversely with market rates. The market prices of these securities may fluctuate significantly when interest rates change.

     Credit risk. If an obligor (such as the issuer itself or a party offering credit enhancement) for a security held by the Portfolio fails to pay, otherwise defaults or is perceived to be less creditworthy, the security’s credit rating is downgraded or the credit quality or value of any underlying assets declines, the value of your investment in the Portfolio could decline. In addition, the Portfolio may incur expenses to protect the Portfolio’s interest in securities experiencing these events. Credit risk is broadly gauged by the credit ratings of the securities in which the Portfolio invests. However, ratings are only the opinions of the companies issuing them and are not guarantees as to quality.

     Prepayment or call risk. Many fixed-income securities give the issuer the option to repay or call the security prior to its maturity date. Issuers often exercise this right when interest rates fall. Accordingly, if the Portfolio holds a fixed-income security subject to prepayment or call risk, it may not benefit fully from the increase in value that other fixed-income securities generally experience when interest rates fall. Upon prepayment of the security, the Portfolio would also be forced to reinvest the proceeds at then current yields, which would be lower than the yield of the security that was paid off. In addition, if the Portfolio purchases a fixed-income security at a premium (at a price that exceeds its stated par or principal value), the Portfolio may lose the amount of the premium paid in the event of prepayment.

     Extension risk. When interest rates rise, repayments of fixed-income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed-income securities and locking in below market interest rates. This may cause the Portfolio’s share price to be more volatile.

     Structured securities. The structured securities in which the Portfolio invests are a type of derivative instrument. The Portfolio does not intend to use these derivatives to leverage the Portfolio’s portfolio or increase its exposure to interest rate or credit risk but these derivatives may not perform as intended. In addition, investments in these securities may raise certain tax, legal, regulatory and accounting issues which may not be presented by other investments and which may be resolved in a manner adverse to the Portfolio.

     Liquidity risk. Liquidity risk exists when particular investments are difficult to sell. Although most of the Portfolio’s securities must be liquid at the time of investment, securities may become illiquid after purchase by the Portfolio, particularly during periods of market turmoil. When the Portfolio holds illiquid investments, the portfolio may be harder to value, especially in changing markets, and if the Portfolio is forced to sell these investments to meet redemptions or for other cash needs, the Portfolio may suffer a loss. In addition, when there is illiquidity in the market for certain securities, the Portfolio, due to limitations on investments in illiquid securities, may be unable to achieve its desired level of exposure to a certain sector.

     Foreign securities. Investments in foreign securities (including those denominated in U.S. dollars) are subject to economic and political developments in the countries and regions where the issuers operate or are domiciled, or where the securities are traded, such as changes in economic or monetary policies. Values may also be affected by restrictions on receiving the investment proceeds from a foreign country.

     Less information may be publicly available about foreign companies than about U.S. companies. Foreign companies are generally not subject to the same accounting, auditing and financial reporting standards as are U.S. companies. In addition, the Portfolio’s investments in foreign securities may be subject to the risk of nationalization or expropriation of assets, imposition of currency exchange controls or restrictions on the repatriation of foreign currency, confiscatory taxation, political or financial instability and adverse diplomatic developments. Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to non-U.S. withholding taxes, and special U.S. tax considerations may apply.

     Portfolio selection risk. The portfolio managers’ judgment about the quality, relative yield, value or market trends affecting a particular security, industry, sector, country or region, or about the market and interest rates generally may prove to be incorrect.

____________________________________________

PORTFOLIO HOLDINGS

          The Portfolios’ policies and procedures with respect to the disclosure of their portfolio securities are described in Part B to this Registration Statement.

Item 5. Management, Organization and Capital Structure.

MANAGER AND SUBADVISER

     Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is each Portfolio’s investment manager. LMPFA, with offices at 620 Eighth Avenue, New York, New York 10018, also serves as the investment manager of other Legg Mason-sponsored funds. LMPFA provides administrative and certain oversight services to the Portfolios. As of September 30, 2008, LMPFA’s total assets under management were approximately $198.8 billion.

     Western Asset Management Company (“Western Asset” or the “subadviser”) provides the day-to-day portfolio management of each Portfolio as subadviser. Western Asset, established in 1971, has offices at 385 East Colorado Boulevard, Pasadena, California 91101 and 620 Eighth Avenue, New York, New York 10018. Western Asset acts as investment adviser to institutional accounts, such as corporate pension plans, mutual funds and endowment funds. As of September 30, 2008, the total assets under management by Western Asset and its supervised affiliates were approximately $585.5 billion.

     LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”). Legg Mason, whose principal executive offices are at 100 Light Street, Baltimore, Maryland 21202, is a global asset management company. As of September 30, 2008, Legg Mason’s asset management operations, including Western Asset and its supervised affiliates, had aggregate assets under management of approximately $841.9 billion.

     “Citi” is a service mark of Citigroup, licensed for use by Legg Mason as the name of funds. Legg Mason and its affiliates, as well as the Portfolios’ investment manager, are not affiliated with Citigroup. Investments in the Portfolios are not bank deposits or obligations of Citigroup.

Institutional Enhanced Portfolio

          The Portfolio is managed by a team of portfolio managers and other investment professionals. The Portfolio’s portfolio managers are S. Kenneth Leech, Stephen A. Walsh, Kevin Kennedy and Martin Hanley. The portfolio managers are responsible for the day-to-day portfolio management and oversight of the Portfolio. Messrs. Leech and Walsh have been portfolio managers of the Portfolio since 2006. Messrs. Kennedy and Hanley have been portfolio managers of the Portfolio since the Portfolio’s inception. Messrs. Leech and Walsh are portfolio managers of Western Asset and have been employed by Western Asset for more than five years. Mr. Kennedy is a portfolio manager of Western Asset. Previously, Mr. Kennedy was a portfolio manager of Citi Fund Management, Inc. from 1993-2006. Mr. Hanley is a portfolio manager of Western Asset. Previously, he was a portfolio manager of Citigroup Asset Management from 1987-2005.

MANAGEMENT FEES

Liquid Reserves Portfolio

          For the fiscal year ended August 31, 2008, the Portfolio paid LMPFA management fees of 0.07% of the Portfolio’s average daily net assets.

Tax Free Reserves Portfolio

          For the fiscal year ended August 31, 2008, the Portfolio paid LMPFA management fees of 0.14% of the Portfolio’s average daily net assets.

U.S. Treasury Reserves Portfolio

          For the fiscal year ended August 31, 2008, the Portfolio paid LMPFA management fees of 0.09% of the Portfolio’s average daily net assets.

Prime Cash Reserves Portfolio

          For the fiscal year ended August 31, 2008, the Portfolio paid LMPFA management fees of 0.09% of the Portfolio’s average daily net assets.

Institutional Enhanced Portfolio

          For the fiscal year ended August 31, 2008, Institutional Enhanced Portfolio paid LMPFA management fees of 0.00% of Institutional Enhanced Portfolio’s average daily net assets.

______________________________________

          A discussion regarding the basis for the Board of Trustees’ approval of each Portfolio’s management agreement and subadvisory agreement is available in each Portfolio’s semi-annual report for the period ended February 29, 2008.

CAPITAL STOCK

          Investments in the Portfolios have no preference, pre-emptive or conversion rights and are fully paid and non-assessable. The Portfolios are not required and have no current intention to hold annual meetings of investors, but the Portfolios hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Upon liquidation or dissolution of the Portfolios, investors would be entitled to share pro rata in the net assets of the Portfolios available for distribution to investors.

          Each Portfolio is organized as a series of a Maryland business trust under the laws of the State of Maryland. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolios. Each investor is entitled to a vote in proportion to the value of its investment in the Portfolios. Investments in the Portfolios may be transferred only with prior written consent of the Trustees, and an investor may withdraw all or any portion of its investment at any time at net asset value. The Trustees may cause an investor’s interests to be redeemed under certain circumstances.

Item 6. Investor Information.

HOW NET INCOME IS CALCULATED

          Each Portfolio calculates its NAV every day the New York Stock Exchange (“NYSE”) and the Federal Reserve Bank of New York (the “FRBNY”) are open. In addition, each Portfolio will be open and will calculate its NAV on Good Friday and other days when the FRBNY is open for business even if the NYSE is closed. Tax Free Reserves Portfolio calculates its net income at 12:00 noon Eastern time. U.S. Treasury Reserves Portfolio calculates its net income at 2:00 p.m. Eastern time. Each of Liquid Reserves Portfolio and Institutional Enhanced Portfolio calculates its net income at 4:00 p.m. Eastern time. Prime Cash Reserves Portfolio calculates its net income at 5:00 p.m. Eastern time.

          The Portfolios’ net income so determined is allocated pro rata among the investors in the Portfolio at the time of such determination. On any day when the NYSE closes earlier than 4:00 p.m., but the FRBNY remains open for business, each Portfolio will remain open during its normal business hours. Correspondingly, on days when the NYSE remains open for business but the FRBNY closes early, or on any day which the FRBNY closes earlier than the time at which a Portfolio calculates its NAV, the Portfolio will close early, and its NAV will be calculated as of the close of the FRBNY.

          It is intended that each Portfolio’s assets, income and distributions will be managed in such a way that an investor in a Portfolio would be able to satisfy the applicable diversification, income and distribution requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, (the “Code”) assuming that the investor invested all of its investable assets in a Portfolio.

THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN THE PORTFOLIOS

          Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in the Portfolios. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

          An investment in the Portfolios may be made without a sales load. All investments are made at net asset value next determined after an order is received by a Portfolio. The net asset value of each Portfolio is determined once during each business day as of 12:00 noon Eastern time for Tax Free Reserves Portfolio; as of 2:00 p.m. Eastern time for U.S. Treasury Reserves Portfolio, as of 4:00 p.m. Eastern time for Liquid Reserves and Institutional Enhanced Portfolios; and as of 5:00 p.m. Eastern time for Prime Cash Reserves Portfolio. On days when the financial markets in which a Portfolio invests close early, net income may be calculated as of the earlier close of those markets.

          With respect to each Portfolio other than Institutional Enhanced Portfolio, securities are valued at amortized cost, which the Trustees of the Portfolios have determined in good faith constitutes fair value for the purposes of complying with the Investment Company Act of 1940, as amended (the “1940 Act”). This valuation method will continue to be used for a Portfolio until such time as the Trustees determine that it does not constitute fair value for such purposes. Amortized cost valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. Although the amortized cost method provides certainty in valuation, it may result in periods during which the stated value of an instrument is higher or lower than the price the Portfolio would receive if the instrument were sold.

          Pursuant to the rules of the SEC, the Board of Trustees has established procedures to stabilize the value of each of the Portfolio’s (other than Institutional Enhanced Portfolio’s) net assets within 1/2 of 1% of the value determined on the basis of amortized cost. These procedures include a review of the extent of any such deviation of net asset value, based on available market quotations. Should that deviation exceed 1/2 of 1%, whether as a result of fluctuating interest rates or other factors, the Portfolio’s Board of Trustees would consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to the investors in the Portfolio. Such action may include selling its securities prior to maturity and utilizing a net asset value as determined by using available market quotations.

          With respect to Institutional Enhanced Portfolio, the Board of Trustees has approved procedures to be used to value the Portfolio's securities for the purposes of determining the Portfolio's net asset value. The valuation of the securities of the Portfolio is determined in good faith by or under the direction of the Board of Trustees. The Board of Trustees has delegated certain valuation functions for the Portfolio to the Manager.

          Institutional Enhanced Portfolio generally values its securities based on market prices determined at the close of regular trading on the NYSE. The market price for debt obligations is generally the price supplied by the independent third party pricing service approved by the Portfolio’s Board, which may use a matrix, formula or other objective method that takes into consideration market indices, yield curves and other specific adjustments. If vendors are unable to supply a price, or if the price supplied is deemed by the Manager to be unreliable, the market price may be determined, using quotations received from one or more brokers/dealers that make a market in the security. When such prices or quotations are not available, or when the Manager believes that they are unreliable, the Manager may price securities using fair value procedures approved by the Board. The Portfolio may also use fair value procedures if the Manager determines that a significant event has occurred between the time at which a market price is determined and the time at which the Portfolio's net asset value is calculated. In particular, the value of foreign securities may be materially affected by events occurring after the close of the market on which they are valued, but before it prices its shares. Valuing securities at fair value involves greater reliance on judgment than valuation of securities based on readily available market quotations. A fund that uses fair value to price securities may value those securities higher or lower than another fund using market quotations or its own fair value methodologies to price the same securities. There can be no assurance that the Portfolio could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Portfolio determines its net asset value.

          Short-term obligations (maturing in 60 days or less) held by Enhanced Portfolio that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment’s fair value.

          Interest income on long-term obligations is determined on the basis of interest accrued plus amortization of “original issue discount” (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of any premium.

          There is no minimum initial or subsequent investment in the Portfolios. However, since the Portfolios intend to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of each Portfolio’s custodian bank by a Federal Reserve Bank).

           The Portfolios reserve the right to cease accepting investments at any time or to reject any investment order.

          An investor in the Portfolios may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolios. The proceeds of a withdrawal will be paid by the Portfolios in federal funds normally on the business day the withdrawal is effected, but in any event within seven days.

          Subject to compliance with applicable regulations, the Portfolios may pay the redemption price of beneficial interests in the Portfolios, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities into cash.

          The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

FREQUENT PURCHASES AND REDEMPTIONS OF PORTFOLIO SHARES

For each Portfolio other than Institutional Enhanced Portfolio

          Money market funds are often used by investors for short term investments, in place of bank checking or saving accounts, or for cash management purposes. Investors value the ability to add and withdraw their funds quickly, without restriction. For this reason the Board of Trustees of each of the Portfolios has not adopted policies and procedures, or imposed restrictions such as minimum holding periods, in order to deter frequent purchases and redemptions of money market fund shares. The Board also believes that money market funds, such as the Portfolios are not typically targets of abusive trading practices, because money market funds seek to maintain a $1.00 per share price and typically do not fluctuate in value based on market prices. However, some investors may seek to take advantage of a short term disparity between a Portfolio’s yield and current market yields, which could have the effect of reducing the Portfolio’s yield. In addition, frequent purchases and redemptions of interests in a Portfolio could increase the Portfolio’s transaction costs and may interfere with the efficient management of the Portfolio by the Manager, which could detract from the Portfolio’s performance.

Institutional Enhanced Portfolio

          Frequent purchases and redemptions of mutual fund shares may interfere with the efficient management of a fund’s portfolio by its portfolio manager, increase portfolio transaction costs, and have a negative effect on a fund’s long term shareholders. For example, in order to handle large flows of cash into and out of a fund, the portfolio manager may need to allocate more assets to cash or other short-term investments or sell securities, rather than maintaining full investment in securities selected to achieve the fund’s investment objective. Frequent trading may cause a fund to sell securities at less favorable prices. Transaction costs, such as brokerage commissions and market spreads, can detract from the fund’s performance. In addition, the return received by long term shareholders may be reduced when trades by other shareholders are made in an effort to take advantage of certain pricing discrepancies, when, for example, it is believed that the fund’s share price, which is generally determined at the close of the NYSE on each trading day, does not accurately reflect the value of the fund’s portfolio securities. Funds investing in foreign securities have been particularly susceptible to this form of arbitrage, but other funds could also be affected.

          Because of the potential harm to Institutional Enhanced Portfolio and its long term investors, the Board of the Portfolio has approved policies and procedures that are intended to discourage and prevent excessive trading and market timing abuses through the use of various surveillance techniques. Under these policies and procedures, Institutional Enhanced Portfolio may limit additional exchanges or purchases of its interests by investors who are believed by the Manager to be engaged in these abusive trading activities. in the Portfolio or in other funds within the fund complex. In the event that an exchange request is rejected, the investor may nonetheless redeem its interests. The intent of the policies and procedures is not to inhibit legitimate strategies, such as asset allocation, dollar cost averaging, or similar activities that may nonetheless result in frequent trading of its interests.

          Under the Portfolio’s policies and procedures, the Portfolio reserves the right to restrict or reject purchases of interests (including exchanges) without prior notice whenever a pattern of excessive trading by an investor is detected within the fund complex. A committee established by the Manager administers the policy. The policy provides that the committee will use its best efforts to restrict an investor’s trading privileges in the Legg Mason Partners funds if that investor has engaged in a total of four or more “Round Trips” across all Legg Mason Partners funds during any rolling 12-month period. However, the committee has the discretion to determine that restricting an investor’s trading privileges is not necessary (or that a new limit on Round Trips should be established for the investor) if it is determined that the pattern of trading is not abusive or harmful. In making such a determination, the committee will consider, among other things, the nature of the investor’s account, the reason for the frequent trading, the amount of trading and the particular funds in which the trading has occurred. Additionally, the committee has the discretion to make inquiries or to take action against any investor whose trading appears inconsistent with the frequent trading policy. Examples of the types of actions the committee may take to deter excessive trading in an investor account include restricting the investor from purchasing additional shares in a fund altogether or imposing other restrictions (such as requiring purchase orders to be submitted by mail) that would deter the investor from trading frequently in the funds.

          A “Round Trip” is defined as a purchase (including subscriptions and exchanges) into a fund followed by a sale (including redemptions and exchanges) of the same or a similar number of shares out of the fund within 30 days of such purchase. Purchases and sales of a fund’s shares pursuant to an automatic investment plan or similar program for periodic transactions are not considered in determining Round Trips. For purposes of these policies and procedures, the Legg Mason Partners funds complex also includes certain Western Asset funds and Barrett Opportunity Fund Inc., but does not include money market funds in the fund complex.

          The policies apply to any account, whether an individual account or accounts with financial intermediaries such as investment advisers, broker/dealers or retirement plan administrators, commonly called omnibus accounts, where the intermediary holds Portfolio interests for a number of its customers in one account. The Portfolio’s ability to monitor trading in omnibus accounts may, however, be severely limited due to the lack of access to an individual investor’s trading activity when orders are placed through these types of accounts. There may also be operational and technological limitations on the ability of the Portfolio’s service providers to identify or terminate frequent trading activity within the various types of omnibus accounts. The Portfolio’s placement agent has entered into agreements with intermediaries requiring the intermediaries to, among other things, help identify frequent trading activity and to prohibit further purchases or exchanges by an investor identified as having engaged in frequent trading.

          The Portfolio’s policies also require personnel such as portfolio managers and investment staff to report any abnormal or otherwise suspicious investment activity, and prohibits short-term trades by such personnel for their own account in mutual Portfolios managed by the manager and its affiliates, other than money market funds. The Portfolio also has adopted policies and procedures to prevent the selective release of information about the Portfolio’s portfolio holdings, as such information may be used for market-timing and similar abusive practices.

          The Portfolio’s policies provide for ongoing assessment of the effectiveness of current policies and surveillance tools, and the Board reserves the right to modify these or adopt additional policies and restrictions in the future. Investors should be aware, however, that any surveillance techniques currently employed by the Portfolios or other techniques that may be adopted in the future, may not be effective, particularly where the trading takes place through certain types of omnibus accounts. As noted above, if the Portfolio is unable to detect and deter trading abuses, the Portfolio’s performance, and its long term investors, may be harmed. In addition, investors may be harmed by the extra costs and portfolio management inefficiencies that result from frequent trading of Portfolio interests, even when the trading is not for abusive purposes. The Portfolio will provide advance notice to investors and prospective investors of any specific restrictions on the trading of Portfolio interests that the Board may adopt in the future.

TAX MATTERS

          Each Portfolio expects to be treated as a partnership for federal income tax purposes. As a result, no Portfolio expects to pay any federal income or excise taxes, and, generally, investors in the Portfolios will not recognize income or loss for federal income tax purposes when they invest in a Portfolio or when they receive distributions or make withdrawals from a

Portfolio unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the applicable Portfolio. Each investor in a Portfolio will be required to include in determining the investor’s own federal income and excise tax liabilities, if any, its distributive share from time to time of the Portfolio’s gross income, deductions, credits, and other items, whether or not distributed by the Portfolio.

          Each Portfolio also expects that investors which seek to qualify as regulated investment companies under Subchapter M of the Code will be able to look to their proportionate share of the assets and gross income of the applicable Portfolio for purposes of determining their compliance with the requirements applicable to such companies. It is intended that each Portfolio’s assets, income, and distributions will be managed in such a way that an investor in the Portfolio would be able to satisfy the applicable diversification, income and distribution requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

          The foregoing tax discussion is only for an investor’s general information, and does not take account of the special tax rules applicable to certain investors (such as tax-exempt investors) or to a number of special circumstances. Each investor should consult its own tax advisers based on that investor’s particular circumstances regarding the tax consequences of an investment in a Portfolio, as well as any state, local or foreign tax consequences to that investor of investing in a Portfolio.

Item 7. Distribution Arrangements.

          The exclusive placement agent for the Portfolios is Legg Mason Investor Services, LLC, which receives no compensation for serving as the Portfolios’ sole and exclusive placement agent.

PART B

Item 9. Cover Page and Table of Contents.

          This Part B sets forth information with respect to Liquid Reserves Portfolio, Tax Free Reserves Portfolio, U.S. Treasury Reserves Portfolio, Prime Cash Reserves Portfolio, and Institutional Enhanced Portfolio, (each a “Portfolio” and collectively, the “Portfolios”), each a series of Master Portfolio Trust (the “Trust”). The Trust is an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The date of this Part B and Part A to the Registration Statement for the Portfolios is December 24, 2008.

Item 10. Portfolio History.

          Liquid Reserves Portfolio was organized as a trust under the laws of the State of New York on May 23, 1989. The Portfolio changed its name from Cash Reserves Portfolio to Liquid Reserves Portfolio on February 27, 2004. On April 16, 2007, the Portfolio became a series of Master Portfolio Trust, a Maryland business trust.

          Tax Free Reserves Portfolio was organized as a trust under the laws of the State of New York on March 1, 1990. On April 16, 2007, the Portfolio became a series of Master Portfolio Trust, a Maryland business trust.

          U.S. Treasury Reserves Portfolio was organized as a trust under the laws of the State of New York on January 31, 1991. On April 16, 2007, the Portfolio became a series of Master Portfolio Trust, a Maryland business trust.

          Prime Cash Reserves Portfolio was designated as a series of Institutional Portfolio under the laws of the Commonwealth of Massachusetts on April 2, 2001. Until February 27, 2004, Prime Cash Reserves Portfolio was called Institutional Reserves Portfolio. On April 16, 2007, the Portfolio became a series of Master Portfolio Trust, a Maryland business trust.

          Institutional Enhanced Portfolio was designated as a series of Institutional Portfolio under the laws of the Commonwealth of Massachusetts on February 4, 2002. On April 16, 2007, the Portfolio became a series of Master Portfolio Trust, a Maryland business trust.

Item 11. Description of the Portfolio and Its Investments and Risks.

Liquid Reserves Portfolio and Prime Cash Reserves Portfolio

          The investment objective of each of Liquid Reserves Portfolio and Prime Cash Reserves Portfolio is to provide investors with liquidity and as high a level of current income as is consistent with preservation of capital. There can, of course, be no assurance that a Portfolio will achieve its investment objective. The investment objective of a Portfolio may be changed without the approval of the investors in the Portfolio. The Portfolio would, however, give written notice to its investors at least 30 days prior to implementing any change in its investment objective.

          Each of Liquid Reserves Portfolio and Prime Cash Reserves Portfolio may invest in all types of high quality, short-term money market instruments denominated in U.S. dollars. These may include obligations of U.S. and non-U.S. banks and other U.S. and foreign private issuers; commercial paper and asset-backed securities; obligations of the U.S. government and its agencies and instrumentalities, and repurchase agreements for these obligations; and obligations issued or guaranteed by the governments of Western Europe, Australia, Japan and Canada. Each Portfolio may invest more than 25% of its assets in bank obligations, such as certificates of deposit, fixed time deposits and bankers’ acceptances.

          Each of the Portfolios may invest in instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features. These include instruments issued by structured investment or special purpose vehicles or conduits, and may be asset-backed or mortgage-backed securities. Structured instruments may take the form of participation interests or receipts in underlying securities or other assets, and in some cases are backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature that substitutes a floating or variable interest rate for the fixed interest rate on an underlying security. Structured instruments are a type of derivative instrument and the payment and credit qualities of these instruments derive from the assets embedded in the structure. Neither Portfolio intends to use these derivatives to leverage its investment portfolio or increase its exposure to interest rate or credit risk but these derivatives may not perform as intended.

          Each Portfolio seeks to achieve its investment objective through investments in high quality U.S. dollar-denominated money market instruments. All investments by each Portfolio at the time of purchase mature or are deemed to mature within 397 days from the date of acquisition, and the average maturity of the investments held by each Portfolio (on a dollar-weighted basis) is 90 days or less. All investments by the Portfolios are in “first tier” securities (i.e., securities rated in the highest rating category for short-term obligations by at least two nationally recognized statistical rating organizations (each, an “NRSRO”) assigning a rating to the security or issuer or, if only one NRSRO assigns a rating, that NRSRO or, in the case of an investment which is not rated, of comparable quality as determined by Western Asset Management Company, the Portfolio’s investment subadviser (“Western Asset” or the “Subadviser”) under procedures approved by the Board of Trustees) and are determined by the Subadviser under procedures approved by the Board of Trustees to present minimal credit risks. Investments in high quality, short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or a longer term. The Portfolios may hold uninvested cash reserves pending investment.

          Under the 1940 Act, each Portfolio is classified as “diversified.” A “diversified investment company” must invest at least 75% of its assets in cash and cash items, U.S. government securities, investment company securities and other securities limited as to any one issuer to not more than 5% of the total assets of the investment company and not more than 10% of the voting securities of the issuer. The Portfolios invest, under normal circumstances, in:

          Bank Obligations. Each Portfolio may, from time to time, invest up to 100% of its assets in bank obligations, such as certificates of deposit, fixed time deposits and bankers’ acceptances. Up to 25% of the Portfolio’s assets may be invested at any time in dollar-denominated obligations of foreign banks, and all of the Portfolio’s assets may be invested at any time in obligations of domestic banks, as that term has been interpreted by the Securities and Exchange Commission (“SEC”). Under SEC interpretations, a U.S. branch of a foreign bank may be considered a domestic bank if the U.S. branch of the foreign bank is subject to the same regulation as a U.S. bank. Likewise, a non-U.S. branch of a U.S. bank may be considered a domestic bank if the investment risk associated with investing in instruments issued by the non-U.S. branch is the same, in the opinion of the Subadviser, as that of investing in instruments issued by the branch’s domestic parent.

          Each Portfolio limits its investments in U.S. bank obligations (including, for these purposes, their non-U.S. branches) to banks having total assets in excess of $1 billion and which are subject to regulation by an agency of the U.S. government. Each Portfolio may also invest in certificates of deposit issued by banks the deposits in which are insured by the Federal Deposit Insurance Corporation (“FDIC”), having total assets of less than $1 billion, provided that each Portfolio at no time owns certificates of deposit with a principal amount in excess of the amount that is fully insured by FDIC insurance of any one of those issuers.

          Certificates of deposit are savings certificates generally issued by commercial banks that bear a maturity date and a specified interest rate, and can be issued in any denomination. Fixed time deposits are obligations which are payable at a stated maturity date and bear a fixed rate of interest. Generally, fixed time deposits may be withdrawn on demand by the Portfolio, but they may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. Although fixed time deposits do not have a market, there are no contractual restrictions on each Portfolio’s right to transfer a beneficial interest in the deposit to a third party. A bankers’ acceptance is a draft drawn on and accepted by a bank that orders payment to a third party at a later date. Bankers’ acceptances generally act as a negotiable time draft for financing imports, exports, or other transactions in goods.

          U.S. banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to be insured by the FDIC. U.S. banks organized under state law are supervised and examined by state banking authorities and are members of the Federal Reserve System only if they elect to join. However, state banks which are insured by the FDIC are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal and state laws and regulations, U.S. branches of U.S. banks, among other things, are generally required to maintain specified levels of reserves, and are subject to other supervision and regulation designed to promote financial soundness.

          Each Portfolio limits its investments in “non-U.S. bank obligations” to U.S. dollar-denominated obligations of banks that at the time of investment are non-U.S. branches or subsidiaries of U.S. banks which meet the criteria in the preceding paragraphs or are U.S. or non-U.S. branches of non-U.S. banks that (i) have more than $10 billion, or the equivalent in other currencies, in total assets; (ii) in terms of assets are among the 75 largest non-U.S. banks in the world; (iii) have branches or agencies in the United States; and (iv) in the opinion of the Subadviser, are of an investment quality comparable with obligations of U.S. banks which may be purchased by the Portfolio. These obligations may be general obligations of the parent bank, in addition to the issuing branch or subsidiary, but the parent bank’s obligations may be limited by the terms of the specific obligation or by governmental regulation. The Portfolio also limits its investments in non-U.S. bank obligations to banks, branches and subsidiaries located in Western Europe (United Kingdom, France, Germany, Belgium, the Netherlands, Italy, Switzerland, Denmark, Norway, Sweden, Spain, Ireland and Austria), Australia, Japan, the Cayman Islands, the Bahamas and Canada. The Portfolios do not purchase any bank obligation of any affiliate of the Subadviser.

          Since each Portfolio may hold investments in non-U.S. bank obligations, an investment in the Portfolio involves certain additional risks. Such investment risks include future political and economic developments, the possible imposition of non-U.S. withholding taxes on interest income payable on such obligations held by the Portfolio, the possible seizure or nationalization of non-U.S. deposits and the possible establishment of exchange controls or other non-U.S. governmental laws or restrictions applicable to the payment of the principal of and interest on certificates of deposit or time deposits that might affect adversely such payment on such obligations held by the Portfolio. In addition, there may be less publicly-available information about a non-U.S. branch or subsidiary of a U.S. bank or a U.S. or non-U.S. branch of a non-U.S. bank than about a U.S. bank and such branches and subsidiaries may not be subject to the same or similar regulatory requirements that apply to U.S. banks, such as mandatory reserve requirements, loan limitations and accounting, auditing and financial record-keeping standards and requirements.

          The provisions of federal law governing the establishment and operation of U.S. branches do not apply to non-U.S. branches of U.S. banks. However, each Portfolio may purchase obligations only of those non-U.S. branches of U.S. banks which were established with the approval of the Board of Governors of the Federal Reserve System (the “Board of Governors”). As a result of such approval, these branches are subject to examination by the Board of Governors and the Comptroller of the Currency. In addition, such non-U.S. branches of U.S. banks are subject to the supervision of the U.S. bank and creditors of the non-U.S. branch are considered general creditors of the U.S. bank subject to whatever defenses may be available under the governing non-U.S. law and to the terms of the specific obligation. Nonetheless, each Portfolio generally will be subject to whatever risk may exist that the non-U.S. country may impose restrictions on payment of certificates of deposit or time deposits.

          U.S. branches of non-U.S. banks are subject to the laws of the state in which the branch is located or to the laws of the United States. Such branches are therefore subject to many of the regulations, including reserve requirements, to which U.S. banks are subject. In addition, each Portfolio may purchase obligations only of those U.S. branches of non-U.S. banks which are located in states which impose the additional requirement that the branch pledge to a designated bank within the state an amount of its assets equal to 5% of its total liabilities.

          Non-U.S. banks in whose obligations each Portfolio may invest may not be subject to the laws and regulations referred to in the preceding two paragraphs.

          Obligations of, or guaranteed by, non-U.S. governments. Each Portfolio limits its investments in non-U.S. government obligations to obligations issued or guaranteed by the governments of Western Europe (United Kingdom, France, Germany, Belgium, the Netherlands, Italy, Switzerland, Denmark, Norway, Sweden, Spain, Ireland and Austria), Australia, Japan and Canada. Generally, such obligations may be subject to the additional risks described in subsection (1) above in connection with the purchase of non-U.S. bank obligations.

          Commercial paper. Each Portfolio may invest in commercial paper (unsecured) rated Prime-1 by Moody’s Investors Service, Inc. (“Moody’s”) or A-1 by Standard & Poor’s Ratings Group (“Standard & Poor’s”) or, if not rated, determined to be of comparable quality by the Subadviser under procedures approved by the Board of Trustees, such as unrated commercial paper issued by corporations having an outstanding unsecured debt issue currently rated Aaa by Moody’s or AAA by Standard & Poor’s.

          Each Portfolio may purchase commercial paper, including asset-backed commercial paper (“ABCP”), that is issued by structured investment vehicles or other conduits. These conduits may be sponsored by mortgage companies, investment banking firms, finance companies, hedge funds, private equity firms and special purpose finance entities. ABCP typically refers to a debt security with an original term to maturity of up to 270 days, the payment of which is supported by cash flows from underlying assets, or one or more liquidity or credit support providers, or both. Assets backing ABCP, which may be included in revolving pools of assets with large numbers of obligors, include credit card, car loan and other consumer receivables and home or commercial mortgages, including subprime mortgages. The repayment of ABCP issued by a conduit depends primarily on the cash collections received from the conduit’s underlying asset portfolio and the conduit’s ability to issue new ABCP. Therefore, there could be losses to a Portfolio investing in ABCP in the event of credit or market value deterioration in the conduit’s underlying portfolio, mismatches in the timing of the cash flows of the underlying asset interests and the repayment obligations of maturing ABCP, or the conduit’s inability to issue new ABCP. To protect investors from these risks, ABCP programs may be structured with various protections, such as credit enhancement, liquidity support, and commercial paper stop-issuance and wind-down triggers. However there can be no guarantee that these protections will be sufficient to prevent losses to investors in ABCP.

          Some ABCP programs provide for an extension of the maturity date of the ABCP if, on the related maturity date, the conduit is unable to access sufficient liquidity through the issue of additional ABCP. This may delay the sale of the underlying collateral and a Portfolio may incur a loss if the value of the collateral deteriorates during the extension period. Alternatively, if collateral for ABCP deteriorates in value, the collateral may be required to be sold at inopportune times or at prices insufficient to repay the principal and interest on the ABCP. ABCP programs may provide for the issuance of subordinated notes as an additional form of credit enhancement. The subordinated notes are typically of a lower credit quality and have a higher risk of default. See “Asset-Backed Securities” below.

           U.S. Government Obligations. Each Portfolio may invest in obligations of, or guaranteed by, the U.S. government, its agencies, instrumentalities or sponsored entities. These include issues of the U.S. Treasury, such as bills, certificates of indebtedness, notes, bonds and Treasury Receipts, which are unmatured interest coupons of U.S. Treasury bonds and notes which have been separated and resold in a custodial receipt program administered by the U.S. Treasury, and issues of agencies and instrumentalities established under the authority of an Act of Congress. Some of the latter category of obligations are supported by the full faith and credit of the United States, others are supported by the right of the issuer to borrow from the U.S. Treasury, and still others are supported only by the credit of the agency or instrumentality. For example, the Portfolios may invest in mortgage-backed or related securities that are issued by the Federal National Mortgage Association (FNMA) or the Federal Home Loan Mortgage Corporation (FHLMC) that are solely the obligations of FNMA or FHLMC, as the case may be, and are not backed by or entitled to the full faith and credit of the United States but are supported by the right of the issuer to borrow from the U.S. Treasury. Although the U.S. government has provided financial support to FNMA and FHLMC, there can be no assurance that it will support these government-sponsored enterprises in the future.

     Repurchase Agreements. Each Portfolio may invest in repurchase agreements, providing for resale within 397 days or less, covering obligations of, or guaranteed by, the U.S. government, its agencies or instrumentalities which may have maturities in excess of 397 days. (See “Additional Investment Strategies--Repurchase Agreements” below for a description of repurchase agreements.)

          Asset-backed securities. Each Portfolio may invest in asset-backed securities that represent fractional interests in pools of retail installment loans, both secured, such as certificates for automobile receivables (“CARS”), and unsecured, or leases or fractional interests in pools of revolving credit card receivables (“CARDS”), both secured and unsecured, as well as other asset-backed securities. These assets are generally held by a trust and payments of principal and interest or interest only are passed through monthly or quarterly to certificate holders and may be guaranteed up to certain amounts by letters of credit issued by a financial institution affiliated or unaffiliated with the trustee or originator of the trust. Underlying automobile sales contracts, leases or credit card receivables are subject to prepayment, which may reduce the overall return to certificate holders. Prepayment rates vary widely and may be affected by changes in market interest rates. It is not possible to accurately predict the average life of a particular pool of loans or receivables and reinvestment of principal may occur at higher or lower rates than the original yield. Therefore, the actual maturity and realized yield on asset-backed securities will vary based upon the prepayment experience of the underlying pool of loans or receivables. Prepayment of principal during periods of declining interest rates may reduce the yield of the Portfolios, since the Portfolios may be forced to reinvest any pre-paid principal in lower yielding securities. Certificate holders may also experience delays in payment on the certificates or losses if the full amounts due on underlying loans, leases or receivables are not realized because of unanticipated legal or administrative costs of enforcing the contracts or because of depreciation or damage to the collateral (usually automobiles) securing certain contracts, or other factors. If consistent with its investment objectives and policies, the Portfolio may invest in other asset-backed securities.

          Mortgage-backed securities (“MBS”) issued by government or private issuers. Interest and principal payments on MBS are typically made monthly, and principal may be prepaid at any time because the underlying mortgage loans or other assets generally may be prepaid at any time. As a result, if a Portfolio purchases such a security at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if a Portfolio purchases these securities at a discount, faster than expected prepayments will increase, while slower than expected prepayments will reduce, yield to maturity. Prepayments on a pool of mortgage loans are influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. Generally, however, prepayments on fixed rate mortgage loans will increase during a period of falling interest rates. Accordingly, amounts available for reinvestment by a Portfolio are likely to be greater during a period of relatively low interest rates and, as a result, are likely to be reinvested at lower interest rates than during a period of relatively high interest rates. MBS may decrease in value as a result of increases in interest rates and may benefit less than other fixed-income securities from declining interest rates because of the risk of prepayment.

          Each Portfolio may invest in MBS that are issued by private issuers, and therefore may have some exposure to subprime loans as well as to the mortgage and credit markets generally. Private issuers include commercial banks, savings associations, mortgage companies, investment banking firms, finance companies and special purpose finance entities (called special purpose vehicles (SPVs) or structured investment vehicles (SIVs) and other entities that acquire and package mortgage loans for resale as MBS.

          Unlike MBS issued or guaranteed by the U.S. government or one of its sponsored entities, MBS issued by private issuers do not have a government or government-sponsored entity guarantee, but may have credit enhancement provided by external entities such as banks or financial institutions or achieved through the structuring of the transaction itself. Examples of such credit support arising out of the structure of the transaction include the issue of senior and subordinated securities (e.g., the issuance of securities by a SPV in multiple classes or “tranches,” with one or more classes being senior to other subordinated classes as to the payment of principal and interest, with the result that defaults on the underlying mortgage loans are borne first by the holders of the subordinated class); creation of “reserve funds” (in which case cash or investments, sometimes funded from a portion of the payments on the underlying mortgage loans, are held in reserve against future losses); and “over-collateralization” (in which case the scheduled payments on, or the principal amount of, the underlying mortgage loans exceeds that required to make payment of the securities and pay any servicing or other fees). However, there can be no guarantee that credit enhancements, if any, will be sufficient to prevent losses in the event of defaults on the underlying mortgage loans.

          In addition, MBS that are issued by private issuers are not subject to the underwriting requirements for the underlying mortgages that are applicable to those MBS that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying private MBS may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored MBS and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Privately issued pools more frequently include second mortgages, high loan-to-value mortgages and manufactured housing loans. The coupon rates and maturities of the underlying mortgage loans in a private-label MBS pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans refer to loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.

          The risk of non-payment is greater for MBS that are backed by mortgage pools that contain subprime loans, but a level of risk exists for all loans. Market factors adversely affecting mortgage loan repayments may include a general economic turndown, high unemployment, a general slowdown in the real estate market, a drop in the market prices of real estate, or an increase in interest rates resulting in higher mortgage payments by holders of adjustable rate mortgages.

          Privately issued MBS are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, MBS held in a Portfolio’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

          Structured Instruments. The Portfolios may invest in structured instruments. See “Additional Investment Strategies--Structured Instruments” below for a description of Structured Instruments.

          Other Short-Term Debt. The Portfolios may invest in other short-term debt securities that meet the credit and maturity requirements of the fund.

          Municipal Obligations. The Portfolios may invest in Municipal Obligations. See “Tax Free Reserves Portfolio--Municipal Obligations” below for a description of Municipal Obligations.

          The Portfolios do not purchase securities which they believe, at the time of purchase, will be subject to exchange controls or non-U.S. withholding taxes; however, there can be no assurance that such laws may not become applicable to certain of the Portfolio’s investments. In the event exchange controls or non-U.S. withholding taxes are imposed with respect to any of the Portfolio’s investments, the effect may be to reduce the income received by the Portfolio on such investments or to prevent the Portfolio from receiving any value in U.S. dollars from its investment in non-U.S. securities.

Tax Free Reserves Portfolio

          The investment objectives of the Portfolio are to provide investors with high levels of current income exempt from federal income taxes, preservation of capital and liquidity. There can, of course, be no assurance that the Portfolio will achieve its investment objectives. The investment objectives of the Portfolio may be changed without approval of the investors in the Portfolio. The Portfolio would, however, give written notice to its investors at least 30 days prior to implementing any change in its investment objectives.

     The Portfolio invests at least 80% of its assets in short-term high quality municipal obligations whose interest is exempt from federal income tax, including the alternative minimum tax (“AMT”). Municipal securities include debt obligations issued by any of the 50 states and their political subdivisions, agencies and public authorities, certain other qualifying governmental issuers (such as Puerto Rico, the U.S. Virgin Islands and Guam) or other qualifying issuers, participation or other interests in these securities and other structured securities. Although municipal securities are issued by qualifying issuers, payments of principal and interest on municipal securities may be derived solely from revenues from certain facilities, mortgages or private industries, and may not be backed by the issuers themselves. The rate of interest paid on these securities normally is lower than the rate of interest paid on fully taxable securities. Subject to this 80% policy, the Portfolio may invest in high quality securities that pay interest that is subject to federal income tax or the AMT. The Portfolio may invest more than 25% of its assets in participation interests in municipal securities that are issued by banks and/or backed by bank obligations.

     The Portfolio, may invest in instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features. These include instruments issued by structured investment or special purpose vehicles or conduits, and may be asset-backed or mortgage-backed securities. Structured instruments may take the form of participation interests or receipts in underlying securities or other assets, and in some cases are backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature that substitutes a floating or variable interest rate for the fixed interest rate on an underlying security. Structured instruments are a type of derivative instrument and the payment and credit qualities of these instruments derive from the assets embedded in the structure. The Portfolio does not intend to use these derivatives to leverage its portfolio or increase its exposure to interest rate or credit risk but these derivatives may not perform as intended.

          The Portfolio seeks to achieve its investment objectives by investing primarily in short-term, high quality fixed rate and variable rate obligations issued by or on behalf of states and municipal governments, and their authorities, agencies, instrumentalities and political subdivisions and other qualifying issuers, the interest on which is exempt from federal income taxes, including participation or other interests in such obligations issued by banks, insurance companies or other financial institutions. (These securities, whether or not the interest thereon is subject to the AMT, are referred to herein as “Municipal Obligations.”) Under normal market conditions, the Portfolio invests at least 80% of its assets in Municipal Obligations and interests in Municipal Obligations that pay interest that is exempt from federal income tax, including the AMT. The Portfolio’s policy to invest at least 80% of its assets, under normal circumstances, in certain Municipal Obligations may be changed without investor approval.

          In determining the tax status of interest on Municipal Obligations, Western Asset Management Company, the Portfolio’s investment subadviser (“Western Asset” or the “Subadviser”), relies on opinions of bond counsel who may be counsel to the issuer. Although the Portfolio will attempt to invest 100% of its assets in Municipal

Obligations, the Portfolio reserves the right to invest up to 20% of its total assets in securities the interest income on which is subject to federal, state and local income tax or the AMT. The Portfolio may invest more than 25% of its assets in participation certificates or other interests in Municipal Obligations issued or backed by banks. In view of this possible “concentration” in bank participation certificates, an investment in the Portfolio should be made with an understanding of the characteristics of the banking industry and the risks which such an investment may entail. (See “Variable Rate Instruments and Participation Interests” below.) The Portfolio may hold uninvested cash reserves pending investment. The Portfolio’s investments may include “when-issued” or “forward delivery” Municipal Obligations, stand-by commitments and taxable repurchase agreements.

          The Portfolio is non-diversified which means that it is not subject to statutory restrictions under the 1940 Act with respect to limiting the investment of its assets in one or relatively few issuers. However, the Portfolio is required under rules applicable to money market funds to diversify its portfolio. Furthermore the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to the nature of a regulated investment company’s gross income and the composition of a regulated investment company’s assets as if those requirements were directly applicable to the Portfolio in a manner that will enable an investor that invests all of its assets in the Portfolio to comply with those Subchapter M qualification requirements with respect to the income allocated to it by the Portfolio and the investor’s proportionate share of the Portfolio’s assets. In order to satisfy those requirements under current law, at the close of each quarter of the Portfolio’s taxable year, at least 50% of the value of the Portfolio’s total assets must be represented by cash, U.S. government securities, securities of other regulated investment companies and other securities, with such other securities limited in respect of any one issuer to not more than 5% in value of the total assets of the Portfolio and not more than 10% of the outstanding voting securities of such issuer. In addition, and again under current law, at the close of each quarter of its taxable year, not more than 25% in value of the Portfolio’s total assets may be invested in securities (other than U.S. government securities and securities of other regulated investment companies) of any one issuer, in securities (other than securities of other regulated investment companies) of any two or more issuers that the Portfolio controls and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses, or in securities of one or more “qualified publicly traded partnerships”.

          All investments by the Portfolio mature or are deemed to mature within 397 days from the date of acquisition and the average maturity of the Portfolio’s securities (on a dollar-weighted basis) is 90 days or less. The maturities of variable rate instruments held by the Portfolio are deemed to be the longer of the notice period, or the period remaining until the next interest rate adjustment, although the stated maturities may be in excess of 397 days. (See “Variable Rate Instruments and Participation Interests” below.)

          All investments by the Portfolio are “eligible securities,” that is, rated in one of the two highest rating categories for short-term obligations by at least two nationally recognized statistical rating organizations (each a “NRSRO”) assigning a rating to the security or issuer or, if only one NRSRO assigns a rating, that NRSRO, or, in the case of an investment which is not rated, of comparable quality as determined by the Subadviser on the basis of its credit evaluation of the obligor or, if applicable, of the bank issuing a participation interest, letter of credit or guarantee, or insurance issued in support of the Municipal Obligations or participation interests. (See “Variable Rate Instruments and Participation Interests” below.) Such instruments may produce a lower yield than would be available from less highly rated instruments. (See “Ratings of Municipal Obligations” below in Appendix B to this Part B of the Registration Statement.)

          Municipal Obligations. The Portfolio invests at least 80% of its assets, under normal circumstances, in Municipal Obligations, including:

          (1) Municipal bonds with remaining maturities deemed to be 397 days or less that are rated within the Aaa or Aa categories at the date of purchase by Moody’s or within the AAA or AA categories by Standard & Poor’s or Fitch or, if not rated by these rating agencies, are of comparable quality as determined by the Subadviser under procedures approved by the Board of Trustees on the basis of the credit evaluation of the obligor on the bonds or of the bank issuing a participation interest or guarantee or of any insurance issued in support of the bonds or the participation interests. See “Municipal Bonds” below.

          (2) Municipal notes with remaining maturities deemed to be 397 days or less that at the date of purchase are rated MIG 1/VMIG 1 or MIG 2/VMIG 2 by Moody’s, SP-1+, SP-1 or SP-2 by Standard & Poor’s or F-1 or F-2 by Fitch or, if not rated by these rating agencies, are of comparable quality as determined by the Manager under procedures approved by the Board of Trustees. See “Municipal Notes” below.

          (3) Municipal commercial paper that is rated Prime-1 or Prime-2 by Moody’s, A-1+, A-1 or A-2 by Standard & Poor’s or F-1 or F-2 by Fitch or, if not rated by these rating agencies, is of comparable quality as determined by the Subadviser under procedures approved by the Board of Trustees. Issues of municipal commercial paper typically represent very short-term, unsecured, negotiable promissory notes. These obligations are often issued to meet seasonal working capital needs of municipalities or to provide interim construction financing and are paid from general revenues of municipalities or are refinanced with long-term debt. In most cases, municipal commercial paper is backed by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or other institutions which may be called upon in the even of default by the issuer of the commercial paper.

          To the extent that the ratings given to the Municipal Obligations or of other securities held by the Portfolio are altered due to changes in any of the Moody’s, Standard & Poor’s or Fitch ratings systems (See Appendix B for an explanation of these rating systems), the Subadviser adopts such changed ratings as standards for its future investments in accordance with the investment policies contained above and in the Part A to this Registration Statement.

          The Trustees have determined that any Municipal Obligation that depends directly, or indirectly through a government insurance program or other guarantee, on the full faith and credit of the U.S. government is considered to have a rating in the highest category. Where necessary to ensure that the Municipal Obligations are “eligible securities” (e.g., within the two highest ratings assigned by Moody’s, Standard & Poor’s or Fitch or, if not rated, are of comparable quality as determined by the Subadviser under procedures approved by the Board of Trustees), or where the obligations are not freely transferable, the Portfolio will require that the obligation to pay the principal and accrued interest be backed by an unconditional irrevocable bank letter of credit, a guarantee, insurance policy or other comparable undertaking of an approved financial institution.

          Municipal Bonds. Municipal bonds are debt obligations of states, cities, municipalities and municipal agencies and authorities which generally have a maturity at the time of issuance of one year or more and which are issued to raise funds for various public purposes, such as construction of a wide range of public facilities, refunding outstanding obligations or obtaining funds for institutions and facilities. The two principal classifications of municipal bonds are “general obligation” and “revenue” bonds. General obligation bonds are secured by the issuer’s pledge of its full faith, credit and taxing power for the payment of principal and interest. The principal of and interest on revenue bonds are payable from the income of specific projects or authorities and generally are not supported by the issuer’s general power to levy taxes. In some cases, revenues derived from specific taxes are pledged to support payments on a revenue bond.

          In addition, certain kinds of private activity bonds (“PABs”) are issued by or on behalf of public authorities to provide funding for various privately operated industrial facilities, such as warehouse, office, plant and store facilities and environmental and pollution control facilities. PABs are, in most cases, revenue bonds. The payment of the principal and interest on PABs usually depends solely on the ability of the user of the facilities financed by the bonds or other guarantor to meet its financial obligations and, in certain instances, the pledge of real and personal property as security for payment. Many PABs may not be readily marketable; however, it is expected that the PABs or the participation certificates in PABs purchased by the Portfolio will have liquidity because they generally will be supported by demand features to “high quality” banks, insurance companies or other financial institutions.

          Municipal bonds may be issued as “zero-coupon” obligations. Zero-coupon bonds are issued at a discount from their principal amount in lieu of paying interest periodically. Because zero-coupon bonds do not pay current interest in cash, their value is subject to greater fluctuation in response to changes in market interest rates than bonds that pay interest currently. Zero-coupon bonds allow an issuer to avoid the need to generate cash to meet current interest payments. Accordingly, such bonds may involve greater credit risks than bonds paying interest currently in cash. The Portfolio is required to accrue interest income on such investments and to distribute such amounts at least annually to shareholders even though zero-coupon bonds do not pay current interest in cash. Thus, it may be necessary at times for the Portfolio to liquidate investments in order to satisfy its dividend requirements.

          Municipal Notes. There are four major varieties of state and municipal notes: Tax and Revenue Anticipation Notes (“TRANs”); Tax Anticipation Notes (“TANs”); Revenue Anticipation Notes (“RANs”); and Bond Anticipation Notes (“BANs”). TRANs, TANs and RANs are issued by states, municipalities and other tax-exempt issuers to finance short-term cash needs or, occasionally, to finance construction. Many TRANs, TANs and RANs are general obligations of the issuing entity payable from taxes or designated revenues, respectively, expected to be received within the related fiscal period. BANs are issued with the expectation that their principal and interest will be paid out of proceeds from renewal notes or bonds to be issued prior to the maturity of the BANs. BANs are issued most frequently by both general obligation and revenue bond issuers usually to finance such items as land acquisition, facility acquisition and/or construction and capital improvement projects.

          For an explanation of the ratings of Municipal Obligations by Moody’s, Standard & Poor’s and Fitch, see Appendix B.

          Municipal Lease Obligations. Participations in municipal leases are undivided interests in a portion of a lease or installment purchase issued by a state or local government to acquire equipment or facilities. Municipal leases frequently have special risks not normally associated with general obligation bonds or revenue bonds. Many leases include “non-appropriation” clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. Although the obligations are typically secured by the leased equipment or facilities, the disposition of the property in the event of non-appropriation or foreclosure might, in some cases, prove difficult. Municipal lease obligations are deemed to be illiquid unless otherwise determined by the Board of Trustees.

          Variable Rate Instruments and Participation Interests. The Portfolio may purchase variable rate instruments and participation interests in Municipal Obligations. Variable rate instruments that the Portfolio may purchase are Municipal Obligations (including municipal notes and municipal commercial paper) that provide for a periodic adjustment in the interest rate paid on the instrument and permit the holder to receive payment upon a specified number of days’ notice of the unpaid principal balance plus accrued interest either from the issuer or by drawing on a bank letter of credit, a guarantee or an insurance policy issued with respect to such instrument or by tendering or “putting” such instrument to a third party (called a liquidity feature). A participation interest in a Municipal Obligation gives the Portfolio an undivided interest in the Municipal Obligation in the proportion that the Portfolio’s participation bears to the total principal amount of the Municipal Obligation and provides the liquidity feature.

     Variable rate demand instruments in which the Portfolio may invest include variable rate demand preferred shares or other forms of liquidity protected preferred shares that are issued by closed end investment companies that invest in municipal securities. These preferred shares have a liquidation preference and pay a dividend that is set weekly or at some other interval (typically 28 days) by a remarketing agent or through a similar process that is designed to approximate current prevailing interest rates. A Portfolio, as a holder of one of these instruments, will have the right to tender the securities for remarketing or, if the securities can not be remarketed, to tender the securities to a liquidity provider, in each case at a price equal to its liquidation preference plus accrued dividends. A Portfolio would have no right to tender the shares to the issuer for payment or redemption, and the shares will be not freely transferable. A Portfolio will be subject to the risk that the liquidity provider will not be able to honor its unconditional commitment to purchase the shares.

          The variable rate instruments in which the Portfolio’s assets may be invested are payable upon a specified period of notice which may range from one day up to one year. The terms of the instruments provide that interest rates are adjustable at intervals ranging from daily to up to one year and the adjustments are based upon the prime rate of a bank or other appropriate interest rate adjustment index as provided in the respective instruments. Variable rate instruments in which the Portfolio may invest include participation interests in variable or fixed-rate Municipal Obligations owned by a bank, insurance company or other financial institution or affiliated organizations. Although the rate of the underlying Municipal Obligations may be fixed, the terms of the participation interest may result in the Portfolio receiving a variable rate on its investment. The Subadviser has been instructed by the Trustees to monitor continually the pricing, quality and liquidity of the variable rate instruments held by the Portfolio, including the participation interests, on the basis of published financial information and reports of the rating agencies and other bank analytical services to which the Portfolio may subscribe. An unrated variable rate instrument may be determined to meet the Portfolio’s high quality criteria if it is backed by a letter of credit or guarantee or a right to tender or put the instrument to a third party or if it is insured by an insurer that meets the high quality criteria for the Portfolio discussed above or on the basis of a credit evaluation of the underlying obligor. If the credit of the obligor is of “high quality,” no credit support from a bank or other financial institution will be necessary. Each unrated variable rate instrument will be evaluated on a quarterly basis to determine that it continues to meet the Portfolio’s high quality criteria.

          Participation interests in Municipal Obligations may be backed by an irrevocable letter of credit or guarantee of, or a right to put to, a bank (which may be the bank issuing the participation interest, a bank issuing a confirming letter of credit to that of the issuing bank, or a bank serving as agent of the issuing bank with respect to the possible repurchase of the participation interest) or insurance policy of an insurance company that has been determined by the Subadviser to meet the prescribed quality standards of the Portfolio. The Portfolio has the right to sell the participation interest back to the institution or draw on the letter of credit or insurance after a specified period of notice, for all or any part of the full principal amount of the Portfolio’s participation in the security, plus accrued interest. The Portfolio intends to exercise the liquidity feature only (1) upon a default under the terms of the bond documents, (2) as needed to provide liquidity to the Portfolio in order to facilitate withdrawals from the Portfolio, or (3) to maintain a high quality investment portfolio. In some cases, this liquidity feature may not be exercisable in the event of a default on the underlying Municipal Obligations; in these cases, the underlying Municipal Obligations must meet the Portfolio’s high credit standards at the time of purchase of the participation interest. Issuers of participation interests will retain a service and letter of credit fee and a fee for providing the liquidity feature, in an amount equal to the excess of the interest paid on the instruments over the negotiated yield at which the participations were purchased on behalf of the Portfolio. With respect to insurance, the Portfolio will attempt to have the issuer of the participation interest bear the cost of the insurance, although the Portfolio may also purchase insurance, in which case the cost of insurance will be an expense of the Portfolio. Although participation interests may be sold, the Portfolio intends to hold them until maturity, except under the circumstances stated above. Participation interests may include municipal lease obligations. Purchase of a participation interest may involve the risk that the Portfolio will not be deemed to be the owner of the underlying Municipal Obligation for purposes of the ability to claim tax exemption of interest paid on that Municipal Obligation.

          In view of the possible concentration of the Portfolio in participation interests in Municipal Obligations issued by banks and/or secured by bank letters of credit or guarantees, an investment in the Portfolio should be made with an understanding of the characteristics of the banking industry and the risks which such an investment may entail. Banks are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments which may be made and interest rates and fees which may be charged. The profitability of this industry is largely dependent upon the availability and cost of capital funds for the purpose of financing lending operations under prevailing money market conditions. Also, general economic conditions play an important part in the operation of this industry and exposure to credit losses arising from possible financial difficulties of borrowers might affect a bank’s ability to meet its obligations under a letter of credit.

          Periods of high inflation and periods of economic slowdown, together with the fiscal measures adopted to attempt to deal with them, have brought wide fluctuations in interest rates. When interest rates rise, the value of fixed income securities generally falls; and vice versa. While this is true for variable rate instruments generally, the variable rate nature of the underlying instruments should minimize these changes in value. Accordingly, as interest rates decrease or increase, the potential for capital appreciation and the risk of potential capital depreciation is less than would be the case with a portfolio of fixed interest rate securities. Because the adjustment of interest rates on the variable rate instruments is made in relation to movements of various interest rate adjustment indices, the variable rate instruments are not comparable to long-term fixed rate securities. Accordingly, interest rates on the variable rate instruments may be higher or lower than current market rates for fixed rate obligations of comparable quality with similar maturities.

          Because of the variable rate nature of the instruments, when prevailing interest rates decline the Portfolio’s yield will decline and its shareholders will forgo the opportunity for capital appreciation. On the other hand, during periods when prevailing interest rates increase, the Portfolio’s yield will increase and its shareholders will have reduced risk of capital depreciation.

          For purposes of determining whether a variable rate instrument held by the Portfolio matures within 397 days from the date of its acquisition, the maturity of the instrument will be deemed to be the longer of (1) the period required before the Portfolio is entitled to receive payment of the principal amount of the instrument after notice or (2) the period remaining until the instrument’s next interest rate adjustment, except that an instrument issued or guaranteed by the U.S. government or any agency thereof shall be deemed to have a maturity equal to the period remaining until the next adjustment of the interest rate. The maturity of a variable rate instrument will be determined in the same manner for purposes of computing the Portfolio’s dollar-weighted average portfolio maturity.

          Structured Instruments. See “Additional Investment Strategies-- Structured Instruments” below for a description of Structured Instruments.

          Stand-by Commitments. When the Portfolio purchases Municipal Obligations, it may also acquire stand-by commitments from banks with respect to such Municipal Obligations. The Portfolio also may acquire stand-by commitments from broker-dealers. Under a stand-by commitment, a bank or broker-dealer agrees to purchase at the Portfolio’s option a specified Municipal Obligation at a specified price. A stand-by commitment is the equivalent of a “put” option acquired by the Portfolio with respect to a particular Municipal Obligation held in the Portfolio’s portfolio.

          The amount payable to the Portfolio upon the exercise of a stand-by commitment normally would be (1) the acquisition cost of the Municipal Obligation (excluding any accrued interest paid on the acquisition), less any amortized market premium or plus any amortized market or original issue discount during the period the Portfolio owned the security, plus (2) all interest accrued on the security since the last interest payment date during the period the security was owned by the Portfolio. Absent unusual circumstances relating to a change in market value, the Portfolio would value the underlying Municipal Obligation at amortized cost. Accordingly, the amount payable by a bank or dealer during the time a stand-by commitment is exercisable would be substantially the same as the market value of the underlying Municipal Obligation. The Portfolio values stand-by commitments at zero for purposes of computing the value of its net assets.

          The stand-by commitments that the Portfolio may enter into are subject to certain risks, which include the ability of the issuer of the commitment to pay for the securities at the time the commitment is exercised and the fact that the commitment is not marketable by the Portfolio and the maturity of the underlying security will generally be different from that of the commitment.

     Taxable Securities. Although under normal circumstances the Portfolio attempts to invest 100% of its net assets in Municipal Obligations, the Portfolio may invest up to 20% of the value of its net assets in securities of the kind described below, the interest income on which is subject to federal income tax. Circumstances in which the Portfolio may invest in taxable securities include the following: (a) pending investment in the type of securities described above; (b) to maintain liquidity for the purpose of meeting anticipated withdrawals; and (c) when, in the opinion of the Subadviser, it is advisable to do so because of adverse market conditions affecting the market for Municipal Obligations. In addition, for temporary defensive purposes, the Portfolio may invest without limit in taxable securities. The kinds of taxable securities in which the Portfolio’s assets may be invested are limited to the following short-term, fixed-income securities (maturing in 397 days or less from the time of purchase): (1) obligations of the U.S. government or its agencies, instrumentalities or authorities; (2) commercial paper rated Prime-1 or Prime-2 by Moody’s, A-1+, A-1 or A-2 by Standard & Poor’s or F-1+, F-1 or F-2 by Fitch; (3) certificates of deposit of U.S. banks with assets of $1 billion or more; and (4) repurchase agreements with respect to any Municipal Obligations or obligations of the U.S. government or its agencies, instrumentalities or authorities. See “Liquid Reserves Portfolio and Cash Reserves Portfolio” above for a description of these types of investments. As described above, the Portfolio’s assets may also be invested in Municipal Obligations which are subject to an AMT.

U.S. Treasury Reserves Portfolio

          The investment objective of the Portfolio is to provide investors with liquidity and as high a level of current income from U.S. government obligations as is consistent with preservation of capital. There can, of course, be no assurance that the Portfolio will achieve its investment objective. The investment objective of the Portfolio may be changed without the approval of the investors in the Portfolio. The Portfolio would, however, give written notice to its investors at least 30 days prior to implementing any change in its investment objective.

     The Portfolio under normal circumstances invests all of its assets in direct obligations of the U.S. Treasury, including U.S. Treasury bills, notes and bonds. Although the Portfolio invests in U.S. government obligations, an investment in the Portfolio is neither insured nor guaranteed by the U.S. government. Although the Portfolio is permitted to maintain a weighted average maturity of up to 90 days, under normal conditions the Portfolio will maintain a shorter maturity. The Portfolio may not generate as high a yield as other funds with longer weighted average maturities.

          The Portfolio seeks to achieve its investment objective by investing in obligations of the U.S. Treasury, such as bills, certificates of indebtedness, notes and bonds.

          All investments by the Portfolio are in “first tier” securities (i.e., securities rated in the highest rating category for short-term obligations by at least two nationally recognized statistical rating organizations (each, an “NRSRO”) assigning a rating to the security or issuer or, if only one NRSRO assigns a rating, that NRSRO or, in the case of an investment which is not rated, of comparable quality as determined by the Subadviser under procedures approved by the Board of Trustees) and are determined by the Subadviser under procedures approved by the Board of Trustees to present minimal credit risks. Investments in high quality, short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or a longer term. The Portfolio may hold uninvested cash pending investment.

Institutional Enhanced Portfolio

          The investment objective of Institutional Enhanced Portfolio is to provide investors with a higher level of income than a money market fund and greater principal safety and stability than a portfolio investing in intermediate and long-term fixed-income securities. There can, of course, be no assurance that the Portfolio will achieve its investment objective. The investment objective of the Portfolio may be changed without the approval of the investors in the Portfolio.

          The Portfolio invests primarily in money market instruments and other short-term debt securities denominated in U.S. dollars. The Portfolio’s investments may include obligations of U.S. and non-U.S. banks and other U.S. and foreign private issuers; commercial paper, including mortgage and asset-backed commercial paper; other mortgage-and asset-backed securities, including collateralized mortgage obligations; obligations of the U.S. government and its agencies and instrumentalities, and repurchase agreements for these obligations; and obligations issued or guaranteed by the governments of Western Europe, Australia, Japan and Canada.

          The Portfolio may invest in structured instruments, including securities that have demand, tender or put features, or interest rate reset features. These include instruments issued by structured investment or special purpose vehicles or conduits, and may be asset-backed or mortgage-backed securities. Structured instruments may take the form of participation interests or receipts in underlying securities or other assets, and in some cases are backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed interest rate on an underlying security. Structured instruments are a type of derivative instrument and the payment and credit qualities of these instruments derive from the assets embedded in the structure. The Portfolio does not intend to use these derivatives to leverage the Portfolio’s investment portfolio or increase its exposure to interest rate or credit risk but these derivatives may not perform as intended.

          Under the 1940 Act, the Portfolio is classified as “diversified.” A “diversified investment company” must invest at least 75% of its assets in cash and cash items, U.S. government securities, investment company securities and other securities limited as to any one issuer to not more than 5% of the total assets of the investment company and not more than 10% of the voting securities of the issuer.

          Bank Obligations. The Portfolio may, from time to time, invest in bank obligations, such as certificates of deposit, fixed time deposits and bankers’ acceptances. Up to 25% of the Portfolio’s assets may be invested at any time in dollar denominated obligations of domestic and foreign banks, including a U.S. branch of a foreign bank or a non-U.S. branch of a U.S. bank.

          The Portfolio limits its investments in U.S. bank obligations (including, for these purposes, their non-U.S. branches) to banks having total assets in excess of $1 billion and which are subject to regulation by an agency of the U.S. government. The Portfolio may also invest in certificates of deposit issued by banks the deposits in which are insured by the Federal Deposit Insurance Corporation (“FDIC”), having total assets of less than $1 billion, provided that the Portfolio at no time owns certificates of deposit with a principal amount in excess of the amount that is fully insured by FDIC insurance of any one of those issuers.

          Certificates of deposit are savings certificates generally issued by commercial banks that bear a maturity date and a specified interest rate, and can be issued in any denomination. Fixed time deposits are obligations which are payable at a stated maturity date and bear a fixed rate of interest. Generally, fixed time deposits may be withdrawn on demand by the Portfolio, but they may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. Although fixed time deposits do not have a market, there are no contractual restrictions on the Portfolio’s right to transfer a beneficial interest in the deposit to a third party. A bankers’ acceptance is a draft drawn on and accepted by a bank that orders payment to a third party at a later date. Bankers’ acceptances generally act as a negotiable time draft for financing imports, exports, or other transactions in goods.

          U.S. banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to be insured by the FDIC. U.S. banks organized under state law are supervised and examined by state banking authorities and are members of the Federal Reserve System only if they elect to join. However, state banks which are insured by the FDIC are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal and state laws and regulations, U.S. branches of U.S. banks, among other things, are generally required to maintain specified levels of reserves, and are subject to other supervision and regulation designed to promote financial soundness.

          The Portfolio limits its investments in “non-U.S. bank obligations” to U.S. dollar-denominated obligations of banks that at the time of investment are non-U.S. branches or subsidiaries of U.S. banks which meet the criteria in the preceding paragraphs or are U.S. or non-U.S. branches of non-U.S. banks that (i) have more than $10 billion, or the equivalent in other currencies, in total assets; (ii) in terms of assets are among the 75 largest non-U.S. banks in the world; (iii) have branches or agencies in the United States; and (iv) in the opinion of the Subadviser, are of an investment quality comparable with obligations of U.S. banks which may be purchased by the Portfolio. These obligations may be general obligations of the parent bank, in addition to the issuing branch or subsidiary, but the parent bank’s obligations may be limited by the terms of the specific obligation or by governmental regulation. The Portfolio also limits its investments in non-U.S. bank obligations to banks, branches and subsidiaries located in Western Europe (United Kingdom, France, Germany, Belgium, the Netherlands, Italy, Switzerland, Denmark, Norway, Sweden, Spain, Ireland and Austria), Australia, Japan, the Cayman Islands, the Bahamas and Canada. The Portfolio does not purchase any bank obligation of any affiliate of the Subadviser.

          Since the Portfolio may hold investments in non-U.S. bank obligations, an investment in the Portfolio involves certain additional risks. Such investment risks include future political and economic developments, the possible imposition of non-U.S. withholding taxes on interest income payable on such obligations held by the Portfolio, the possible seizure or nationalization of non-U.S. deposits and the possible establishment of exchange controls or other non-U.S. governmental laws or restrictions applicable to the payment of the principal of and interest on certificates of deposit or time deposits that might affect adversely such payment on such obligations held by the Portfolio. In addition, there may be less publicly-available information about a non-U.S. branch or subsidiary of a U.S. bank or a U.S. or non-U.S. branch of a non-U.S. bank than about a U.S. bank and such branches and subsidiaries may not be subject to the same or similar regulatory requirements that apply to U.S. banks, such as mandatory reserve requirements, loan limitations and accounting, auditing and financial record-keeping standards and requirements.

          The provisions of federal law governing the establishment and operation of U.S. branches do not apply to non-U.S. branches of U.S. banks. However, the Portfolio may purchase obligations only of those non-U.S. branches of U.S. banks which were established with the approval of the Board of Governors of the Federal Reserve System (the “Board of Governors”). As a result of such approval, these branches are subject to examination by the Board of Governors and the Comptroller of the Currency. In addition, such non-U.S. branches of U.S.

banks are subject to the supervision of the U.S. bank and creditors of the non-U.S. branch are considered general creditors of the U.S. bank subject to whatever defenses may be available under the governing non-U.S. law and the terms of the specific obligation. Nonetheless, the Portfolio generally will be subject to whatever risk may exist that the non-U.S. country may impose restrictions on payment of certificates of deposit or time deposits.

          U.S. branches of non-U.S. banks are subject to the laws of the state in which the branch is located or to the laws of the United States. Such branches are therefore subject to many of the regulations, including reserve requirements, to which U.S. banks are subject. In addition, the Portfolio may purchase obligations only of those U.S. branches of non-U.S. banks which are located in states which impose the additional requirement that the branch pledge to a designated bank within the state an amount of its assets equal to 5% of its total liabilities.

          Non-U.S. banks in whose obligations the Portfolio may invest may not be subject to the laws and regulations referred to in the preceding two paragraphs.

          Non-U.S. Government Obligations. The Portfolio may invest in obligations of, or guaranteed by, non-U.S. governments. The Portfolio limits its investments in non-U.S. government obligations to obligations issued or guaranteed by the governments of Western Europe (United Kingdom, France, Germany, Belgium, the Netherlands, Italy, Switzerland, Denmark, Norway, Sweden, Spain, Ireland and Austria), Australia, Japan and Canada. Generally, such obligations may be subject to the additional risks described in “Bank Obligations” above in connection with the purchase of non-U.S. bank obligations.

          Corporate Debt Obligations. The Portfolio may invest in corporate debt obligations, which may be issued by corporations, limited partnerships and other similar entities. Corporate debt obligations include corporate bonds, debentures, notes, commercial paper and other obligations of corporations to pay interest and repay principal, and include securities issued by banks and other financial institutions. These instruments are used by companies to borrow money from investors. The issuer pays the investor a fixed or variable rate of interest and must repay the amount borrowed at maturity. Commercial paper (short-term unsecured promissory notes) is issued by companies to finance their current obligations and normally has a maturity of less than 9 months.

          Bonds, notes and debentures in which the Portfolio may invest may differ in interest rates, maturities, and times of issuance. The market value of the Portfolio’s corporate debt obligations will change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding debt obligations generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Moreover, while debt obligations with longer maturities tend to produce higher yields, the price of longer maturity obligations also is subject to greater market fluctuations as a result of changes in interest rates.

          Commercial Paper. The Portfolio may purchase commercial paper, including asset-backed commercial paper (“ABCP”) that is issued by structured investment vehicles or other conduits. These conduits may be sponsored by mortgage companies, investment banking firms, finance companies, hedge funds, private equity firms and special purpose finance entities. ABCP typically refers to a debt security with an original term to maturity of up to 270 days, the payment of which is supported by cash flows from underlying assets, or one or more liquidity or credit support providers, or both. Assets backing ABCP, which may be included in revolving pools of assets with large numbers of obligors, include credit card, car loan and other consumer receivables and home or commercial mortgages, including subprime mortgages. The repayment of ABCP issued by a conduit depends primarily on the cash collections received from the conduit’s underlying asset portfolio and the conduit’s ability to issue new ABCP. Therefore, there could be losses to the Portfolio investing in ABCP in the event of credit or market value deterioration in the conduit’s underlying portfolio, mismatches in the timing of the cash flows of the underlying asset interests and the repayment obligations of maturing ABCP, or the conduit’s inability to issue new ABCP. To protect investors from these risks, ABCP programs may be structured with various protections, such as credit enhancement, liquidity support, and commercial paper stop-issuance and wind-down triggers. However there can be no guarantee that these protections will be sufficient to prevent losses to investors in ABCP.

          Some ABCP programs provide for an extension of the maturity date of the ABCP if, on the related maturity date, the conduit is unable to access sufficient liquidity through the issue of additional ABCP. This may delay the sale of the underlying collateral and the Portfolio may incur a loss if the value of the collateral deteriorates during the extension period. Alternatively, if collateral for ABCP deteriorates in value, the collateral may be required to be sold at inopportune times or at prices insufficient to repay the principal and interest on the ABCP. ABCP programs may provide for the issuance of subordinated notes as an additional form of credit enhancement. The subordinated notes are typically of a lower credit quality and have a higher risk of default. See also “Asset Backed Securities” below.

          U.S. Government Obligations. The Portfolio may invest in obligations of, or guaranteed by, the U.S. government, its agencies, instrumentalities or sponsored entities. These include issues of the U.S. Treasury, such as bills, certificates of indebtedness, notes, bonds and Treasury Receipts, which are unmatured interest coupons of U.S. Treasury bonds and notes which have been separated and resold in a custodial receipt program administered by the U.S. Treasury, and issues of agencies and instrumentalities established under the authority of an Act of Congress. Some of the latter category of obligations are supported by the full faith and credit of the United States, others are supported by the right of the issuer to borrow from the U.S. Treasury, and still others are supported only by the credit of the agency or instrumentality. For example, the Portfolio may invest in securities that are issued by the Federal National Mortgage Association (FNMA) or the Federal Home Loan Mortgage Corporation (FHLMC) that are solely the obligations of FNMA or FHLMC, as the case may be, and are not backed by or entitled to the full faith and credit of the United States but are supported by the right of the issuer to borrow from the U.S. Treasury. Although the U.S. government has provided financial support to FNMA and FHLMC, there can be no assurance that it will support these government-sponsored enterprises in the future.

          Asset Backed Securities. The Portfolio may invest in asset-backed securities that represent fractional interests in pools of retail installment loans, both secured, such as certificates for automobile receivables (“CARS”), and unsecured, or leases or fractional interests in pools of revolving credit card receivables (“CARDS”), both secured and unsecured, as well as other asset-backed securities. These assets are generally held by a trust and payments of principal and interest or interest only are passed through monthly or quarterly to certificate holders and may be guaranteed up to certain amounts by letters of credit issued by a financial institution affiliated or unaffiliated with the trustee or originator of the trust. Underlying automobile sales contracts, leases or credit card receivables are subject to prepayment, which may reduce the overall return to certificate holders. Prepayment rates vary widely and may be affected by changes in market interest rates. It is not possible to accurately predict the average life of a particular pool of loans or receivables and reinvestment of principal may occur at higher or lower rates than the original yield. Therefore, the actual maturity and realized yield on asset-backed securities will vary based upon the prepayment experience of the underlying pool of loans or receivables. Prepayment of principal during periods of declining interest rates may reduce the yield of the fund, since the fund may be forced to reinvest any pre-paid principal in lower yielding securities. Certificate holders may also experience delays in payment on the certificates or losses if the full amounts due on underlying loans, leases or receivables are not realized because of unanticipated legal or administrative costs of enforcing the contracts or because of depreciation or damage to the collateral (usually automobiles) securing certain contracts, or other factors. If consistent with its investment objectives and policies, the Portfolio may invest in other asset-backed securities.

          Mortgage-Backed Securities. The Portfolio may invest in mortgage-backed securities (“MBS”) issued by government or private issuers. Interest and principal payments on MBS are typically made monthly, and principal may be prepaid at any time because the underlying mortgage loans or other assets generally may be prepaid at any time. As a result, if the Portfolio purchases such a security at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if the Portfolio purchases these securities at a discount, faster than expected prepayments will increase, while slower than expected prepayments will reduce, yield to maturity. Prepayments on a pool of mortgage loans are influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. Generally, however, prepayments on fixed rate mortgage loans will increase during a period of falling interest rates. Accordingly, amounts available for reinvestment by the Portfolio are likely to be greater during a period of relatively low interest rates and, as a result, are likely to be reinvested at lower interest rates than during a period of relatively high interest rates. Mortgage-backed securities may decrease in value as a result of increases in interest rates and may benefit less than other fixed income securities from declining interest rates because of the risk of prepayment.

          The Portfolio may invest in MBS that are issued by private issuers, and therefore may have some exposure to subprime loans as well as to the mortgage and credit markets generally. Private issuers include commercial banks, savings associations, mortgage companies, investment banking firms, finance companies and special purpose finance entities (called special purpose vehicles (SPVs) or structured investment vehicles (SIVs) and other entities that acquire and package mortgage loans for resale as MBS.

          Unlike MBS issued or guaranteed by the U.S. government or one of its sponsored entities, MBS issued by private issuers do not have a government or government-sponsored entity guarantee, but may have credit enhancement provided by external entities such as banks or financial institutions or achieved through the structuring of the transaction itself. Examples of such credit support arising out of the structure of the transaction include the issue of senior and subordinated securities (e.g., the issuance of securities by a SPV in multiple classes or “tranches,” with one or more classes being senior to other subordinated classes as to the payment of principal and interest, with the result that defaults on the underlying mortgage loans are borne first by the holders of the subordinated class); creation of “reserve funds” (in which case cash or investments, sometimes funded from a portion of the payments on the underlying mortgage loans, are held in reserve against future losses); and “over-collateralization” (in which case the scheduled payments on, or the principal amount of, the underlying mortgage loans exceeds that required to make payment of the securities and pay any servicing or other fees). However, there can be no guarantee that credit enhancements, if any, will be sufficient to prevent losses in the event of defaults on the underlying mortgage loans.

          In addition, MBS that are issued by private issuers are not subject to the underwriting requirements for the underlying mortgages that are applicable to those MBS that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying private MBS may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored MBS and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Privately issued pools more frequently include second mortgages, high loan-to-value mortgages and manufactured housing loans. The coupon rates and maturities of the underlying mortgage loans in a private-label MBS pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans refer to loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.

          The risk of non-payment is greater for MBS that are backed by mortgage pools that contain subprime loans, but a level of risk exists for all loans. Market factors adversely affecting mortgage loan repayments may include a general economic turndown, high unemployment, a general slowdown in the real estate market, a drop in the market prices of real estate, or an increase in interest rates resulting in higher mortgage payments by holders of adjustable rate mortgages.

          Privately issued MBS are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, MBS held in a fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

          Collateralized Mortgage Obligations.  The Portfolio may invest in collateralized mortgage obligations (“CMOs”). CMOs, a type of mortgage-backed security, are bonds that represent claims to specific cash flows from large pools of home mortgages. The streams of principal and interest payments on the mortgages are distributed to the different classes of CMO interests, known as tranches, according to a complicated deal structure. Each tranche may have different principal balances, coupon rates, prepayment risks, and maturity dates (ranging from a few months to twenty years). CMOs are often highly sensitive to changes in interest rates and any resulting change in the rate at which homeowners sell their properties, refinance, or otherwise pre-pay their loans. Investors in these securities may not only be subjected to this prepayment risk, but also exposed to significant market and liquidity risks.

          Guaranteed Mortgage Pass-Through Securities. Guaranteed mortgage pass-through securities are mortgage pass-through securities representing participation interests in pools of residential mortgage loans originated by U.S. governmental or private lenders and guaranteed, to the extent provided in such securities, by the U.S. government or one of its agencies or instrumentalities. Any guarantee of such securities runs only to principal and interest payments on the securities and not to the market value of such securities or the principal and interest payments on the underlying mortgages. In addition, the guarantee only runs to the portfolio securities held by the Portfolio and not to the purchase of shares of the Portfolio. Such securities, which are ownership interests in the underlying mortgage loans, differ from conventional debt securities, which provide for periodic payment of interest in fixed amounts (usually semi-annually) and principal payments at maturity or on specified call dates. Mortgage pass-through securities provide for monthly payments that are a “pass-through” of the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees paid to the guarantor of such securities and the servicer of the underlying mortgage loans. Guaranteed mortgage pass through securities are often sold on a to-be-acquired or “TBA” basis. Such securities are typically sold one to three months in advance of issuance, prior to the identification of the underlying pools of mortgage securities but with the interest payment provisions fixed in advance. The underlying pools of mortgage securities are identified shortly before settlement and must meet certain parameters. The guaranteed mortgage pass-through securities in which the Portfolio may invest may include those issued or guaranteed by the Government National Mortgage Association (Ginnie Mae), the Federal National Mortgage Association(Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac).

     Structured Instruments. The Portfolio may invest in structured instruments that have been structured typically by a bank, broker/dealer or other financial institution. They generally consist of a trust or partnership through which the Portfolio holds an interest in one or more underlying bonds or other debt obligations coupled with a conditional right to sell (“put”) the Portfolio’s interest in the underlying bonds at par plus accrued interest to a financial institution (a “Liquidity Provider”). With respect to tax-exempt instruments, the instrument is typically structured as a trust or partnership which provides for pass-through tax-exempt income. Structured instruments in which the Portfolio may invest include: (1) “Tender Option Bonds”, which are instruments which grant the holder thereof the right to put an underlying bond at par plus accrued interest at specified intervals to a Liquidity Provider; (2) “Swap Products”, in which the trust or partnership swaps the payments due on an underlying bond with a swap counterparty who agrees to pay a floating money market interest rate; and (3) “Partnerships”, which allocate to the partners income, expenses, capital gains and losses in accordance with a governing partnership agreement.

     Structured instruments are derivatives. Derivatives raise certain tax, legal, regulatory and accounting issues which may not be presented by direct investments in debt obligations. There is some risk that certain issues could be resolved in a manner that could adversely impact the performance of the Portfolio.

     Lending of Securities. Consistent with applicable regulatory requirements and in order to generate income, the Portfolio may lend its securities to broker/dealers and other institutional borrowers. Such loans will usually be made only to member banks of the U.S. Federal Reserve System and to member firms of the New York Stock Exchange (“NYSE”) (and subsidiaries thereof). Loans of securities would be secured continuously by collateral in cash, cash equivalents, or U.S. government obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral received by the Portfolio would be invested in high quality short-term instruments, or in one or more funds maintained by the lending agent for this purpose. During the term of the loan, the Portfolio will continue to have investment risk with respect to the security loaned, as well as risk with respect to the investment of the cash collateral. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, the Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and with respect to cash collateral would receive any income generated by the Portfolio’s investment of the collateral (subject to a rebate payable to the borrower and the a percentage of the income payable to lending agent). Where the borrower provides the Portfolio with collateral other than cash, the borrower is also obligated to pay the Portfolio a fee for use of the borrowed securities. The Portfolio would not, however, have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of its consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the subadviser to be of good standing, and when, in the judgment of the subadviser, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, the Portfolio could suffer loss if the loan is terminated and the Portfolio is forced to liquidate investments at a loss in order to return the cash collateral to the buyer. If the Portfolio does lend securities, it is not intended that the value of the securities loaned by the Portfolio would exceed 33 1/3% of the value of its net assets.

     Private Placements and Illiquid Investments. The Portfolio may invest up to 15% of its net assets in securities for which there is no readily available market. If, due to subsequent fluctuations in value or any other reasons, the value of the Portfolio’s illiquid securities exceeds this percentage limitation, the Portfolio will consider what actions, if any, are necessary to maintain adequate liquidity. These illiquid securities may include privately placed restricted securities for which no institutional market exists. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Portfolio to sell them promptly at an acceptable price.

     Exchange Controls and Non-U.S. Withholding Taxes. The Portfolio does not purchase securities which it believes, at the time of purchase, will be subject to exchange controls or non-U.S. withholding taxes; however, there can be no assurance that such laws may not become applicable to certain of the Portfolio’s investments. In the event exchange controls or non-U.S. withholding taxes are imposed with respect to any of the Portfolio’s investments, the effect may be to reduce the income received by the Portfolio on such investments or to prevent the Portfolio from receiving any value in U.S. dollars from its investment in non-U.S. securities.

     Defensive Investing. The Portfolio may depart from its principal investment strategies in response to adverse market, economic or political conditions by taking temporary defensive positions in any type of money market instruments and short-term debt securities or cash. If the Portfolio takes a temporary defensive position, it may be unable to achieve its investment goal.

Additional Investment Strategies

          Structured Instruments. Each Portfolio may invest in structured instruments. Structured instruments are money market instruments that have been structured to meet the regulatory requirements for investment by money market funds, typically by a bank, broker-dealer or other financial institution. They generally consist of a trust or partnership through which the Portfolio holds an interest in one or more underlying bonds or other debt obligations coupled with a conditional right to sell (“put”) the Portfolio’s interest in the underlying bonds at par plus accrued interest to a financial institution (a “Liquidity Provider”). With respect to tax-exempt instruments, the instrument is typically structured as a trust or partnership which provides for pass-through tax-exempt income. Structured instruments in which the Portfolio may invest include: (1) “Tender Option Bonds,” which are instruments which grant the holder thereof the right to put an underlying bond at par plus accrued interest at specified intervals to a Liquidity Provider; (2) “Swap Products,” in which the trust or partnership swaps the payments due on an underlying bond with a swap counterparty who agrees to pay a floating money market interest rate; and (3) “Partnerships,” which allocate to the partners income, expenses, capital gains and losses in accordance with a governing partnership agreement.

     Structured instruments are derivatives. Derivatives raise certain tax, legal, regulatory and accounting issues which may not be presented by direct investments in debt obligations. There is some risk that certain issues could be resolved in a manner that could adversely impact the performance of a fund or portfolio. For example, with respect to tax-exempt instruments, the tax-exempt treatment of the interest paid to a fund or portfolio is premised on the legal conclusion that the holders of such instruments have an ownership interest in the underlying bonds. While a fund or portfolio may rely on an opinion of legal counsel to the effect that the income from each such instrument is tax-exempt to the same extent as the underlying bond, the Internal Revenue Service (the “IRS”) has not issued a ruling on this subject. Were the IRS to issue an adverse ruling, there is a risk that the interest paid on such derivative products would be deemed taxable.

          “When-Issued” Securities. Each of the Portfolios may purchase securities on a “when-issued” or “forward delivery” basis. The payment obligation and the interest rate that will be received on the “when-issued” securities are each fixed at the time the buyer enters into the commitment although settlement, i.e., delivery of and payment for the securities, takes place beyond customary settlement time (but normally within 45 days after the date of the Portfolio’s commitment to purchase). Although the Portfolio will only make commitments to purchase “when-issued” or “forward delivery” securities with the intention of actually acquiring them, the Portfolio may sell these securities before the settlement date if deemed advisable by the Subadviser.

          Securities purchased on a “when-issued” or “forward delivery” basis are subject to changes in value based upon the market’s perception of the credit-worthiness of the issuer and changes, real or anticipated, in the level of interest rates. The value of these securities experiences appreciation when interest rates decline and depreciation when interest rates rise. Purchasing securities on a “when-issued” or “forward delivery” basis can involve a risk that the yields available in the market on the settlement date may actually be higher or lower than those obtained in the transaction itself. A segregated account of a Portfolio consisting of cash or liquid debt securities equal to the amount of the “when-issued” or “forward delivery” commitments will be established at the Portfolio’s custodian bank. For the purpose of determining the adequacy of the securities in the account, the deposited securities will be valued at market value. If the market value of such securities declines, additional cash or highly liquid securities will be placed in the account daily so that the value of the account will equal the amount of the Portfolio’s commitments. On the settlement date of the “when-issued” or “forward delivery” securities, the Portfolio’s obligations will be met from then-available cash flow, sale of securities held in the separate account, sale of other securities or, although not normally expected, from sale of the “when-issued” or “forward delivery” securities themselves (which may have a value greater or lesser than the Portfolio’s payment obligations). Sale of securities to meet such obligations may result in the realization of capital gains or losses, which are not exempt from federal income tax. An increase in the percentage of a Portfolio’s assets committed to the purchase of securities on a “when-issued” basis may increase the volatility of its net asset value.

     Repurchase Agreements. Each of the Portfolios (other than U.S. Treasury Reserves Portfolio) may invest its assets in repurchase agreements only with member banks of the Federal Reserve System or “primary dealers” (as designated by the Federal Reserve Bank of New York) in U.S. government securities. Under the terms of a typical repurchase agreement, the Portfolio would acquire an underlying debt instrument for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase and the Portfolio to resell the instrument at a fixed price and time, thereby determining the yield during the Portfolio’s holding period. This results in a fixed rate of return insulated from market fluctuations during such period. A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. Repurchase agreements may be deemed to be loans by the Portfolio to the seller under the 1940 Act. All repurchase agreements entered into by the Portfolios shall be fully collateralized at all times during the period of the agreement in that the value of the underlying security shall be at least equal to the amount of the loan, including the accrued interest thereon, and the Portfolio or its custodian or sub-custodian shall have control of the collateral, which the subadviser believes will give it a valid, perfected security interest in the collateral. In the event of default by the seller under a repurchase agreement, a Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The subadviser believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller’s creditors than would be the case with securities owned by the Portfolios. Repurchase agreements will give rise to income which will not qualify as tax-exempt income when distributed by the Portfolios. A Portfolio will not invest in a repurchase agreement maturing in more than seven days if any such investment together with illiquid securities held by the Portfolio exceed 10% of the Portfolio’s total net assets. Repurchase agreements are also subject to the same risks described herein with respect to stand-by commitments. Although a qualifying repurchase agreement generally receives special treatment in the event of the bankruptcy or insolvency of one of the parties, there still may be delays and costs involved in a Portfolio’s exercising its rights under the agreement.

          Reverse Repurchase Agreements. A reverse repurchase agreement is a transaction in which a Portfolio sells a portfolio instrument to another person, such as a financial institution or broker/dealer, in return for cash. At the same time, the Portfolio agrees to repurchase the instrument at an agreed-upon time (normally within seven days) and at a price that is greater than the price that the Portfolio received when it sold the instrument, representing the equivalent of an interest payment by the Portfolio for the use of the cash.

          A Portfolio may engage in reverse repurchase agreements as a means of raising cash to satisfy redemption requests or for other temporary or emergency purposes.

          Reverse repurchase agreements have the characteristics of borrowing and are a form of leverage. As a result, the use of reverse repurchase agreements by a Portfolio may exaggerate any interim increase or decrease in the value of the Portfolio’s assets.

          At the time a Portfolio enters into a reverse repurchase agreement, it will set aside cash or other appropriate liquid securities with a value at least equal to the Portfolio’s obligation under the agreements. A Portfolio’s liquidity and ability to manage its assets might be affected when it sets aside cash or portfolio securities to cover such commitments.

          Although a qualifying reverse repurchase agreement generally receives special treatment in the event of the bankruptcy or insolvency of one of the parties, there still may be delays and costs involved in a Portfolio’s exercising its rights under the agreement.

          Lending of Securities. Consistent with applicable regulatory requirements and in order to generate income, each Portfolio may lend its securities to broker-dealers and other institutional borrowers. Such loans will usually be made only to member banks of the U.S. Federal Reserve System and to member firms of the New York Stock Exchange (“NYSE”) (and subsidiaries thereof). Loans of securities would be secured continuously by collateral in cash, cash equivalents, or U.S. government obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral received by the Portfolio would be invested in high quality short-term instruments, or in one or more funds maintained by the lending agent for this purpose. During the term of the loan, the Portfolio will continue to have investment risk with respect to the security loaned, as well as risk with respect to the investment of the cash collateral. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, the Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and, with respect to cash collateral, would receive any income generated by the Portfolio’s investment of the collateral (subject to a rebate payable to the borrower and a percentage of the income payable to the lending agent). Where the borrower provides a fund or portfolio with collateral other than cash, the borrower is also obligated to pay the Portfolio a fee for use of the borrowed securities. The Portfolio would not, however, have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the Subadviser to be of good standing, and when, in the judgment of the Subadviser, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, the Portfolio could suffer loss if the loan is terminated and the Portfolio is forced to liquidate investments at a loss in order to return the cash collateral to the buyer. If the Portfolio does lend securities, it is not intended that the value of the securities loaned by the Portfolio would exceed 33 1/3% of the value of its net assets.

          Private Placements and Illiquid Investments. Each Portfolio may invest up to 10% of its net assets (15% in the case of Institutional Enhanced Income Portfolio) in securities for which there is no readily available market. If, due to subsequent fluctuations in value or any other reasons, the value of a Portfolio’s illiquid securities exceeds this percentage limitation, the Portfolio will consider what actions, if any, are necessary to maintain adequate liquidity. These illiquid securities may include privately placed restricted securities for which no institutional market exists. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Portfolio to sell them promptly at an acceptable price.

          Commodity Exchange Act Registration. The Commodity Futures Trading Commission (“CFTC”) eliminated limitations on futures transactions and options by registered investment companies, provided that the investment manager to the registered investment company claims an exclusion from regulation as a commodity pool operator. Each Portfolio is operated by a person who has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act and therefore is not subject to registration or regulation as a pool operator under the Commodity Exchange Act.

Investment Restrictions

          Each Portfolio has adopted the following fundamental investment policies. Fundamental investment policies may not be changed with respect to a Portfolio without approval by holders of a majority of the outstanding voting securities of the Portfolio, defined under the 1940 Act as the lesser of (i) 67% or more of the voting power of the Portfolio present at a meeting, if holders of more than 50% of the voting power of the Portfolio are present or represented by proxy, or (ii) more than 50% of the voting power of the Portfolio. The Board of Trustees (“Board”) may change non-fundamental restrictions at any time.

          If any percentage restriction described below is complied with at the time of an investment, a later increase or decrease in percentage resulting from a change in values or assets will not constitute a violation of such restrictions.

          Each Portfolio’s investment objective is non-fundamental.

          Fundamental Investment Policies. Each Portfolio’s fundamental policies are as follows:

(1) The Portfolio may not borrow money except as permitted by (i) the Investment Company Act of 1940, as amended, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

(2) The Portfolio may not engage in the business of underwriting the securities of other issuers except as permitted by (i) the Investment Company Act of 1940, as amended, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

(3) The Portfolio may lend money or other assets to the extent permitted by (i) the Investment Company Act of 1940, as amended, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

(4) The Portfolio may not issue senior securities except as permitted by (i) the Investment Company Act of 1940, as amended, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

(5) The Portfolio may not purchase or sell real estate except as permitted by (i) the Investment Company Act of 1940, as amended, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

(6) The Portfolio may purchase or sell commodities or contracts related to commodities to the extent permitted by (i) the Investment Company Act of 1940, as amended, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

(7) Liquid Reserves Portfolio and Prime Cash Reserves Portfolio may not purchase any securities of an issuer in a particular industry if as a result 25% or more of its total assets (taken at market value at the time of purchase) would be invested in securities of issuers whose principal business activities are in the same industry, except that the Portfolio may invest at least 25% of its assets in bank obligations issued by domestic banks.

Tax Free Reserves Portfolio may not purchase any securities of an issuer in a particular industry if as a result 25% or more of its total assets (taken at market value at the time of purchase) would be invested in securities of issuers whose principal business activities are in the same industry, except that the Portfolio may invest at least 25% of its assets in bank obligations issued by domestic banks, including bank participation interests in municipal obligations.

U.S. Treasury Reserves Portfolio and Institutional Enhanced Portfolio may not purchase any securities of an issuer in a particular industry if as a result 25% or more of its total assets (taken at market value at the time of purchase) would be invested in securities of issuers whose principal business activities are in the same industry.

          Tax Reserves Portfolio Only. As a fundamental policy, under normal market conditions, the Portfolio invests at least 80% of its assets in municipal obligations and interests in municipal obligations that pay interest that is exempt from federal income tax, including the federal alternative minimum tax.

          With respect to the fundamental policy relating to borrowing money set forth in (1) above, the 1940 Act permits a Portfolio to borrow money in amounts of up to one-third of the Portfolio’s total assets from banks for any purpose, and to borrow up to 5% of the Portfolio’s total assets from banks or other lenders for temporary purposes. To limit the risks attendant to borrowing, the 1940 Act requires a Portfolio to maintain at all times an “asset coverage” of at least 300% of the amount of its borrowings. Asset coverage means the ratio that the value of a Portfolio’s total assets, minus liabilities other than borrowings, bears to the aggregate amount of all borrowings. Certain trading practices and investments, such as reverse repurchase agreements, may be considered to be borrowing and thus subject to the 1940 Act restrictions. Borrowing money to increase portfolio holdings is known as “leveraging.” Borrowing, especially when used for leverage, may cause the value of a fund’s shares to be more volatile than if a fund did not borrow. This is because borrowing tends to magnify the effect of any increase or decrease in the value of a fund’s portfolio holdings. Borrowed money thus creates an opportunity for greater gains, but also greater losses. To repay borrowings, the fund may have to sell securities at a time and at a price that is unfavorable to the fund. There also are costs associated with borrowing money, and these costs would offset and could eliminate a fund’s net investment income in any given period. Currently the Portfolios do not contemplate borrowing money for leverage, but if the Portfolios do so, it will not likely do so to a substantial degree. The policy in (1) above will be interpreted to permit a Portfolio to engage in trading practices and investments that may be considered to be borrowing to the extent permitted by the 1940 Act. Short-term credits necessary for the settlement of securities transactions and arrangements with respect to securities lending will not be considered to be borrowings under the policy. Practices and investments that may involve leverage but are not considered to be borrowings are not subject to the policy. Rule 2a-7 under the 1940 Act may limit each Portfolio’s (other than Institutional Enhanced Portfolio) ability to engage in a strategy otherwise permitted under the 1940 Act.

          With respect to the fundamental policy relating to underwriting set forth in (2) above, the 1940 Act does not prohibit a fund from engaging in the underwriting business or from underwriting the securities of other issuers; in fact, the 1940 Act permits a fund to have underwriting commitments of up to 25% of its assets under certain circumstances. Those circumstances currently are that the amount of the fund’s underwriting commitments, when added to the value of the fund’s investments in issuers where the fund owns more than 10% of the outstanding voting securities of those issuers, cannot exceed the 25% cap. A fund engaging in transactions involving the acquisition or disposition of portfolio securities may be considered to be an underwriter under the Securities Act of 1933, as amended (the “1933 Act”). Under the 1933 Act, an underwriter may be liable for material omissions or misstatements in an issuer’s registration statement or prospectus. Securities purchased from an issuer and not registered for sale under the 1933 Act are considered restricted securities. There may be a limited market for these securities. If these securities are registered under the 1933 Act, they may then be eligible for sale but participating in the sale may subject the seller to underwriter liability. These risks could apply to a fund investing in restricted securities. Although it is not believed that the application of the 1933 Act provisions described above would cause a fund to be engaged in the business of underwriting, the policy in (2) above will be interpreted not to prevent each Portfolio from engaging in transactions involving the acquisition or disposition of portfolio securities, regardless of whether each Portfolio may be considered to be an underwriter under the 1933 Act. Rule 2a-7 under the 1940 Act may limit each Portfolio’s (other than Institutional Enhanced Portfolio) ability to engage in a strategy otherwise permitted under the 1940 Act.

          With respect to the fundamental policy relating to lending set forth in (3) above, the 1940 Act does not prohibit a fund from making loans; however, SEC staff interpretations currently prohibit funds from lending more than one-third of their total assets, except through the purchase of debt obligations or the use of repurchase agreements. (A repurchase agreement is an agreement to purchase a security, coupled with an agreement to sell that security back to the original seller on an agreed-upon date at a price that reflects current interest rates. The SEC frequently treats repurchase agreements as loans.) While lending securities may be a source of income to a fund, as with other extensions of credit, there are risks of delay in recovery or even loss of rights in the underlying securities should the borrower fail financially. However, loans would be made only when the fund’s manager or a subadviser believes the income justifies the attendant risks. Each Portfolio also will be permitted by this policy to make loans of money, including to other funds. A fund would have to obtain exemptive relief from the SEC to make loans to other funds. The policy in (3) above will be interpreted not to prevent a Portfolio from purchasing or investing in debt obligations and loans. In addition, collateral arrangements with respect to options, forward currency and futures transactions and other derivative instruments, as well as delays in the settlement of securities transactions, will not be considered loans. Rule 2a-7 under the 1940 Act may limit each Portfolio’s (other than Institutional Enhanced Portfolio) ability to engage in a strategy otherwise permitted under the 1940 Act.

          With respect to the fundamental policy relating to issuing senior securities set forth in (4) above, “senior securities” are defined as fund obligations that have a priority over the fund’s shares with respect to the payment of dividends or the distribution of fund assets. The 1940 Act prohibits a fund from issuing senior securities except that the fund may borrow money in amounts of up to one-third of the fund’s total assets from banks for any purpose. A fund also may borrow up to 5% of the fund’s total assets from banks or other lenders for temporary purposes, and these borrowings are not considered senior securities. The issuance of senior securities by a fund can increase the speculative character of the fund’s outstanding shares through leveraging. Leveraging of a fund’s portfolio through the issuance of senior securities magnifies the potential for gain or loss on monies, because even though the fund’s net assets remain the same, the total risk to investors is increased to the extent of the fund’s gross assets. The policy in (4) above will be interpreted not to prevent collateral arrangements with respect to swaps, options, forward or futures contracts or other derivatives, or the posting of initial or variation margin. Rule 2a-7 under the 1940 Act may limit each Portfolio’s (other than Institutional Enhanced Portfolio) ability to engage in a strategy otherwise permitted under the 1940 Act.

          With respect to the fundamental policy relating to real estate set forth in (5) above, the 1940 Act does not prohibit a fund from owning real estate; however, a fund is limited in the amount of illiquid assets it may purchase. Investing in real estate may involve risks, including that real estate is generally considered illiquid and may be difficult to value and sell. Owners of real estate may be subject to various liabilities, including environmental liabilities. To the extent that investments in real estate are considered illiquid, the current SEC staff position generally limits a money market fund’s purchases of illiquid securities to 10% of net assets. The policy in (5) above will be interpreted not to prevent a Portfolio from investing in real estate-related companies, companies whose businesses consist in whole or in part of investing in real estate, instruments (like mortgages) that are secured by real estate or interests therein, or real estate investment trust securities. Rule 2a-7 under the 1940 Act may limit each Portfolio’s (other than Institutional Enhanced Portfolio) ability to engage in a strategy otherwise permitted under the 1940 Act.

          With respect to the fundamental policy relating to commodities set forth in (6) above, the 1940 Act does not prohibit a fund from owning commodities, whether physical commodities and contracts related to physical commodities (such as oil or grains and related futures contracts), or financial commodities and contracts related to financial commodities (such as currencies and, possibly, currency futures). However, a fund is limited in the amount of illiquid assets it may purchase. To the extent that investments in commodities are considered illiquid, the current SEC staff position generally limits a money market fund’s purchases of illiquid securities to 10% of net assets. If a fund were to invest in a physical commodity or a physical commodity-related instrument, the fund would be subject to the additional risks of the particular physical commodity and its related market. The value of commodities and commodity-related instruments may be extremely volatile and may be affected either directly or indirectly by a variety of factors. There also may be storage charges and risks of loss associated with physical commodities. The policy in (6) above will be interpreted to permit investments in exchange traded funds that invest in physical and/or financial commodities. Rule 2a-7 under the 1940 Act may limit each Portfolio’s (other than Institutional Enhanced Portfolio) ability to engage in a strategy otherwise permitted under the 1940 Act.

          With respect to the fundamental policy relating to concentration set forth in (7) above, the 1940 Act does not define what constitutes “concentration” in an industry. The SEC staff has taken the position that investment of 25% or more of a fund’s total assets in one or more issuers conducting their principal activities in the same industry or group of industries constitutes concentration. It is possible that interpretations of concentration could change in the future. A fund that invests a significant percentage of its total assets in a single industry may be particularly susceptible to adverse events affecting that industry and may be more risky than a fund that does not concentrate in an industry. The SEC has taken the position that money market funds may reserve the right to invest without limit in obligations of domestic banks without being deemed to concentrate their investments. The policy in (7) above will be interpreted to refer to concentration as that term may be interpreted from time to time. The policy also will be interpreted to permit investment without limit in the following: securities of the U.S. government and its agencies or instrumentalities; securities of state, territory, possession or municipal governments and their authorities, agencies, instrumentalities or political subdivisions; securities of foreign governments; and repurchase agreements collateralized by any such obligations. Accordingly, issuers of the foregoing securities will not be considered to be members of any industry. There also will be no limit on investment in issuers domiciled in a single jurisdiction or country. The policy also will be interpreted to give broad authority to a fund as to how to classify issuers within or among industries.

          The Portfolios’ fundamental policies are written and will be interpreted broadly. For example, the policies will be interpreted to refer to the 1940 Act and the related rules as they are in effect from time to time, and to interpretations and modifications of or relating to the 1940 Act by the SEC and others as they are given from time to time. When a policy provides that an investment practice may be conducted as permitted by the 1940 Act, the policy will be interpreted to mean either that the 1940 Act expressly permits the practice or that the 1940 Act does not prohibit the practice.

          Non-Fundamental Investment Policy. The Portfolios will not acquire any securities of registered open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. This policy may be changed by the Board of Trustees of the Trust.

          Diversification. Liquid Reserves Portfolio, U.S. Treasury Reserves Portfolio, Prime Cash Reserves Portfolio, and Institutional Enhanced Portfolio are each currently classified as a diversified fund under the 1940 Act. This means that each Portfolio may not purchase securities of an issuer (other than obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities) if, with respect to 75% of its total assets, (a) more than 5% of a Portfolio’s total assets would be invested in securities of that issuer, or (b) a Portfolio would hold more than 10% of the outstanding voting securities of that issuer. With respect to the remaining 25% of its total assets, each Portfolio can invest more than 5% of its assets in one issuer. Under the 1940 Act, a Portfolio may not change its classification from diversified to non-diversified without shareholder approval.

          Tax Free Reserves Portfolio is currently classified as a non-diversified fund under the 1940 Act. A diversified fund may not purchase securities of an issuer (other than obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities) if, with respect to 75% of its total assets, (a) more than 5% of the fund’s total assets would be invested in securities of that issuer, or (b) the fund would hold more than 10% of the outstanding voting securities of that issuer. A non-diversified fund is not subject to these limitations. Therefore, a non-diversified fund can invest a greater portion of its assets in a single issuer or a limited number of issuers than may a diversified fund. In this regard, the fund is subject to greater risk than a diversified fund. Under the 1940 Act, the Portfolio may change its classification from non-diversified to diversified without shareholder approval.

          Percentage and Rating Restrictions. If a percentage restriction or a rating restriction (other than a restriction as to borrowing) on investment or utilization of assets set forth above or referred to elsewhere in this Registration Statement is adhered to at the time an investment is made or assets are so utilized, a later change in circumstances is not considered a violation of policy.

Disclosure of Portfolio Holdings.

          For funds in the Legg Mason Partners family of funds, each fund’s Board has adopted policies and procedures developed by LMPFA with respect to the disclosure of the fund’s portfolio securities and any ongoing arrangements to make available information about the fund’s portfolio securities. The policy requires that consideration always be given as to whether disclosure of information about a fund’s portfolio holdings is in the best interests of the fund’s shareholders, and that any conflicts of interest between the interests of the fund’s shareholders and those of the manager, the fund's placement agent or their affiliates be addressed in a manner that places the interests of fund shareholders first. The policy provides that information regarding a fund’s portfolio holdings may not be shared with non-Legg Mason employees, with investors or potential investors (whether individual or institutional), or with third parties unless it is done for legitimate fund business purposes and in accordance with the policy.

          LMPFA’s policy generally provides for the release of details of securities positions once they are considered “stale.” Data is considered stale 25 calendar days following quarter-end for funds other than money market funds, and 25 calendar days following month-end with respect to money market funds. LMPFA believes that this passage of time prevents a third party from benefiting from an investment decision made by a fund that has not been fully reflected by the market.

          Under the policy, a fund’s complete list of holdings (including the size of each position) may be made available to investors, potential investors, third parties and non-Legg Mason employees with simultaneous public disclosure at least 25 days after calendar quarter end, except in the case of a money market fund’s holdings, which may be released with simultaneous public disclosure at least 25 days after month end. Typically, simultaneous public disclosure is achieved by the filing of Form N-Q or Form N-CSR in accordance with SEC rules, provided that such filings may not be made until 25 days following quarter-end and/or posting the information to Legg Mason’s or the funds’ Internet site that is accessible by the public, or through public release by a third party vendor.

          The policy permits the release of limited portfolio holdings information that is not yet considered stale in a number of situations, including:

1. A fund’s top ten securities, current as of month-end, and the individual size of each such security position may be released at any time following month-end with simultaneous public disclosure.

2. A fund’s top ten securities positions (including the aggregate but not individual size of such positions) may be released at any time with simultaneous public disclosure.

3. A list of securities (that may include fund holdings together with other securities) followed by a portfolio manager (without position sizes or identification of particular funds) may be disclosed to sell-side brokers at any time for the purpose of obtaining research and/or market information from such brokers.

4. A trade in process may be discussed only with counterparties, potential counterparties and others involved in the transaction (i.e., brokers and custodians).

5. A fund’s sector weightings, yield and duration (for fixed income and money market funds), performance attribution (e.g. analysis of the fund’s out-performance or underperformance of its benchmark based on its portfolio holdings) and other summary and statistical information that does not include identification of specific portfolio holdings may be released, even if non-public, if such release is otherwise in accordance with the policy’s general principles.

6. A fund’s portfolio holdings may be released on an as-needed basis to its legal counsel, counsel to its Independent Directors/Trustees, and its independent registered public accounting firm, in required regulatory filings or otherwise to governmental agencies and authorities.

          Under the policy, if information about a fund’s portfolio holdings is released pursuant to an ongoing arrangement with any party, a fund must have a legitimate business purpose for the release of the information, and either the party receiving the information must be under a duty of confidentiality, or the release of non-public information must be subject to trading restrictions and confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon any non-public information provided. None of the funds, Legg Mason or any other affiliated party may receive compensation or any other consideration in connection with such arrangements. Ongoing arrangements to make available information about a fund’s portfolio securities will be reviewed at least annually by the fund’s Board.

          The approval of a fund’s Chief Compliance Officer, or designee, must be obtained before entering into any new ongoing arrangement or altering any existing ongoing arrangement to make available portfolio holdings information, or with respect to any exceptions to the policy. Any exceptions to the policy must be consistent with the purposes of the policy. Exceptions are considered on a case-by-case basis and are granted only after a thorough examination and consultation with LMPFA’s legal department, as necessary. Exceptions to the policies are reported annually to the fund’s Board.

          Each Portfolio typically discloses its complete portfolio holdings approximately 25 days after calendar month-end on Legg Mason’s website, http://www.leggmason.com/individualinvestors. However, as an exception to the Portfolios’ policy, as of the date of this Registration Statement, the Portfolios are currently disclosing their complete portfolio holdings approximately 10 days after calendar month-end on that website, although the Portfolios may discontinue this practice in the future.

          Set forth below is a list, as of August 31, 2007, of those parties with whom LMPFA, on behalf of each Portfolio, has authorized ongoing arrangements that include the release of portfolio holdings information in accordance with the policy, as well as the frequency of the release under such arrangements, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed. The parties identified below as recipients are service providers, fund rating agencies, consultants and analysts.

Recipient	Frequency	Delay Before Dissemination

State Street Bank & Trust	Daily	None
Co., (Custodian and
Accounting Agent)
Institutional Shareholders	As necessary	None
Services, (Proxy Voting
Services)

Bloomberg	Quarterly	25 Days after Quarter End
Lipper	Quarterly	25 Days after Quarter End
S&P	Quarterly	25 Days after Quarter End
Morningstar	Quarterly	25 Days after Quarter End
Vestek	Daily	None
Factset	Daily	None
The Bank of New York	Daily	None

Thomson	Semi-annually	None
Dataware	Daily	None
ITG	Daily	None

          Portfolio holdings information for a Portfolio may also be released from time to time pursuant to ongoing arrangements with the following parties:

Recipient	Frequency	Delay Before Dissemination

Baseline	Daily	None
Frank Russell	Monthly	1 Day
Callan	Quarterly	25 Days after Quarter End
Mercer	Quarterly	25 Days after Quarter End
eVestment Alliance	Quarterly	25 Days after Quarter End
CRA RogersCasey	Quarterly	25 Days after Quarter End
Cambridge Associates	Quarterly	25 Days after Quarter End
Marco Consulting	Quarterly	25 Days after Quarter End
Wilshire	Quarterly	25 Days after Quarter End
Informa Investment
Services (Efron)	Quarterly	25 Days after Quarter End
CheckFree (Mobius)	Quarterly	25 Days after Quarter End
Nelsons Information	Quarterly	25 Days after Quarter End
Investors Tools	Daily	None
Advent	Daily	None
BARRA	Daily	None
Plexus	Quarterly (Calendar)	Sent 1-3 Business Days following
the end of a Quarter
Elkins/McSherry	Quarterly (Calendar)	Sent 1-3 Business Days following
the end of a Quarter
Quantitative Services Group	Daily	None
AMBAC	Daily	None
Deutsche Bank	Monthly	6-8 Business Days
Fitch	Monthly	6-8 Business Days
Liberty Hampshire	Weekly and Month End	None
Sun Trust	Weekly and Month End	None
New England Pension	Quarterly	25 Days after Quarter End
Consultants
Evaluation Associates	Quarterly	25 days after Quarter End
Watson Wyatt	Quarterly	25 days after Quarter End
S&P (Rating Agency)	Weekly Tuesday Night*	1 Business Day*

Moody’s (Rating Agency)	Monthly*	6-8 Business Days*

Electra Information Systems	Daily	None
SunGard	Daily	None

*	For a money market fund, the frequency of the release of information to this recipient may be weekly and there may be no delay in the release of the information.

          The Portfolios’ portfolio holdings policy is designed to prevent sharing of portfolio information with third parties who have no legitimate business purpose for accessing the information. The policy may not be effective to limit access to portfolio holdings information in all circumstances, however. For example, the subadviser may manage accounts other than a Portfolio that have investment objectives and strategies similar to those of the Portfolio. Because these accounts may be similarly managed, portfolio holdings may be similar across the accounts. In that case, an investor in another account may be able to infer the portfolio holdings of the Portfolio from the portfolio holdings in the investor’s account.

Item 12. Management of the Portfolios.

Trustees and Officers

          The business affairs of each Portfolio are managed by or under the direction of the Board. The Board elects officers who are responsible for the day-to-day operations of each Portfolio and who execute policies authorized by the Board.

          The current Trustees, including the Trustees of each Portfolio who are not “interested persons” of such Portfolio (the “Independent Trustees”) as defined in the 1940 Act, and executive officers of each Portfolio, their years of birth, their principal occupations during at least the past five years (their titles may have varied during that period), the number of funds associated with Legg Mason the Trustees oversee, and other board memberships they hold are set forth below. The address of each Trustee is c/o R. Jay Gerken, 620 Eighth Avenue, New York, New York 10018.

		Term of		Number
		Office(1)		of Funds
		and		in Fund	Other Board
		Length		Complex	Memberships Held by
	Position(s)	of Time	Principal Occupation(s)	Overseen	Trustee During Past
Name and Year of Birth	with Fund	Served(2)	During Past Five Years	by Trustee	Five Years

INDEPENDENT TRUSTEES:

Elliott J. Berv	Trustee	Since	President and Chief Executive	68	Board Member,
Born 1943		1989	Officer, Catalyst (consulting)		American Identity
			(since 1984); Chief Executive		Corp. (doing
			Officer, Rocket City		business as
			Enterprises (media) (2000 to		Morpheus
			2005)		Technologies)
					(biometric
					information
					management)
					(since 2001);
					formerly, Director,
					Lapoint Industries
					(industrial filter
					company) (2002-
					2007) and Director,
					Alzheimer’s
					Association (New
					England Chapter)
					(1998-2008)

A. Benton	Trustee	Since	Dean Emeritus and Professor,	68	None
Cocanougher		1991	Texas A&M University (since
Born 1938			2004); former Interim
			Chancellor, Texas A&M
			University System (2003 to
			2004); former Special Advisor
			to the President, Texas A&M
			University (2002 to 2003)

Jane F. Dasher	Trustee	Since	Chief Financial Officer,	68	None
Born 1949		1999	Korsant Partners, LLC (a
			family investment company)

Mark T. Finn	Trustee	Since	Adjunct Professor, College of	68	None
Born 1943		1989	William & Mary (since 2002);
			Principal/Member, Balvan
			Partners (investment
			management) (since 2002);
			Chairman, Chief Executive
			Officer and Owner, Vantage
			Consulting Group, Inc.
			(investment management)
			(since 1988)

		Term of		Number
		Office(1)		of Funds
		and		in Fund	Other Board
		Length		Complex	Memberships Held by
	Position(s)	of Time	Principal Occupation(s)	Overseen	Trustee During Past
Name and Year of Birth	with Fund	Served(2)	During Past Five Years	by Trustee	Five Years
Rainer Greeven	Trustee	Since	Attorney, Rainer Greeven PC;	68	None
Born 1936		1994	President and Director, 62nd
			Street East Corporation (real
			estate) (since 2002)

Stephen Randolph	Trustee	Since	Chairman, HLB Gross Collins,	68	Director, Andersen
Gross		1986	P.C. (accounting and		Calhoun (assisted living)
Born 1947			consulting firm) (since 1979);		(since 1987); formerly,
			Treasurer, Coventry Limited,		Director, UnitedTelesis, Inc.
			Inc. (Senior Living Facilities)		(telecommunications)
			(since 1985); formerly,		(1997 to 2002);
			Managing Director,		formerly, Director, ebank
			Fountainhead Ventures, L.L.C.		Financial Services, Inc.
			(technology accelerator) (1998		(1997 to 2004)
			to 2003)

Richard E. Hanson, Jr.	Trustee	Since	Retired; formerly, Headmaster,	68	None
Born 1941		1985	The New Atlanta Jewish
			Community High School,
			Atlanta, Georgia (1996 to 2000)

Diana R. Harrington	Trustee	Since	Professor, Babson College	68	None
Born 1940		1992	(since 1992)

Susan M. Heilbron	Trustee	Since	Independent Consultant (since	68	None
Born 1945		1994	2001); formerly, President,
			Lacey & Heilbron
			(communications consulting)
			(1990 to 2002)

Susan B. Kerley	Trustee	Since	Investment Consulting Partner,	68	Chairman since 2005
Born 1951		1992	Strategic Management		and Trustee since 2000,
			Advisers, LLC (investment		Eclipse Funds (3 funds);
			consulting) (since 1990)		Chairman since 2005
					and Director since 1990,
					Eclipse Funds Inc. (23
					funds); Chairman and
					Director, ICAP Funds, Inc.
					(4 funds) (since 2006);
					Chairman and Trustee,
					The MainStay Funds (21
					funds) (since June 2007);

		Term of		Number
		Office(1)		of Funds
		and		in Fund	Other Board
		Length		Complex	Memberships Held by
	Position(s)	of Time	Principal Occupation(s)	Overseen	Trustee During Past
Name and Year of Birth	with Fund	Served(2)	During Past Five Years	by Trustee	Five Years
					Director, MainStay
					VP Series Fund,
					Inc. (24 funds)
					(since June 2007)

Alan G. Merten	Trustee	Since	President, George Mason	68	Director, Cardinal
Born 1941		1990	University (since 1996)		Financial
					Corporation (since
					November 2006);
					Trustee, First
					Potomac Realty
					Trust (since 2005);
					Director,
					Xybernaut
					Corporation
					(information
					technology) (2004
					to 2006); Director,
					Digital Net
					Holdings, Inc.
					(2003 to 2004);
					Director,
					Comshare, Inc.
					(information
					technology) (1985
					to 2003)

R. Richardson Pettit	Trustee	Since	Formerly, Duncan Professor of	68	None
Born 1942		1990	Finance, University of
			Houston (1977 to 2006)

INTERESTED TRUSTEE AND
OFFICER:

R. Jay Gerken, CFA(3)	Trustee,	Since	Managing Director, Legg	149	Former trustee,
Born 1951	President,	2002	Mason & Co., LLC (“Legg		Consulting Group
	Chairman		Mason & Co.”); Chairman of		Capital Markets
	and Chief		the Board and Trustee/		Funds (2002-2006)
	Executive		Director of 164 funds
	Officer		associated with LMPFA and
			its affiliates; President,
			LMPFA (since 2006);
			Chairman, President and Chief
			Executive Officer of certain
			mutual funds associated with
			Legg Mason & Co. or its
			affiliates; formerly, Chairman,
			Smith Barney Fund
			Management LLC (“SBFM”)
			and Citi Fund Management,
			Inc. (“CFM”) (2002 to 2005);

		Term of		Number
		Office(1)		of Funds
		and		in Fund	Other Board
		Length		Complex	Memberships Held by
	Position(s)	of Time	Principal Occupation(s)	Overseen	Trustee During Past
Name and Year of Birth	with Fund	Served(2)	During Past Five Years	by Trustee	Five Years
formerly, Chairman, President
and Chief Executive Officer,
Travelers Investment Adviser
Inc. (2002 to 2005)

(1)	Each Trustee serves until his or her respective successor has been duly elected and qualified or until his or her earlier death, resignation, retirement or removal.
(2)	Indicates the earliest year in which the Trustee became a Board member for a fund in the Legg Mason Partners fund complex.
(3)	Mr. Gerken is an “interested person,” as defined in the 1940 Act, because of his position with the manager and/or certain of its affiliates.

Term of Office(1)
and
Name, Year of Birth and	Position(s)	Length of	Principal Occupation(s)
Address	with Fund	Time Served(2)	During Past Five Years

ADDITIONAL OFFICERS:

Ted P. Becker	Chief	Since	Director of Global Compliance at Legg Mason
Born 1951	Compliance	2006	(2006 to present); Managing Director of
620 Eighth Avenue	Officer		Compliance at Legg Mason & Co (2005 to
New York, NY 10018			present); Chief Compliance Officer of certain
mutual funds associated with Legg Mason & Co.
(since 2006); Chief Compliance Officer of LMPFA
and certain affiliates; Managing Director of
Compliance at Citigroup Asset Management
(“CAM”, a group of affiliated investment advisers,
which included SBFM, Smith Barney Asset
Management and CFM and other affiliated
investment advisory entities) (2002 to 2005)

David Castano	Controller	Since	Vice President of Legg Mason (since 2008);
Born 1971		2007	Controller of certain mutual funds associated with
55 Water Street			Legg Mason (since 2007); formerly, Assistant
New York, NY 10041			Treasurer of Lord Abbett mutual funds (from 2004
to 2006); Supervisor at UBS Global Asset
Management (from 2003 to 2004); Accounting
Manager at CAM (prior to 2003)

John Chiota	Chief Anti-	Since	Vice President of Legg Mason & Co. (since 2005);
Born 1968	Money	2006	Vice President at CAM (since 2004); Chief Anti-
100 First Stamford Place	Laundering		Money Laundering Compliance Officer of certain
Stamford, CT 06902	Compliance		mutual funds associated with Legg Mason & Co.
	Officer		(since 2006); prior to August 2004, Chief Anti-
Money Laundering Compliance Officer of TD
Waterhouse

Robert I. Frenkel	Secretary and	Since	Managing Director and General Counsel of Global
Born 1954	Chief Legal	2003	Mutual Funds for Legg Mason & Co. (since 2005);
100 First Stamford Place	Officer		Managing Director and General Counsel of Global
Stamford, CT 06902			Mutual Funds for CAM (since 2000); Secretary and
Chief Legal Officer of certain mutual funds
associated with Legg Mason & Co. (since 2003);
previously, Secretary of CFM (2001 to 2004)

Frances M. Guggino	Treasurer and	Since	Director of Legg Mason & Co. (since 2005);
Born 1957	Chief Financial	2004	Director at CAM (1992 to 2005); Treasurer and/ or
55 Water Street	Officer		Controller of certain funds associated with Legg
New York, NY 10041			Mason & Co. (since 2005); Treasurer and/or
Controller of certain funds associated with CAM
(1992 to 2005)

Jeanne M. Kelly	Senior Vice	Since	Managing Director, Legg Mason (since 2005);
Born 1951	President	2007	Senior Vice President of certain mutual funds
620 Eighth Avenue			associated with Legg Mason & Co. or its affiliates
New York, NY 10018			(since 2007); formerly, Director—Global Fund
Administration, CAM (from 1996-2005)

Thomas C. Mandia	Assistant	Since	Managing Director and Deputy General Counsel of
Born 1962	Secretary	2000	Legg Mason & Co. (since 2005); Managing
100 First Stamford Place			Director and Deputy General Counsel for CAM
Stamford, CT 06902			(since 1992); Assistant Secretary of certain mutual
funds associated with Legg Mason & Co.

Matthew Plastina	Controller	Since	Vice President of Legg Mason (since 2008);
Born 1970		2007	Assistant Vice President of Legg Mason or its
55 Water Street			predecessors (since 1999); Controller of certain
New York, NY 10041			mutual funds associated with Legg Mason (since
2007); formerly, Assistant Controller of certain
mutual funds associated with Legg Mason or its
predecessor (from 2002 to 2007)

(1)	Each officer serves until his or her respective successor has been duly elected and qualified or until his or her earlier death, resignation, retirement or removal.
(2)	Indicates the earliest year in which the officer took office for any funds in the Legg Mason Partners fund complex.

          Officers of the Portfolios receive no compensation from the Portfolios, although they may be reimbursed by the Portfolios for reasonable out-of-pocket travel expenses for attending Board meetings.

          The Board has four standing Committees: the Audit Committee, Nominating and Governance Committee (referred to as the Nominating Committee), Investment and Performance Committee (referred to as the Performance Committee) and Pricing Committee. Each of the Audit, Governance and Performance Committees is composed of all of the Independent Trustees. The Pricing Committee is composed of the Chairman of the Board and one Independent Trustee.

          The Audit Committee oversees, among other things, the scope of each Portfolio’s audit, each Portfolio’s accounting and financial reporting policies and practices and its internal controls. The primary purposes of the Board’s Audit Committee are to assist the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Portfolios, and the qualifications and independence of each Portfolio’s independent registered public accounting firm. The Audit Committee approves, and recommends to the Independent Trustees for their ratification, the selection, appointment, retention or termination of the Portfolios’ independent registered public accounting firm and approves the compensation of the independent registered public accounting firm. The Audit Committee also approves all audit and permissible non-audit services provided to the Portfolios by the independent registered public accounting firm and all permissible non-audit services provided by the Portfolios’ independent registered public accounting firm to its Manager and any affiliated service providers if the engagement relates directly to the Portfolios’ operations and financial reporting.

          The Nominating Committee is responsible for, among other things, recommending candidates to fill vacancies on the Board. The Nominating Committee may consider nominees recommended by an investor. Investors who wish to recommend a nominee should send recommendations to the Portfolios’ Secretary that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Trustees. A recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the investors.

          The Nominating Committee identifies potential nominees through its network of contacts and may also engage, if it deems appropriate, a professional search firm. The committee meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote. The committee does not have specific, minimum qualifications for nominees, nor has it established specific qualities or skills that it regards as necessary for one or more of the Trustees to possess (other than any qualities or skills that may be required by applicable law, regulation or listing standard). However, in evaluating a person as a potential nominee to serve as a Trustee, the Nominating Committee may consider the following factors, among any others it may deem relevant:

  whether or not the person is an “interested person,” as defined in the 1940 Act, and whether the person is otherwise qualified under applicable laws and regulations to serve as a Trustee;

  whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with Portfolio management, the investment adviser, service providers or their affiliates;

  whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organizations or their related mutual fund complexes;

  whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a Trustee;

  the contribution which the person can make to the Board (or, if the person has previously served as a Trustee, the contribution which the person made to the Board during his or her previous term of service), with consideration being given to the person’s business and professional experience, education and such other factors as the committee may consider relevant;

  the character and integrity of the person; and

  whether or not the selection and nomination of the person would be consistent with the requirements of the retirement policies of the Portfolios, as applicable.

          The Performance Committee is charged with, among other things, reviewing investment performance. The Performance Committee also assists the Board in fulfilling its responsibility for the review and negotiation of the Portfolios’ investment management and subadvisory arrangements.

          The Pricing Committee is charged with determining the fair value prices for securities when required.

          As indicated above, the Portfolios’ Board is recently elected and is newly constituted as the Board that oversees all of the fixed income-type funds in the fund complex. All members of the Board previously have served on Boards of Legg Mason Partners funds. The Board met eleven times during the Portfolios’ last fiscal year. The Audit, Nominating, Performance and Pricing Committees met four, four, six and twelve times, respectively, during the Portfolios’ last fiscal year.

          The following table shows the amount of equity securities owned by the Trustees in the Portfolios and other investment companies in the fund complex supervised by the Trustees as of December 31, 2007.

			Dollar	Dollar		Aggregate
	Dollar	Dollar	Range	Range	Dollar	Dollar Range
	Range	Range	of Equity	of Equity	Range	of Equity
	of Equity	of Equity	Securities	Securities	of Equity	Securities In
	Securities	Securities	in	in	Securities	Registered
	in	in	U.S.	Prime	in	Investment
	Liquid	Tax Free	Treasury	Cash	Institutional	Companies
	Reserves	Reserves	Reserves	Reserves	Enhanced	Overseen
Name of Trustee	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio	by Trustee
Independent Trustees
Elliott J. Berv	None	None	None	None	None	None
A. Benton Cocanougher	None	None	None	None	None	Over $100,000
Jane F. Dasher	None	None	None	None	None	Over $100,000
Mark T. Finn	None	None	None	None	None	Over $100,000
Rainer Greeven	None	None	None	None	None	$10,001-$50,000
Stephen Randolph Gross	None	None	None	None	None	None
Richard E. Hanson, Jr.	None	None	None	None	None	Over $100,000
Diana R. Harrington	None	None	None	None	None	$10,001-$50,000
Susan M. Heilbron	None	None	None	None	None	$10,001-$50,000
Susan B. Kerley	None	None	None	None	None	Over $100,000
Alan G. Merten	None	None	None	None	None	Over $100,000
R. Richardson Pettit	None	None	None	None	None	Over $100,000
Interested Trustee
R. Jay Gerken	None	None	None	None	None	Over $100,000

          As of December 1, 2008, none of the Independent Trustees or their immediate family members owned beneficially or of record any securities of the Manager, Subadviser or Placement Agent of the Portfolios, or in a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Manager, Subadviser or Placement Agent of the Portfolios.

          Information regarding compensation paid by each Portfolio to its Board is set forth below. The Independent Trustees receive a fee for each meeting of the Portfolios’ Board and committee meetings attended and are reimbursed for all out-of-pocket expenses relating to attendance at such meetings. Mr. Gerken, an “interested person,” as defined in the 1940 Act, does not receive compensation from the Portfolios for his service as Trustee, but may be reimbursed for all out-of-pocket expenses relating to attendance at such meetings.

          Each Portfolio pays a pro rata share of the Trustee fees based upon asset size. Each of the Portfolios currently pays each of the Trustees who is not a director, officer or employee of the manager or any of its affiliates its pro rata share of: an annual fee of $160,000, plus $20,000 for each regularly scheduled Board meeting attended in person, $2,500 for each committee meeting attended in person, and $2,500 for certain telephonic Board and committee meetings in which that Trustee participates. The lead Independent Trustee receives an additional $25,000 per year and the Chairs of the Audit Committee and Performance Committee each receives an additional $15,000 per year.

          The Trustees took office in April 2007. Information regarding compensation paid to the Trustees is shown below.

Aggregate Compensation from the Portfolios for the
Fiscal Year Ended August 31, 2008

			Aggregate		Aggregate
	Aggregate	Aggregate	Compensation	Aggregate	Compensation
	Compensation	Compensation	from U.S.	Compensation	from
	from Liquid	from Tax Free	Treasury	from Prime	Institutional
	Reserves	Reserves	Reserves	Cash Reserves	Enhanced
Name of Trustee	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio
Independent Trustees
Elliott J. Berv	$54,205	$2,533	$10,171	$13,755	$79
A. Benton Cocanougher	58,557	2,766	11,134	14,869	87
Jane F. Dasher	54,203	2,530	10,171	13,756	94
Mark T. Finn	53,046	2,533	10,171	13,384	79
Rainer Greeven	52,981	2,524	10,139	13,560	78
Stephen Randolph Gross	55,350	2,614	10,747	14,104	83
Richard E. Hanson, Jr.	54,263	2,535	10,133	13,712	79
Diana R. Harrington	54,797	2,616	10,840	14,106	83
Susan M. Heilbron	63,888	3,098	11,590	15,396	79
Susan B. Kerley	63,359	3,094	11,575	15,309	78
Alan G. Merten	63,374	3,065	11,441	15,208	78
R. Richardson Pettit	62,446	3,088	11,578	15,189	78
Interested Trustee
R. Jay Gerken	0	0	0	0	0

			Number of
		Total	Portfolios in
		Compensation	Fund
	Total Pension or	from Fund	Complex
	Retirement	Complex Paid	Overseen by
	Benefits Paid	to Trustee for	Trustee for
	as Part of Portfolio	Calendar Year	Calendar Year
Name of Trustee	Expenses	Ended 12/31/07(1)	Ended 12/31/07
Independent Trustees
Elliott J. Berv	(1)	$506,630	68
A. Benton Cocanougher	(1)	725,864	68
Jane F. Dasher	$0	202,625	68
Mark T. Finn	(1)	505,579	68
Rainer Greeven	0	188,500	68
Stephen Randolph Gross	(1)	529,413	68
Richard E. Hanson, Jr.	0	192,775	68
Diana R. Harrington	(1)	556,295	68
Susan M. Heilbron	0	190,500	68
Susan B. Kerley	(1)	417,484	68
Alan G. Merten	(1)	604,757	68
R. Richardson Pettit	(1)	620,476	68
Interested Trustee
R. Jay Gerken(2)	0	0	149

(1)	Pursuant to prior retirement plans, certain Trustees received aggregate retirement benefits from the fund complex as follows: Mr. Berv: $307,130; Mr. Cocanougher: $503,114; Mr. Finn: $306,079; Mr. Gross: $318,788; Ms. Harrington: $348,670; Ms. Kerley: $217,984; Mr. Merten: $405,257; and Mr. Pettit: $424,976. Under the retirement plans, these benefits were paid in 2007 in a lump sum (calculated on a net present value basis). Certain funds previously overseen by these Trustees paid a pro rata share (based upon asset size) of these benefits. Legg Mason or its affiliates have reimbursed applicable funds an amount equal to 50% of these benefits. The portions of these benefits paid by the fund complex and, if applicable, the Portfolios for the periods shown above are included in the table.

(2)	Mr. Gerken was not compensated for his services as a Trustee because of his affiliation with the Manager.

          As of December 1, 2008 the Trustees and officers as a group owned less than 1% of the outstanding shares of each Portfolio.

          The Portfolios, the Manager, the Subadviser and the placement agent for each Portfolio each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code of ethics permits personnel subject to such code to invest in securities, including securities that may be purchased or held by a Portfolio. However, the codes of ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of a Portfolio. Of course, there can be no assurance that the codes of ethics will be effective in identifying and addressing all conflicts of interest relating to personal securities transactions.

Proxy Voting Policies and Procedures

          Although individual Trustees may not agree with particular policies or votes by the Manager or subadvisers, the Board has delegated proxy voting discretion to the Manager and/or the Subadviser, believing that the Manager and/or the Subadviser, should be responsible for voting because it is a matter relating to the investment decision making process.

          LMPFA delegates the responsibility for voting proxies for the Portfolios to the Subadviser through its contract with the Subadviser. The Subadviser will use its own proxy voting policies and procedures to vote proxies. Accordingly, LMPFA does not expect to have proxy-voting responsibility for the Portfolios. Should LMPFA become responsible for voting proxies for any reason, such as the inability of the Subadviser to provide investment advisory services, LMPFA shall utilize the proxy voting guidelines established by the most recent Subadviser to vote proxies until a new Subadviser is retained. In the case of a material conflict between the interests of LMPFA (or its affiliates if such conflict is known to persons responsible for voting at LMPFA) and any Portfolio, the Board of Directors of LMPFA shall consider how to address the conflict and/or how to vote the proxies. LMPFA shall maintain records of all proxy votes in accordance with applicable securities laws and regulations, to the extent that LMPFA votes proxies. LMPFA shall be responsible for gathering relevant documents and records related to proxy voting from the Subadviser and providing them to each Portfolio as required for the Portfolios to comply with applicable rules under the 1940 Act.

          The Subadviser’s Proxy Voting Policies and Procedures govern in determining how proxies relating to the Portfolios’ portfolio securities are voted and are attached as Appendix A to this Part B of the Registration Statement. Information regarding how the Portfolios voted proxies (if any) relating to portfolio securities during the most recent 12-month period ended June 30 is available (1) by calling 1-888-425-6432, (2) on the Portfolios’ website at http://www.leggmason.com/individualinvestors and (3) on the SEC’s website at http://www.sec.gov.

LEGAL MATTERS

          Beginning in May 2004, class action lawsuits alleging violations of the federal securities laws were filed against Citigroup Global Markets Inc. (“CGMI”), a former distributor of certain affiliated funds (collectively the “funds”), SBFM and Salomon Brothers Asset Management Inc. (“SBAM”), which were then investment adviser or manager to certain of the funds (the “Managers”), substantially all of the mutual funds then managed by the Managers (the “Defendant Funds”), and Board Members of the Defendant Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGMI created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Managers caused the Defendant Funds to pay excessive brokerage commissions to CGMI for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Defendant Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Defendant Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Defendant Funds’ contracts with the Managers, recovery of all fees paid to the Managers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

          On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. On May 27, 2005, all of the Defendants filed motions to dismiss the Complaint. On July 26, 2006, the court issued a decision and order (1) finding that plaintiffs lacked standing to sue on behalf of the shareholders of the Defendant Funds in which none of the plaintiffs had invested and dismissing those Defendant Funds from the case (although stating that they could be brought back into the case if standing as to them could be established), and (2) other than one stayed claim, dismissing all of the causes of action against the remaining Defendants, with prejudice, except for the cause of action under Section 36(b) of the 1940 Act, which the court granted plaintiffs leave to replead as a derivative claim.

          On October 16, 2006, plaintiffs filed their Second Consolidated Amended Complaint (“Second Amended Complaint”) which alleges derivative claims on behalf of nine funds identified in the Second Amended Complaint, under Section 36(b) of the 1940 Act, against Citigroup Asset Management, Salomon Brothers Asset Management Inc, SBFM and CGMI as investment advisers to the identified funds, as well as CGMI as a distributor for the identified funds (collectively, the “Second Amended Complaint Defendants”). The Portfolios were not identified in the Second Amended Complaint. The Second Amended Complaint alleges no claims against the Portfolios or their Board Members. Under Section 36(b), the Second Amended Complaint alleges similar facts and seeks similar relief against the Second Amended

Complaint Defendants as the Complaint. On December 3, 2007, the court granted the Defendants’ motion to dismiss, with prejudice. On January 2, 2008, the plaintiffs filed an appeal in the U.S. Court of Appeals for the Second Circuit. The appeal has been briefed, and the parties await oral argument.

          Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed in the future.

***

          On May 31, 2005, the SEC issued an order in connection with the settlement of an administrative proceeding against SBFM and CGMI relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Affected Funds”).

          The SEC order found that SBFM and CGMI willfully violated Section 206(1) of the Investment Advisers Act of 1940, as amended, and the rules promulgated thereunder (the “Advisers Act”). Specifically, the order found that SBFM and CGMI knowingly or recklessly failed to disclose to the boards of the Affected Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Affected Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that CAM, the Citigroup business unit that, at the time, included the Affected Funds’ investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGMI. The order also found that SBFM and CGMI willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Affected Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Affected Funds’ best interests and that no viable alternatives existed. SBFM and CGMI do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

          The SEC censured SBFM and CGMI and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order required Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Affected Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan submitted for the approval of the SEC. At this time, there is no certainty as to how the above described proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. The order also required that transfer agency fees received from the Affected Funds since

December 1, 2004, less certain expenses, be placed in escrow and provided that a portion of such fees might be subsequently distributed in accordance with the terms of the order. On April 3, 2006, an aggregate amount of approximately $9 million held in escrow was distributed to the Affected Funds.

          The order required SBFM to recommend a new transfer agent contract to the Affected Funds’ boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGMI would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Affected Funds’ Boards selected a new transfer agent for the Affected Funds. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

          Although there can be no assurance, the manager does not believe that this matter will have a material adverse effect on the Affected Funds.

          The Portfolios are not Affected Funds, and therefore did not implement the transfer agent arrangements described above and therefore will not receive any portion of the distributions.

          On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason.

***

          Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGMI and SBFM (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC as described in above. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the investment manager for the Smith Barney family of funds, rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

          The five actions were subsequently consolidated, and a consolidated complaint was filed.

          On September 26, 2007, the United States District Court for the Southern District of New York issued an order dismissing the consolidated complaint, and judgment was later entered. An appeal has been filed and is pending before the U.S. Court of Appeals for the Second Circuit.

***

          As previously disclosed, on September 16, 2005, the staff of the SEC informed SBFM and Salomon Brothers Asset Management Inc (“SBAM”) that the staff was considering recommending administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). On September

27, 2007, SBFM and SBAM, without admitting or denying any findings therein, consented to the entry of an order by the Securities and Exchange Commission relating to the disclosure by certain other funds that are closed-end funds of the sources of distributions paid by the funds between 2001 and 2004. Each of SBFM and SBAM agreed to pay a fine of $450,000, for which it was indemnified by Citigroup, Inc., its former parent. It is not expected that this matter will adversely impact the funds or their current investment adviser.

***

          On or about May 30, 2006, John Halebian, a purported shareholder of Citi New York Tax Free Reserves, a series of Legg Mason Partners Money Market Trust, formerly a series of CitiFunds Trust III (the “Subject Trust”), filed a complaint in the United States District Court for the Southern District of New York against the independent trustees of the Subject Trust (Elliott J. Berv, Donald M. Carlton, A. Benton Cocanougher, Mark T. Finn, Stephen Randolph Gross, Diana R. Harrington, Susan B. Kerley, Alan G. Merten and R. Richardson Pettit). The Subject Trust is also named in the complaint as a nominal defendant.

          The complaint alleges both derivative claims on behalf of the Subject Trust and class claims on behalf of a putative class of shareholders of the Subject Trust in connection with the 2005 sale of Citigroup’s asset management business to Legg Mason and the related approval of new investment advisory agreements by the trustees and shareholders. In the derivative claim, the plaintiff alleges, among other things, that the independent trustees breached their fiduciary duty to the Subject Trust and its shareholders by failing to negotiate lower fees or seek competing bids from other qualified investment advisers in connection with Citigroup’s sale to Legg Mason. In the claims brought on behalf of the putative class of shareholders, the plaintiff alleges that the independent trustees violated the proxy solicitation requirements of the 1940 Act, and breached their fiduciary duty to shareholders, by virtue of the voting procedures, including “echo voting,” used to obtain approval of the new investment advisory agreements and statements made in a proxy statement regarding those voting procedures. The plaintiff alleges that the proxy statement was misleading because it failed to disclose that the voting procedures violated the 1940 Act. The relief sought includes an award of damages, rescission of the advisory agreement, and an award of costs and attorney fees.

          In advance of filing the complaint, Mr. Halebian’s lawyers made written demand for relief on the Board of the Subject Trust, and the Board’s independent trustees formed a demand review committee to investigate the matters raised in the demand, and subsequently in the complaint, and recommend a course of action to the Board. The committee, after a thorough review, has determined that the independent trustees did not breach their fiduciary duties as alleged by Mr. Halebian, and that the action demanded by Mr. Halebian would not be in the best interests of the Subject Trust. The Board of the Subject Trust (the trustee who is an “interested person” of the Subject Trust, within the meaning of the 1940 Act, having recused himself from the matter), after receiving and considering the committee’s report and based upon the findings of the committee, subsequently also has so determined and, adopting the recommendation of the committee, has directed counsel to move to dismiss Mr. Halebian’s complaint. A motion to dismiss was filed on October 23, 2006. Opposition papers were filed on or about December 7,

2006. The complaint was dismissed on July 31, 2007. Mr. Halebian has filed an appeal in the U.S. Court of Appeals for the Second Circuit. The appeal has been briefed and the parties await oral argument.

***

          The foregoing speaks only as of the date of this Registration Statement. Additional lawsuits presenting allegations and requests for relief arising out of or in connection with any of the foregoing matters may be filed against these and related parties in the future.

Item 13. Control Persons and Principal Holders of Securities.

          Set forth below is a list of the record holders of beneficial interests in each Portfolio as of December 1, 2008.

Liquid Reserves Portfolio

          Citi Cash Reserves (a series of Legg Mason Partners Money Market Trust), Citi Premium Liquid Reserves (a series of Legg Mason Partners Premium Money Market Trust) and Citi Institutional Liquid Reserves (a series of Legg Mason Partners Institutional Trust) (each, a “Fund”), and Citi Premium Liquid Reserves, Ltd., and Citi Institutional Liquid Reserves, Ltd. own all of the beneficial interests in the Portfolio. The following is a list of the record holders of beneficial interests in the Portfolio:

Beneficial Interest
Name of Record Holder	(as of December 1 , 2008)

Citi Cash Reserves	3.21%
Citi Premium Liquid Reserves	1.31%
Citi Institutional Liquid Reserves	28.06%
Citi Premium Liquid Reserves, Ltd.	0.47%
Citi Institutional Liquid Reserves, Ltd.	66.95%

Tax Free Reserves Portfolio

          As of December 1, 2008, Citi Tax Free Reserves, a series of Legg Mason Partners Money Market Trust, and Citi Institutional Tax Free Reserves, a series of Legg Mason Partners Institutional Trust (each, a “Fund”), owned 12.49% and 87.51%, respectively, of the beneficial interests in the Portfolio.

U.S. Treasury Reserves Portfolio

          As of December 1, 2008, Citi Premium U.S. Treasury Reserves, a series of Legg Mason Partners Premium Money Market Trust, Citi U.S. Treasury Reserves, a series of Legg Mason Partners Money Market Trust and Citi Institutional U.S. Treasury Reserves, a series of Legg Mason Partners Institutional Trust (each, a “Fund”), own all of the beneficial interests in the Portfolio. The following is a list of the record holders of beneficial interests in the Portfolio:

Name of Record Holder	Beneficial Interest
Citi U.S. Treasury Reserves	6.41%
Citi Premium U.S. Treasury Reserves	0.90%
Citi Institutional U.S. Treasury Reserves	72.04%
Western Asset U.S. Treasury Reserves Ltd.	20.65%

Prime Cash Reserves Portfolio

          As of December 1, 2008, Citi Institutional Cash Reserves, a series of Legg Mason Partners Institutional Trust (a “Fund”), and Citi Institutional Cash Reserves, Ltd. owned 78.53% and 21.47%, respectively, of the beneficial interests in Prime Cash Reserves Portfolio.

Institutional Enhanced Portfolio

          As of December 1, 2008, Citi Institutional Enhanced Income Fund, Ltd. owned 21.25% of the beneficial interests in Institutional Enhanced Portfolio and Citi Institutional Enhanced Income Fund owned 78.75% of the beneficial interests in Institutional Enhanced Portfolio.

          Each of the entities identified above as a Fund is a registered investment company which has informed its respective Portfolio that whenever requested to vote on matters pertaining to the Portfolio (other than a vote to continue a Portfolio following the withdrawal of an investor) it will either hold a meeting of shareholders and will cast its vote in accordance with shareholder instructions, or otherwise act in accordance with applicable law. If a Fund calls a meeting of its shareholders, to the extent that Fund does not receive instructions from its shareholders, the Fund will vote its shares in a Portfolio in the same proportion as the vote of shareholders who do give voting instructions. Alternatively, without seeking instructions from its shareholders, a Fund could vote its shares in the Portfolios in proportion to the vote of all the other investors in the

Item 14. Investment Advisory and Other Services.

          LMPFA serves as investment manager and provides administrative and certain oversight services to each of the Portfolios, pursuant to an investment management agreement (each, a “Management Agreement”). LMPFA, with offices at 620 Eighth Avenue, New York, New York 10018, also serves as investment manager of other Legg Mason-sponsored funds. As of September 30, 2008, LMPFA’s total assets under management were approximately $198.8 billion. LMPFA is a wholly-owned subsidiary of Legg Mason. Legg Mason, whose principal executive offices are at 100 Light Street, Baltimore, Maryland 21202, is a global asset management company. As of September 30, 2008, Legg Mason’s asset management operations had aggregate assets under management of approximately $841.9 billion.

          The manager has agreed, under each Management Agreement, subject to the supervision of the Portfolio’s Board, to provide the Portfolio with investment research, advice, management and supervision, furnish a continuous investment program for the Portfolio’s portfolio of securities and other investments consistent with the Portfolio’s investment objectives, policies and restrictions, and place orders pursuant to its investment determinations. The manager is permitted to enter into contracts with subadvisers or subadministrators, subject to the Board’s approval. The manager has entered into a sub-advisory agreement, as described below.

          As compensation for services performed, facilities furnished and expenses assumed by the manager, each Portfolio pays the manager a fee computed daily at an annual rate of the Portfolio’s average daily net assets as described below. The manager also performs administrative and management services as reasonably requested by each Portfolio necessary for the operation of the Portfolio, such as (i) supervising the overall administration of each Portfolio, including negotiation of contracts and fees with, and monitoring of performance and billings of, the Portfolios’ placement agent, custodian and other independent contractors or agents; (ii) providing certain compliance, fund accounting, regulatory reporting and tax reporting services; (iii) preparing or participating in the preparation of Board materials, registration statements, proxy statements and reports and other communications to investors; and (iv) maintaining each Portfolio’s existence; and (v) maintaining the registration or qualification of each Portfolio’s shares under federal and state laws.

          Each Management Agreement will continue in effect for its initial term and thereafter from year to year, provided such continuance is specifically approved at least annually (a) by the Board or by a vote of a majority of the outstanding voting securities of such Portfolio (as defined in the 1940 Act), and (b) in either case, by a majority of the Independent Trustees with such Independent Trustees casting votes in person at a meeting called for such purpose.

          Each Management Agreement provides that the manager may render services to others. Each Management Agreement is terminable without penalty by the Board or by vote of a majority of the outstanding voting securities of the Portfolio on not more than 60 days’ nor less than 30 days’ written notice to the manager, or by the manager on not less than 90 days’ written notice to the Portfolio, and will automatically terminate in the event of its assignment (as defined in the 1940 Act) by the manager. No Management Agreement is assignable by the Trust except with the consent of the manager.

          Each Management Agreement provides that the manager, its affiliates performing services contemplated by the Management Agreement, and the partners, shareholders, directors, officers and employees of the manager and such affiliates, will not be liable for any error of judgment or mistake of law, for any loss arising out of any investment, or for any act or omission in the execution of securities transactions for the Portfolio, but the manager is not protected against any liability to the Portfolio to which the manager would be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its duties or reckless disregard of its obligation and duties under the Management Agreement.

          Prior to August 1, 2006, CFM served as the manager of the Portfolios. CFM is also a wholly-owned subsidiary of Legg Mason.

          Subject to such policies as the Board of a Portfolio may determine, the manager manages the securities of and makes investment decisions for each Portfolio. In addition, the manager provides certain administrative services to each Portfolio under the Management Agreements.

          For its services under the Management Agreement for Liquid Reserves Portfolio, the Manager is entitled to receive a fee, which is accrued daily and paid monthly, of 0.10% of the Portfolio’s average daily net assets on an annualized basis for the Portfolio’s then-current fiscal year. Prior to October 1, 2005, CFM was entitled to receive a fee, which was accrued daily and paid monthly, of 0.15% of Liquid Reserves Portfolio’s average daily net assets on an annualized basis for Liquid Reserves Portfolio’s then-current fiscal year. Effective October 1, 2005 and continuing under a new management agreement, which became effective December 27, 2005, CFM was entitled to receive a fee, which was accrued daily and paid monthly, of 0.10% of Liquid Reserves Portfolio’s average daily net assets on an annualized basis for Liquid Reserves Portfolio’s then-current fiscal year.

          For the fiscal years ended August 31, 2006, 2007 and 2008, the fees paid by Liquid Reserves Portfolio to the Manager and its affiliates, the Subadviser and CFM under its

Management Agreement, after waivers and reimbursements, were $28,130,222, $43,681,085 and $34,276,548 respectively.

          For its services under the Management Agreement for Tax Free Reserves Portfolio, the Manager is entitled to receive a fee, which is accrued daily and paid monthly, of 0.15% of the Portfolio’s average daily net assets on an annualized basis for the Portfolio’s then-current fiscal year. Prior to October 1, 2005, CFM was entitled to receive a fee, which was accrued daily and paid monthly, of 0.20% of Tax Free Reserves Portfolio’s average daily net assets on an annualized basis for Tax Free Reserves Portfolio’s then-current fiscal year. Effective October 1, 2005 and continuing under a new management agreement, which became effective December 27, 2005, CFM was entitled to receive a fee, which was accrued daily and paid monthly, of 0.15% of Tax Free Reserves Portfolio’s average daily net assets on an annualized basis for Tax Free Reserves Portfolio’s then-current fiscal year.

          For the fiscal years ended August 31, 2006, 2007 and 2008, the fees paid by Tax Free Reserves Portfolio to the Manager and its affiliates, the Subadviser and CFM under its Management Agreement, after waivers, were $2,847,798, $2,400,518 and $3,576,058 respectively.

          For its services under the Management Agreement for U.S. Treasury Reserves Portfolio, the Manager is entitled to receive a fee, which was accrued daily and paid monthly, of 0.10% of the Portfolio’s average daily net assets on an annualized basis for the Portfolio’s then-current fiscal year. Prior to October 1, 2005, CFM was entitled to receive a fee, which was accrued daily and paid monthly, of 0.15% of U.S. Treasury Reserves Portfolio’s average daily net assets on an annualized basis for U.S. Treasury Reserves Portfolio’s then-current fiscal year. Effective October 1, 2005 and continuing under a new management agreement, which became effective December 27, 2005, CFM was entitled to receive a fee, which was accrued daily and paid monthly, of 0.10% of U.S. Treasury Reserves Portfolio’s average daily net assets on an annualized basis for U.S. Treasury Reserves Portfolio’s then-current fiscal year.

          For the fiscal years ended August 31, 2006, 2007 and 2008, the fees paid by U.S. Treasury Reserves Portfolio to the Manager and its affiliates, the Subadviser and CFM, after waivers and reimbursements, were $1,111,884, $1,527,313 and $9,139,696 respectively.

          For its services under the Management Agreement for Prime Cash Reserves Portfolio, the Manager is entitled to receive a fee, which is accrued daily and paid monthly, of 0.10% of Prime Cash Reserves Portfolio’s average daily net assets on an annualized basis for Prime Cash Reserves Portfolio’s then-current fiscal year. Prior to August 1, 2006, CFM was entitled to receive a fee, which was accrued daily and paid monthly, of 0.10% of Prime Cash Reserves Portfolio’s average daily net assets on an annualized basis for Prime Cash Reserves Portfolio’s then-current fiscal year.

          For the fiscal years ended August 31, 2006, 2007 and 2008 the fees paid by Prime Cash Reserves Portfolio to the Manager and to its affiliates, the Subadviser and CFM, after waivers and reimbursements, were $5,053,048, $6,719,081 and $10,972,070 respectively.

          For its services under the Management Agreement for Institutional Enhanced Portfolio, the Manager is entitled to receive a fee, which is accrued daily and paid monthly, of 0.10% of Institutional Enhanced Portfolio’s average daily net assets on an annualized basis for Institutional Enhanced Portfolio’s then-current fiscal year. Prior to August 1, 2006, CFM was entitled to receive a fee, which was accrued daily and paid monthly, of 0.10% of Institutional Enhanced Portfolio’s average daily net assets on an annualized basis for Institutional Enhanced Portfolio’s then-current fiscal year.

          For the fiscal years ended August 31, 2006, 2007 and 2008 the fees paid by Institutional Enhanced Portfolio to the Manager and to its affiliates, the Subadviser and CFM, after waivers and reimbursements, were $32,767, $48,006 and $14,409 respectively.

Subadviser

          Western Asset provides the day-to-day portfolio management for each Portfolio as subadviser, pursuant to a sub-advisory agreement with respect to such Portfolio (each, a “Sub-Advisory Agreement”). Western Asset, established in 1971, has offices at 385 East Colorado Boulevard, Pasadena, California 91101 and 620 Eighth Avenue, New York, New York 10018. Western Asset acts as investment adviser to institutional accounts, such as corporate pension plans, mutual funds and endowment funds. As of September 30, 2008, total assets under management of by Western Asset and its supervised affiliates were approximately $585.5 billion.

          Under each Sub-Advisory Agreement, subject to the supervision of the Board and the manager, the subadviser regularly provides with respect to the portion of the Portfolio’s assets allocated to the subadviser by the manager investment research, advice, management and supervision; furnishes a continuous investment program for the allocated assets consistent with the Portfolio’s investment objectives, policies and restrictions; and places orders pursuant to its investment determinations. The subadviser may delegate to companies that the subadviser controls, is controlled by, or is under common control with, certain of the subadviser’s duties under the Sub-Advisory Agreement, subject to the subadviser’s supervision, provided the subadviser will not be relieved of its duties or obligations under the Sub-Advisory Agreement as a result of any delegation.

          Each Sub-Advisory Agreement will continue in effect for its initial term and thereafter from year to year thereafter provided such continuance is specifically approved at least annually with respect to a Portfolio (a) by the Board or by a majority of the outstanding voting securities of the Portfolio (as defined in the 1940 Act) and, (b) in either event, by a majority of the Independent Trustees with such Independent Trustees casting votes in person at a meeting called for such purpose.

          The Board or a majority of the outstanding voting securities of the Portfolio (as defined in the 1940 Act) may terminate the Sub-Advisory Agreement on not more than 60 days’ or less than 30 days’ written notice to the subadviser without penalty. The subadviser may terminate the Sub-Advisory Agreement on not less than 90 days’ written notice to the fund and the manager without penalty. The manager and the subadviser may terminate the Sub-Advisory Agreement upon their mutual written consent. Each Sub-Advisory Agreement will terminate automatically in the event of assignment (as defined in the 1940 Act) by the subadviser. The manager may not assign the Sub-Advisory Agreement except with the subadviser’s consent.

          The Sub-Advisory Agreement provides that the subadviser, its affiliates performing services contemplated by the Sub-Advisory Agreement, and the partners, shareholders, directors, officers and employees of the subadviser and such affiliates will not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment, or for any act or omission in the execution of securities transactions for the Portfolio, but the subadviser is not protected against any liability to the fund or the manager to which the subadviser would be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Sub-Advisory Agreement.

          As compensation for its sub-advisory services to the Portfolios, the Manager will pay to Western Asset a fee equal to 70% of the management fee paid to LMPFA by each Portfolio, net of expense waivers and reimbursements. The Sub-Advisory Agreement went into effect on August 1, 2006.

Expenses

          In addition to amounts payable under the Management Agreements, each Portfolio is responsible for its own expenses, including, among other things interest; taxes; governmental fees; voluntary assessments and other expenses incurred in connection with membership in investment company organizations; organization costs of the Portfolio; the cost (including brokerage commissions, transaction fees or charges, if any) in connection with the purchase or sale of the Portfolio’s securities and other investments and any losses in connection therewith; fees and expenses of custodians, transfer agents, registrars, independent pricing vendors or other agents; legal expenses; loan commitment fees; expenses relating to the issuing and redemption or repurchase of the Portfolio’s beneficial interests; expenses of preparing, registration statements and amendments thereto, reports, proxy statements, notices and dividends to the Portfolio’s investors; costs of stationery; website costs; costs of meetings of the Board or any committee thereof, meetings of investors and other meetings of the Portfolio; Board fees; audit fees; travel expenses of officers, members of the Board and employees of the Portfolio, if any; and the Portfolio’s pro rata portion of premiums on any fidelity bond and other insurance covering the Portfolio and its officers, Board members and employees; litigation expenses and any nonrecurring or extraordinary expenses as may arise, including, without limitation, those relating to actions, suits or proceedings to which the Portfolio or its Board is a party and the legal obligation which the Portfolio may have to indemnify the Portfolio’s Board members and officers with respect thereto.

          Management may agree to implement an expense cap, waive fees and/or reimburse operating expenses for one or more Portfolios, either through contractual or voluntary arrangements. Any such expense caps, waivers and/ or reimbursements are described in Part A to this Registration Statement. The contractual and voluntary expense caps, fee waivers and/ or reimbursements do not cover (a) transaction costs (such as brokerage commissions and dealer and underwriter spreads) and taxes; (b) extraordinary expenses, such as any expenses or charges related to litigation, derivative actions, demands related to litigation, regulatory or other government investigations and proceedings, “for cause” regulatory inspections and indemnification or advancement of related expenses or costs, to the extent any such expenses are considered extraordinary expenses for the purposes of fee disclosure in Form N-1A as the same may be amended from time to time; and (c) other extraordinary expenses as determined for the purposes of fee disclosure in Form N-1A, as the same may be amended from time to time. Without limiting the foregoing, extraordinary expenses are generally those that are unusual or expected to recur only infrequently, and may include such expenses, by way of illustration, as (i) expenses of the reorganization, restructuring, redomiciling or merger of the Portfolios or the acquisition of all or substantially all of the assets of another fund or class; (ii) expenses of holding, and soliciting proxies for, meetings of investors of the Portfolios (except to the extent relating to routine items such as the election of board members or the approval of the independent registered public accounting firm); and (iii) expenses of converting to a new custodian, transfer agent or other service provider, in each case to the extent any such expenses are considered extraordinary expenses for the purposes of fee disclosure in Form N-1A as the same may be amended from time to time. In addition, voluntary expense caps and voluntary fee waivers and/or reimbursements do not cover interest expenses.

Custodian

          The Portfolios also have entered into a Custodian Agreement with State Street Bank and Trust Company (“State Street”), pursuant to which custodial services are provided for the Portfolios. Securities held for the Portfolios may be held by a sub-custodian bank approved by the Portfolios’ Trustees. The principal business address of State Street is One Lincoln Street, Boston, Massachusetts 02111.

Independent Registered Public Accounting Firm

          KPMG LLP, 345 Park Avenue, New York, NY 10154 is the independent registered public accounting firm for the Portfolios, providing audit services and assistance and consultation with respect to the preparation of filings with the SEC.

Counsel

          Bingham McCutchen LLP, One Federal Street, Boston, Massachusetts 02110, serves as counsel to each Portfolio.

          Sullivan & Worcester LLP, 1666 K Street, N.W., Washington, D.C. 20006, serves as counsel to each of the Independent Trustees of the Board.

Item 15. Portfolio Managers.

Institutional Enhanced Portfolio’s Portfolio Managers

          The following table set forth certain additional information with respect to the portfolio manager for the Portfolio. Unless noted otherwise, all information is provided as of August 31, 2008.

Other Accounts Managed by Portfolio Managers

          The table below identifies, for each portfolio manager, the number of accounts (other than the Portfolio with respect to which information is provided) for which he or she has day-today management responsibilities and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts.

Other Pooled
	Registered Investment	Investment
Fund	Companies	Vehicles	Other Accounts

Institutional Enhanced Portfolio

S. Kenneth Leech	115 registered investment companies with $120.2 billion in total assets under management	273 other pooled investment vehicles with $235.6 billion in total assets under management	1,009 other accounts with $269.3 billion in total assets under management*

Stephen A. Walsh	115 registered investment companies with $120.2 billion in total assets under management	273 other pooled investment vehicles with $235.6 billion in total assets under management	1,009 other accounts with $269.3 billion in total assets under management*

Kevin Kennedy	3 registered investment companies with $45.6 billion in total assets under management	12 other pooled investment vehicles with $101.0 billion in total assets under management	34 other accounts with $4.6 billion in total assets under management

Martin Hanley	3 registered investment companies with $45.6 billion in total assets under management	12 other pooled investment vehicles with $101.0 billion in total assets under management	34 other accounts with $4.6 billion in total assets under management

*	Includes 95 accounts managed, totaling $27.8 billion, for which advisory fee is performance based.

Portfolio Manager Compensation

          The Subadviser’s compensation system assigns each employee a total compensation “target” and a respective cap, which are derived from annual market surveys that benchmark each role with its job function and peer universe. This method is designed to reward employees with total compensation reflective of the external market value of their skills, experience, and ability to produce desired results. Standard compensation includes competitive base salaries, generous employee benefits, and a retirement plan.

          In addition, the Subadviser’s employees are eligible for bonuses. These are structured to closely align the interests of employees with those of the Subadviser, and are determined by the professional’s job function and pre-tax performance as measured by a formal review process. All bonuses are completely discretionary. One of the principal factors considered is a portfolio manager’s investment performance versus appropriate peer groups and benchmarks (e.g., a securities index and with respect to a fund, the benchmark set forth in the fund’s prospectus to which the fund’s average annual total returns are compared or, if none, the benchmark set forth in the fund’s annual report). Performance is reviewed on a 1, 3 and 5 year basis for compensation—with 3 years having the most emphasis. The Subadviser may also measure a portfolio manager’s pre-tax investment performance against other benchmarks, as it determines appropriate. Because portfolio managers are generally responsible for multiple accounts (including the Portfolios) with similar investment strategies, they are generally compensated on the performance of the aggregate group of similar accounts, rather than a specific account, although relative performance against the stated benchmark and its applicable Lipper peer group is also considered. A smaller portion of a bonus payment is derived from factors that include client service, business development, length of service to the investment manager, management or supervisory responsibilities, contributions to developing business strategy and overall contributions to the subadviser’s business.

          Finally, in order to attract and retain top talent, all professionals are eligible for additional incentives in recognition of outstanding performance. These are determined based upon the factors described above and include Legg Mason stock options and long-term incentives that vest over a set period of time past the award date.

Potential Conflicts of Interest

          Potential conflicts of interest may arise when a Portfolio’s portfolio manager also has day-to-day management responsibilities with respect to one or more other funds or other accounts, as is the case for the portfolio manager listed in the table above.

          The Manager, the Subadviser, the Portfolio have adopted compliance polices and procedures that are designed to address various conflicts of interest that may arise for the Manager or the Subadviser and the individuals that they employ. For example the Manager and the Subadviser each seeks to minimize the effects of competing interests for the time and attention of portfolio managers by assigning portfolio managers to manage funds and accounts that share a similar investment style. The Manager and the Subadviser also have adopted trade allocation procedures that are designed to facilitate the fair allocation of limited investment opportunities among multiple funds and accounts. There is no guarantee, however, that the policies and procedures adopted by the Manager, the Subadviser, and the Portfolio will be able to detect and/or prevent every situation in which an actual or potential conflict may appear.

          Potential conflicts include:

          Allocation of Limited Time and Attention. A portfolio manager who is responsible for managing multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts. As a result, the portfolio manager may not be able to formulate as complete a strategy or identify equally attractive investment opportunities for each of those accounts as might be the case if he or she were to devote substantially more attention to the management of a single fund. The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.

          Allocation of Limited Investment Opportunities. If a portfolio manager identifies a limited investment opportunity that may be suitable for multiple funds and/or accounts, the opportunity may be allocated among these several funds or accounts, which may limit a fund’s ability to take full advantage of the investment opportunity.

          Pursuit of Differing Strategies. At times, a portfolio manager may determine that an investment opportunity may be appropriate for only some of the funds and/or accounts for which he or she exercises investment responsibility, or may decide that certain of the funds and/or accounts should take differing positions with respect to a particular security. In these cases, the portfolio manager may place separate transactions for one or more funds or accounts which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other funds and/or accounts.

          Selection of Broker/Dealers. Portfolio managers may be able to select or influence the selection of the brokers and dealers that are used to execute securities transactions for the funds and/or accounts that they supervise. In addition to executing trades, some brokers and dealers provide portfolio managers with brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934), which may result in the payment of higher brokerage fees than might have otherwise been available. These services may be more beneficial to certain funds or accounts than to others. Although the payment of brokerage commissions is subject to the requirement that the portfolio manager determine in good faith that the commissions are reasonable in relation to the value of the brokerage and research services provided to the fund, a portfolio manager’s decision as to the selection of brokers and dealers could yield disproportionate costs and benefits among the funds and/or accounts that he or she manages.

          Variation in Compensation. A conflict of interest may arise where the financial or other benefits available to the portfolio manager differ among the funds and/or accounts that he or she manages. If the structure of the investment adviser’s advisory fee and/or the portfolio manager’s compensation differs among funds and/or accounts (such as where certain funds or accounts pay higher management fees or performance-based management fees), the portfolio manager might be motivated to help certain funds and/or accounts over others. The portfolio manager might be motivated to favor funds and/or accounts in which he or she has an interest or in which the investment advisor and/or its affiliates have interests. Similarly, the desire to maintain or raise assets under management or to enhance the portfolio manager’s performance record or to derive other rewards, financial or otherwise, could influence the portfolio manager in affording preferential treatment to those funds and/or accounts that could most significantly benefit the portfolio manager. For this reason, the subadviser has formed a brokerage committee that reviews, among other things, the allocation of brokerage to broker/dealers, best execution and soft dollar usage.

          Related Business Opportunities. The investment manager, subadviser or their affiliates may provide more services (such as distribution or recordkeeping) for some types of funds or accounts than for others. In such cases, a portfolio manager may benefit, either directly or indirectly, by devoting disproportionate attention to the management of fund and/or accounts that provide greater overall returns to the investment manager and its affiliates.

Portfolio Manager Securities Ownership

          As of August 31, 2008, no Portfolio Manager owned beneficial interests of any Portfolio.

Item 16. Brokerage Allocation and Other Practices.

          The Portfolios’ purchases and sales of portfolio securities usually are principal transactions. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases, and no such commissions have been paid by the Portfolios during the past three fiscal years. The Portfolios do not anticipate paying brokerage commissions. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked price.

          Allocation of transactions, including their frequency, to various dealers is determined by the Manager in its best judgment and in a manner deemed to be in the best interest of the investors in a Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner at the most favorable price, although a Portfolio may not necessarily be paying the lowest price available.

          The Board has approved procedures in conformity with Rule 10f-3 under the 1940 Act whereby the Portfolios may purchase securities that are offered in underwritings in which a Legg Mason affiliate participates. These procedures prohibit the Portfolios from directly or indirectly benefiting a Legg Mason affiliate in connection with such underwritings. In addition, for underwritings where a Legg Mason affiliate participates as a principal underwriter, certain restrictions may apply that could, among other things, limit the amount of securities that the Portfolios could purchase in the underwritings.

          In certain instances there may be securities that are suitable as an investment for the Portfolios as well as for one or more of the Subadviser’s other clients. Investment decisions for the Portfolios and for the Subadviser’s other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment subadviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could adversely affect the price of or the size of the position obtainable in a security for the Portfolios. When purchases or sales of the same security for the Portfolios and for other funds managed by the Subadviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

Item 17. Capital Stock and Other Securities.

          The Trust. The Certificate of Trust to establish Master Portfolio Trust (referred to in this section as the Trust) was filed with the State of Maryland on October 4, 2006. On April 16, 2007, each Portfolio was redomiciled as a series of the Trust. Prior thereto, each of Liquid Reserves Portfolio, Tax Free Reserves Portfolio and U.S. Treasury Reserves Portfolio were New York trusts, and Prime Cash Reserves Portfolio and Institutional Enhanced Portfolio were series of a Massachusetts trust.

          Each Portfolio is a separate series of the Trust, a Maryland business trust. A Maryland business trust is an unincorporated business association that is established under, and governed by, Maryland law. Maryland law provides a statutory framework for the powers, duties, rights and obligations of the Board (referred to in this section as the trustees) and shareholders of the business trust, while the more specific powers, duties, rights and obligations of the Trustees and the shareholders are determined by the Trustees as set forth in the Declaration of Trust. Some of the more significant provisions of the Declaration are described below.

          Investor Voting. The Declaration provides for investor voting as required by the 1940 Act or other applicable laws but otherwise permits, consistent with Maryland law, actions by the Trustees without seeking the consent of investors. The Trustees may, without investor approval, amend the declaration or authorize the merger or consolidation of the Trust into another trust or entity, reorganize the Trust, or any series or class into another trust or entity or a series or class of another entity, sell all or substantially all of the assets of the Trust or any series or class to another entity, or a series or class of another entity, or terminate the Trust or any series or class. The Portfolios are not required to hold an annual meeting of investors, but the Portfolios will call special meetings of investors whenever required by the 1940 Act or by the terms of the Declaration. The Declaration provides for “dollar-weighted voting” which means that an investor’s voting power is determined, not by the number of shares of beneficial interest he or she owns, but by the dollar value of those shares determined on the record date. All investors of all series of the Trust vote together, except where required by the 1940 Act to vote separately by series, or when the Trustees have determined that a matter affects only the interests of one or more series of shares.

          Election and Removal of Trustees. The Declaration provides that the Trustees may establish the number of Trustees and that vacancies on the Board may be filled by the remaining Trustees, except when election of Trustees by the investors is required under the 1940 Act. Trustees are then elected by a plurality of votes cast by investors at a meeting at which a quorum is present. The Declaration also provides that a mandatory retirement age may be set by action of two-thirds of the Trustees and that Trustees may be removed, with or without cause, by a vote of investors holding two-thirds of the voting power of the Trust, or by a vote of two-thirds of the remaining Trustees. The provisions of the Declaration relating to the election and removal of Trustees may not be amended without the approval of two-thirds of the Trustees.

          Amendments to the Declaration. The Trustees are authorized to amend the Declaration without the vote of investors, but no amendment may be made that impairs the exemption from personal liability granted in the Declaration to persons who are or have been investors, Trustees, officers or, employees of the Trust or that limit the rights to indemnification or insurance provided in the declaration with respect to actions or omissions of persons entitled to indemnification under the declaration prior to the amendment.

          Issuance and Redemption of Shares. The Portfolio may issue an unlimited amount of interests in the Portfolio for such consideration and on such terms as the Trustees may determine. Investors are not entitled to any appraisal, preemptive, conversion, exchange or similar rights, except as the Trustees may determine. The Portfolio may require a decrease of or a complete withdrawal of an investor’s interest in the Portfolio upon certain conditions as may be determined by the Trustees, including, for example, if the investor fails to provide the Portfolio with identification required by law, or if the Portfolio is unable to verify the information received from the investor. Additionally, as discussed below, shares of beneficial interest may be redeemed in connection with the closing of small accounts.

          Disclosure of Investor Holdings. The Declaration specifically requires investors, upon demand, to disclose to a Portfolio information with respect to the direct and indirect ownership of shares of beneficial interest in order to comply with various laws or regulations, and a Portfolio may disclose such ownership if required by law or regulation.

     Small Accounts. The Declaration provides that the Portfolios may close out an investor’s account by redeeming all of the shares of beneficial interest in the account if the account falls below a minimum account size (which may vary by class) that may be set by the trustees from time to time. Alternately, the Declaration permits a Portfolio to assess a fee for small accounts (which may vary by class) and redeem shares in the account to cover such fees, or convert the shares into another share class that is geared to smaller accounts.

          Series. The Declaration provides that the Trustees may establish series in addition to those currently established and to determine the rights and preferences, limitations and restrictions, including qualifications for ownership, conversion and exchange features, minimum purchase and account size, expenses and charges, and other features of the series and classes. The Trustees may change any of those features, terminate any series, or combine series with other series in the Trust. Each interest in the Portfolio, as a series of the Trust, represents an interest in a Portfolio only and not in the assets of any other series of the trust.

          Investor, Trustee and Officer Liability. The Declaration provides that investors are not personally liable for the obligations of a Portfolio and requires the Portfolios to indemnify an investor against any loss or expense arising from any such liability. In addition, the Portfolios will assume the defense of any claim against an investor for personal liability at the request of the investor. The Declaration further provides that a Trustee acting in his or her capacity of Trustee is not personally liable to any person other than the Trust or its investors, for any act, omission, or obligation of the Trust. Further, a Trustee is held to the same standard of conduct as a director of a Maryland corporation. This requires that a Trustee perform his or her duties in good faith and in a manner he or she reasonably believes to be in the best interests of the Trust or a series thereof, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. The Declaration also permits the limitation of a Trustee’s liability to the full extent provided under Maryland law. Under current Maryland law, a Trustee is liable to the Trust or its investors for monetary damages only (a) to the extent that it is proved that he or she actually received an improper benefit or profit in money, property, or services or (b) to the extent that a judgment or other final adjudication adverse to the Trustee is entered in a proceeding based on a finding in the proceeding that the Trustee’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Declaration requires the Trust to indemnify any persons who are or who have been Trustees, officers or employees of the Trust for any liability for actions or failure to act except to the extent prohibited by applicable federal law. In making any determination as to whether any person is entitled to the advancement of expenses in connection with a claim for which indemnification is sought, such person is entitled to a rebuttable presumption that he or she did not engage in conduct for which indemnification is not available.

          The Declaration provides that any Trustee who serves as chair of the Board or of a committee of the Board, lead independent Trustee, or audit committee financial expert, or in any other similar capacity will not be subject to any greater standard of care or liability because of such position.

          Derivative Actions. The Declaration provides a detailed process for the bringing of derivative actions by investors in order to permit legitimate inquiries and claims while avoiding the time, expense, distraction, and other harm that can be caused to a Portfolio or its investors as a result of spurious investor demands and derivative actions. Prior to bringing a derivative action, a demand by three unrelated investors must first be made on a Portfolio’s Trustees. The

Declaration details various information, certifications, undertakings and acknowledgements that must be included in the demand. Following receipt of the demand, the Trustees have a period of 90 days, which may be extended by an additional 60 days, to consider the demand. If a majority of the Trustees who are considered independent for the purposes of considering the demand determine that maintaining the suit would not be in the best interests of the Portfolio, the Trustees are required to reject the demand and the complaining investors may not proceed with the derivative action unless the investors are able to sustain the burden of proof to a court that the decision of the Trustees not to pursue the requested action was not a good faith exercise of their business judgment on behalf of the Portfolio. The Declaration further provides that investors owning shares of beneficial interest representing at least 5% of the voting power of the affected Portfolio must join in bringing the derivative action. If a demand is rejected, the complaining shareholders will be responsible for the costs and expenses (including attorneys’ fees) incurred by the Portfolio in connection with the consideration of the demand, if in the judgment of the independent Trustees, the demand was made without reasonable cause or for an improper purpose. If a derivative action is brought in violation of the declaration, the shareholders bringing the action may be responsible for the Portfolio’s costs, including attorneys’ fees.

          The Declaration further provides that each Portfolio shall be responsible for payment of attorneys’ fees and legal expenses incurred by a complaining investor only if required by law, and any attorneys’ fees that a Portfolio are obligated to pay shall be calculated using reasonable hourly rates. The Declaration also requires that actions by investors against a Portfolio be brought only in federal court in Baltimore, Maryland, or if not permitted to be brought in federal court, then in state court in Baltimore, Maryland, and that the right to jury trial be waived to the full extent permitted by law.

Liquid Reserves Portfolio and Institutional Enhanced Portfolio

          Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each business day. At 4:00 p.m., Eastern time, on each such business day, the value of each investor’s interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage representing that investor’s share of the aggregate beneficial interests in the Portfolio effective for that day. Any additions or withdrawals that are to be effected on that day, are then effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio is then re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of 4:00 p.m., Eastern time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., Eastern time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor’s interest in the Portfolio as of 4:00 p.m., Eastern time, on the following business day of the Portfolio.

Tax Free Reserves Portfolio

          Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each business day. At 12:00 noon, Eastern time, on each such business day, the value of each investor’s interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage representing that investor’s share of the aggregate beneficial interests in the Portfolio effective for that day. Any additions or withdrawals that are to be effected on that day, are then effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio is then re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of 12:00 noon, Eastern time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 12:00 noon, Eastern time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor’s interest in the Portfolio as of 12:00 noon, Eastern time, on the following business day of the Portfolio.

U.S. Treasury Reserves Portfolio

          Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each business day. At 2:00 p.m., Eastern time, on each such business day, the value of each investor’s interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage representing that investor’s share of the aggregate beneficial interests in the Portfolio effective for that day. Any additions or withdrawals that are to be effected on that day, are then effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio is then re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of 2:00 p.m., Eastern time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 2:00 p.m., Eastern time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor’s interest in the Portfolio as of 2:00 p.m., Eastern time, on the following business day of the Portfolio.

Prime Cash Reserves Portfolio

          Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each business day. At 5:00 p.m., Eastern time, on each such business day, the value of each investor’s interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage representing that investor’s share of the aggregate beneficial interests in the Portfolio effective for that day. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio is then re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in Prime Cash Reserves Portfolio as of 5:00 p.m., Eastern time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of Prime Cash Reserves Portfolio as of 5:00 p.m., Eastern time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor’s interest in the Portfolio as of 5:00 p.m. Eastern time, on the following business day of the Portfolio.

Item 18. Purchase, Redemption and Pricing of Securities.

          Beneficial interests in the Portfolios are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

          Liquid Reserves Portfolio and Institutional Enhanced Portfolio normally determine their net asset value as of 4:00 p.m. Eastern time, on each day on which the NYSE is open for trading. Tax Free Reserves Portfolio normally determines its net asset value as of 12:00 noon, Eastern time, on each day on which the NYSE is open for trading. U.S. Treasury Reserves Portfolio normally determines its net asset value as of 2:00 p.m., Eastern time, on each day on which the NYSE is open for trading. Prime Cash Reserves Portfolio normally determines its net asset value as of 5:00 p.m., Eastern time, on each day on which the NYSE is open for trading. As of the date of this Registration Statement, the NYSE will be open for trading every weekday except in the event of an emergency or for the following holidays (or the days on which they are observed): New Year’s Day, Martin Luther King Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day. Purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order. On days when the financial markets in which the Portfolios invest close early, the Portfolios’ net asset value may be determined as of the earlier close of these markets.

          With respect to each Portfolio other than Institutional Enhanced Portfolio, securities are valued at amortized cost, which the Trustees of the Portfolios have determined in good faith constitutes fair value for the purposes of complying with the Investment Company Act of 1940, as amended (the “1940 Act”). This valuation method will continue to be used until such time as the Trustees of the Portfolios determine that it does not constitute fair value for such purposes. Amortized cost valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. Although the amortized cost method provides certainty in valuation, it may result in periods during which the stated value of an instrument is higher or lower than the price the Portfolio would receive if the instrument were sold.

          Pursuant to the rules of the SEC, the Board of Trustees has established procedures to stabilize the value of each of the Portfolio’s (other than Institutional Enhanced Portfolio Reserves Portfolio’s) net assets within 1/2 of 1% of the value determined on the basis of amortized cost. These procedures include a review of the extent of any such deviation of net asset value, based on available market quotations. Should that deviation exceed 1/2 of 1%, whether as a result of fluctuating interest rates or other factors, the Portfolio’s Board of Trustees would consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to the investors in the Portfolio. Such action may include selling its securities prior to maturity and utilizing a net asset value as determined by using available market quotations.

          With respect to Institutional Enhanced Portfolio, the Board of Trustees has approved procedures to be used to value the Portfolio's securities for the purposes of determining the Portfolio's net asset value. The valuation of the securities of the Portfolio is determined in good faith by or under the direction of the Board of Trustees. The Board of Trustees has delegated certain valuation functions for the Portfolio to the Manager.

          Institutional Enhanced Portfolio generally values its securities based on market prices determined at the close of regular trading on the New York Stock Exchange. The market price for debt obligations is generally the price supplied by the independent third party pricing service approved by the Portfolio’s Board, which may use a matrix, formula or other objective method that takes into consideration market indices, yield curves and other specific adjustments. If vendors are unable to supply a price, or if the price supplied is deemed by the Manager to be unreliable, the market price may be determined, using quotations received from one or more brokers/dealers that make a market in the security. When such prices or quotations are not available, or when the Manager believes that they are unreliable, the Manager may price securities using fair value procedures approved by the Board. The Portfolio may also use fair value procedures if the Manager determines that a significant event has occurred between the time at which a market price is determined and the time at which the Portfolio's net asset value is calculated. In particular, the value of foreign securities may be materially affected by events occurring after the close of the market on which they are valued, but before it prices its shares. Valuing securities at fair value involves greater reliance on judgment than valuation of securities based on readily available market quotations. A fund that uses fair value to price securities may value those securities higher or lower than another fund using market quotations or its own fair value methodologies to price the same securities. There can be no assurance that the Portfolio could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Portfolio determines its net asset value.

           Short-term obligations (maturing in 60 days or less) held by Enhanced Portfolio that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment’s fair value.

           Interest income on long-term obligations is determined on the basis of interest accrued plus amortization of “original issue discount” (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of any premium.

          Subject to compliance with applicable regulations, the Portfolios have reserved the right to pay, upon withdrawal, the redemption price of beneficial interests in the Portfolios, either totally or partially, by a distribution in kind of securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

          The Portfolios may suspend the right of redemption or postpone the date of payment for beneficial interests in the Portfolios more than seven days during any period when (a) trading in the markets the Portfolios normally utilize is restricted, or an emergency, as defined by the rules and regulations of the SEC exists making disposal of the Portfolios’ investments or determination of its net asset value not reasonably practicable; (b) the NYSE is closed (other than customary weekend and holiday closings); or (c) the SEC has by order permitted such suspension.

Item 19. Taxation of the Portfolios.

Liquid Reserves Portfolio, U.S. Treasury, Prime Cash Reserves Portfolio and Institutional Enhanced Portfolio

          Each Portfolio is organized as a series of a business trust under Maryland law. Each Portfolio has determined that it is properly treated as a partnership for federal income tax purposes. The Declaration of Trust provides that the Trustees shall have the power to take all actions and to execute all forms and other documents that they determine, in their sole discretion, to be necessary to achieve such treatment. Accordingly, none of the Portfolios expect to pay any federal income taxes, but each investor in a Portfolio must take into account its distributive share of the Portfolio’s gross income, deductions, credits and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the applicable Portfolio and the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations promulgated thereunder (the “Regulations”).

          Each Portfolio’s tax year-end is August 31. Although, as described above, each Portfolio is not subject to federal income tax, it files appropriate federal income tax returns.

          Each Portfolio believes that, in the case of an investor in a Portfolio that seeks to qualify as a regulated investment company (“RIC”) under the Code, the investor should be treated for federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and should be entitled to treat as earned by it the portion of the Portfolio’s gross income attributable to that share. Each such investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in the Portfolio, or whether the Portfolio should be treated, as to that investor, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.

          In order to enable each otherwise qualified investor in a Portfolio to qualify as a RIC under the Code, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to the nature of the Portfolio’s gross income and the composition (diversification) of the Portfolio’s assets as if those requirements were directly applicable to the Portfolio, and to allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable such an investor to comply with the qualification requirements imposed by Subchapter M of the Code with respect to the income allocated to it by the Portfolio, assuming that the investor invests all of its assets in the Portfolio.

          Each Portfolio will allocate at least annually to its investors each investor’s distributive share of the Portfolio’s net investment income (including net investment income derived from interest on U.S. Treasury obligations), net realized capital gains, and any other items of income, gain, loss, deduction, or credit in a manner intended to comply with the Code and applicable Regulations.

          Investors generally will not recognize any gain or loss for federal income tax purposes on contributions to a Portfolio or on withdrawals from a Portfolio. However, to the extent the cash proceeds of any withdrawal or distribution exceed an investor’s adjusted tax basis in its partnership interest in the Portfolio, the investor will generally recognize gain for federal income tax purposes. In addition, if, upon a complete withdrawal (i.e., a redemption of its entire interest in the Portfolio), the investor’s adjusted tax basis in its partnership interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally recognize a loss for federal income tax purposes. An investor’s adjusted tax basis in its partnership interest in the Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive share of items of realized net income (including income, if any, exempt from federal income tax) and gain, and reduced, but not below zero, by the amounts of its distributive share of items of realized net loss and the amounts of any distributions received by the investor.

          Any investment by a Portfolio in zero coupon bonds, deferred interest bonds, payment-in-kind bonds, and certain securities purchased at a market discount will cause the Portfolio to recognize income prior to the receipt of cash payments with respect to those securities. In order to enable any investor which is a RIC to distribute its share of this income and avoid a tax, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss.

          Portfolio income allocated to investors that is derived from interest on obligations of the U.S. government and certain of its agencies and instrumentalities (but generally not from capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes. Each Portfolio intends to advise investors of the extent, if any, to which its income consists of such interest. Investors are urged to consult their tax advisers regarding the possible exclusion of such portion of the income allocated to them by a Portfolio for state and local income tax purposes.

          There are certain tax issues which will be relevant to only certain of a Portfolio’s investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to the Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met.

          The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-United States tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special federal tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in a Portfolio.

Tax Free Reserves Portfolio

          The Portfolio is organized as a series of a business trust under Maryland law. The Portfolio has determined that it is properly treated as a partnership for federal income tax purposes. The Declaration of Trust provides that the Trustees shall have the power to take all actions and to execute all forms and other documents that they determine, in their sole discretion, to be necessary to achieve such treatment. Accordingly, the Portfolio does not expect to pay any income taxes, but each investor in the Portfolio must take into account its share of the Portfolio’s gross income, deductions, credits and other items in determining its income tax liability. The determination of such share will be made in accordance with the governing instruments of the Portfolio and the Code, and Regulations.

          The Portfolio’s taxable year-end is August 31. Although the Portfolio is not subject to federal income tax, it files appropriate federal income tax returns.

          The Portfolio believes that, in the case of an investor in a Portfolio that seeks to qualify as a regulated investment company (“RIC”) under the Code, the investor should be treated for federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and should be entitled to treat as earned by it the portion of the Portfolio’s gross income attributable to that share. Each such investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in the Portfolio, or whether the Portfolio should be treated, as to that investor, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.

          In order to enable each otherwise qualified investor in the Portfolio to qualify as a RIC under the Code, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to the nature of the Portfolio’s gross income and the composition (diversification) of the Portfolio’s assets as if those requirements were directly applicable to the Portfolio, and to allocate and permit withdrawals of its net investment income (including net investment income derived from interest on Municipal Obligations) and any net realized capital gains in a manner that (i) will enable such an investor to comply with the qualification requirements imposed by Subchapter M of the Code with respect to the income allocated to it by the Portfolio assuming that the investor invests all of its assets in the Portfolio, and (ii) will enable a RIC that invests all of its assets in the Portfolio to qualify to pay exempt-interest dividends.

          The Portfolio will allocate at least annually to its investors each investor’s distributive share of the Portfolio’s net investment income (including net investment income derived from interest on Municipal Obligations), net realized capital gains, and any other items of income, gain, loss, deduction, or credit in a manner intended to comply with the Code and applicable Regulations.

          Investors generally will not recognize any gain or loss for federal income tax purposes on contributions to the Portfolio or on withdrawals from the Portfolio. However, to the extent the cash proceeds of any withdrawal or distribution exceed an investor’s adjusted tax basis in its partnership interest in the Portfolio, the investor will generally recognize gain for federal income tax purposes. In addition, if, upon a complete withdrawal (i.e., a redemption of its entire interest in the Portfolio), the investor’s adjusted tax basis in its partnership interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally recognize a loss for federal income tax purposes. An investor’s adjusted tax basis in its partnership interest in the Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive share of items of realized net income (including income, if any, exempt from federal income tax) and gain, and reduced, but not below zero, by the amounts of its distributive share of items of realized net loss and the amounts of any distributions received by the investor.

          Any investment by a Portfolio in zero coupon bonds, deferred interest bonds, payment-in-kind bonds, and certain securities purchased at a market discount will cause the Portfolio to recognize income prior to the receipt of cash payments with respect to those securities. In order to enable any investor which is a RIC to distribute its share of this income and avoid a tax, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss.

          Portfolio income allocated to investors that is derived from interest on obligations of the U.S. government and certain of its agencies and instrumentalities (but generally not from capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes. The Portfolio intends to advise investors of the extent, if any, to which its income consists of such interest. Investors are urged to consult their tax advisers regarding the possible exclusion of such portion of the income allocated to them by the Portfolio for state and local income tax purposes.

          There are certain tax issues which will be relevant to only certain of the Portfolio’s investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to the Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met.

          The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-United States tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special federal tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in the Portfolio.

Item 20. Underwriters.

          The sole and exclusive placement agent for the Portfolios is Legg Mason Investor Services, LLC, which receives no compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolios.

Item 21. Calculation of Performance Data.           Not applicable.

Item 22. Financial Statements.

Liquid Reserves Portfolio

          The financial statements contained in the Annual Report of Liquid Reserves Portfolio, as filed with the Securities and Exchange Commission (Accession Number 0000930413-08-006529), for the fiscal year ended August 31, 2008 are incorporated by reference into this Part B.

Tax Free Reserves Portfolio

          The financial statements contained in the Annual Report of Tax Free Reserves Portfolio, as filed with the Securities and Exchange Commission (Accession Number 0000930413-08-006532), for the fiscal year ended August 31, 2008 are incorporated by reference into this Part B.

U.S. Treasury Reserves Portfolio

          The financial statements contained in the Annual Report of U.S. Treasury Reserves Portfolio, as filed with the Securities and Exchange Commission (Accession Number 0000930413-08-006508), for the fiscal year ended August 31, 2008 are incorporated by reference into this Part B.

Prime Cash Reserves Portfolio

          The financial statements contained in the Annual Report of Prime Cash Reserves Portfolio, as filed with the Securities and Exchange Commission (Accession Number 0000930413-08-006517), for fiscal year ended August 31, 2008 are incorporated by reference into this Part B.

Institutional Enhanced Portfolio

          The financial statements contained in the Annual Report of Institutional Enhanced Portfolio, as filed with the Securities and Exchange Commission (Accession Number 0000930413-08-006541), for fiscal year ended August 31, 2008 are incorporated by reference into this Part B.

APPENDIX A — Proxy Voting Policies and Procedures

Western Asset Management Company
Proxy Voting Policy

BACKGROUND

          Western Asset Management Company (“Western Asset”) has adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and SEC Rule 206(4)-6 under the Investment Advisers Act of 1940 (“Advisers Act”). Our authority to vote the proxies of our clients is established through investment management agreements or comparable documents, and our proxy voting guidelines have been tailored to reflect these specific contractual obligations. In addition to SEC requirements governing advisers, our proxy voting policies reflect the long-standing fiduciary standards and responsibilities for ERISA accounts. Unless a manager of ERISA assets has been expressly precluded from voting proxies, the Department of Labor has determined that the responsibility for these votes lies with the Investment Manager.

          In exercising its voting authority, Western Asset will not consult or enter into agreements with officers, directors or employees of Legg Mason Inc. or any of its affiliates regarding the voting of any securities owned by its clients.

POLICY

          Western Asset’s proxy voting procedures are designed and implemented in a way that is reasonably expected to ensure that proxy matters are handled in the best interest of our clients. While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration Western Asset’s contractual obligations to our clients and all other relevant facts and circumstances at the time of the vote (such that these guidelines may be overridden to the extent Western Asset deems appropriate).

PROCEDURES

Responsibility and Oversight

          The Western Asset Compliance Department (“Compliance Department”) is responsible for administering and overseeing the proxy voting process. The gathering of proxies is coordinated through the Corporate Actions area of Investment Support (“Corporate Actions”). Research analysts and portfolio managers are responsible for determining appropriate voting positions on each proxy utilizing any applicable guidelines contained in these procedures.

Client Authority

          Prior to August 1, 2003, all existing client management agreements (“IMAs”) will be reviewed to determine whether Western Asset has authority to vote client proxies. At account start-up, or upon amendment of an IMA, the applicable client IMA are similarly reviewed. If an agreement is silent on proxy voting, but contains an overall delegation of discretionary authority or if the account represents assets of an ERISA plan, Western Asset will assume responsibility for proxy voting. The Client Account Transition Team maintains a matrix of proxy voting authority.

Proxy Gathering

          Registered owners of record, client custodians, client banks and trustees (“Proxy Recipients”) that receive proxy materials on behalf of clients should forward them to Corporate Actions. Prior to August 1, 2003, Proxy Recipients of existing clients will be reminded of the appropriate routing to Corporate Actions for proxy materials received and reminded of their responsibility to forward all proxy materials on a timely basis. Proxy Recipients for new clients (or, if Western Asset becomes aware that the applicable Proxy Recipient for an existing client has changed, the Proxy Recipient for the existing client) are notified at start-up of appropriate routing to Corporate Actions of proxy materials received and reminded of their responsibility to forward all proxy materials on a timely basis. If Western Asset personnel other than Corporate Actions receive proxy materials, they should promptly forward the materials to Corporate Actions.

Proxy Voting

          Once proxy materials are received by Corporate Actions, they are forwarded to the Compliance Department for coordination and the following actions:

a.	Proxies are reviewed to determine accounts impacted.

b.	Impacted accounts are checked to confirm Western Asset voting authority.

c.

Compliance Department staff reviews proxy issues to determine any material conflicts of interest. (See conflicts of interest section of these procedures for further information on determining material conflicts of interest.)

d.

If a material conflict of interest exists, (i) to the extent reasonably practicable and permitted by applicable law, the client is promptly notified, the conflict is disclosed and Western Asset obtains the client’s proxy voting instructions, and (ii) to the extent that it is not reasonably practicable or permitted by applicable law to notify the client and obtain such instructions (e.g., the client is a mutual fund or other commingled vehicle or is an ERISA plan client), Western Asset seeks voting instructions from an independent third party.

e.

Compliance Department staff provides proxy material to the appropriate research analyst or portfolio manager to obtain their recommended vote. Research analysts and portfolio managers determine votes on a case-by-case basis taking into account the voting guidelines contained in these procedures. For avoidance of doubt, depending on the best interest of each individual client, Western Asset may vote the same proxy differently for different clients. The analyst’s or portfolio manager’s basis for their decision is documented and maintained by the Compliance Department.

f.	Compliance Department staff votes the proxy pursuant to the instructions received in (d) or (e) and returns the voted proxy as indicated in the proxy materials.

Timing

          Western Asset personnel act in such a manner to ensure that, absent special circumstances, the proxy gathering and proxy voting steps noted above can be completed before the applicable deadline for returning proxy votes.

Recordkeeping

          Western Asset maintains records of proxies voted pursuant to Section 204-2 of the Advisers Act and ERISA DOL Bulletin 94-2. These records include:

a.	A copy of Western Asset’s policies and procedures.

b.	Copies of proxy statements received regarding client securities.

c.	A copy of any document created by Western Asset that was material to making a decision how to vote proxies.

d.	Each written client request for proxy voting records and Western Asset’s written response to both verbal and written client requests.

e.	A proxy log including:

	1.	Issuer name;

	2.	Exchange ticker symbol of the issuer’s shares to be voted;

	3.	Council on Uniform Securities Identification Procedures (“CUSIP”) number for the shares to be voted;

	4.	A brief identification of the matter voted on;

	5.	Whether the matter was proposed by the issuer or by a shareholder of the issuer;

	6.	Whether a vote was cast on the matter;

	7.	A record of how the vote was cast; and

	8.	Whether the vote was cast for or against the recommendation of the issuer’s management team.

Records are maintained in an easily accessible place for five years, the first two in Western Asset’s offices.

Disclosure

           Part II of the Western Asset Form ADV contains a description of Western Asset’s proxy policies. Prior to August 1, 2003, Western Asset will deliver Part II of its revised Form ADV to all existing clients, along with a letter identifying the new disclosure. Clients will be provided a copy of these policies and procedures upon request. In addition, upon request, clients may receive reports on how their proxies have been voted.

Conflicts of Interest

          All proxies are reviewed by the Compliance Department for material conflicts of interest. Issues to be reviewed include, but are not limited to:

1.

Whether Western Asset (or, to the extent required to be considered by applicable law, its affiliates) manages assets for the company or an employee group of the company or otherwise has an interest in the company;

2.

Whether Western Asset or an officer or director of Western Asset or the applicable portfolio manager or analyst responsible for recommending the proxy vote (together, “Voting Persons”) is a close relative of or has a personal or business relationship with an executive, director or person who is a candidate for director of the company or is a participant in a proxy contest; and

3.	Whether there is any other business or personal relationship where a Voting Person has a personal interest in the outcome of the matter before shareholders.

Voting Guidelines

          Western Asset’s substantive voting decisions turn on the particular facts and circumstances of each proxy vote and are evaluated by the designated research analyst or portfolio manager. The examples outlined below are meant as guidelines to aid in the decision making process.

          Guidelines are grouped according to the types of proposals generally presented to shareholders. Part I deals with proposals which have been approved and are recommended by a company’s board of directors; Part II deals with proposals submitted by shareholders for inclusion in proxy statements; Part III addresses issues relating to voting shares of investment companies; and Part IV addresses unique considerations pertaining to foreign issuers.

I. Board Approved Proposals

          The vast majority of matters presented to shareholders for a vote involve proposals made by a company itself that have been approved and recommended by its board of directors. In view of the enhanced corporate governance practices currently being implemented in public companies, Western Asset generally votes in support of decisions reached by independent boards of directors. More specific guidelines related to certain board-approved proposals are as follows:

1.	Matters relating to the Board of Directors

          Western Asset votes proxies for the election of the company’s nominees for directors and for board-approved proposals on other matters relating to the board of directors with the following exceptions:

a.

Votes are withheld for the entire board of directors if the board does not have a majority of independent directors or the board does not have nominating, audit and compensation committees composed solely of independent directors.

	b.	Votes are withheld for any nominee for director who is considered an independent director by the company and who has received compensation from the company other than for service as a director.

	c.	Votes are withheld for any nominee for director who attends less than 75% of board and committee meetings without valid reasons for absences.

	d.	Votes are cast on a case-by-case basis in contested elections of directors.

2.	Matters relating to Executive Compensation

          Western Asset generally favors compensation programs that relate executive compensation to a company’s long-term performance. Votes are cast on a case-by-case basis on board-approved proposals relating to executive compensation, except as follows:

a.	Except where the firm is otherwise withholding votes for the entire board of directors, Western Asset votes for stock option plans that will result in a minimal annual dilution.

b.	Western Asset votes against stock option plans or proposals that permit replacing or repricing of underwater options.

	c.	Western Asset votes against stock option plans that permit issuance of options with an exercise price below the stock’s current market price.

d.

Except where the firm is otherwise withholding votes for the entire board of directors, Western Asset votes for employee stock purchase plans that limit the discount for shares purchased under the plan to no more than 15% of their market value, have an offering period of 27 months or less and result in dilution of 10% or less.

3.	Matters relating to Capitalization

          The management of a company’s capital structure involves a number of important issues, including cash flows, financing needs and market conditions that are unique to the circumstances of each company. As a result, Western Asset votes on a case-by-case basis on board-approved proposals involving changes to a company’s capitalization except where Western Asset is otherwise withholding votes for the entire board of directors.

	a.	Western Asset votes for proposals relating to the authorization of additional common stock.

	b.	Western Asset votes for proposals to effect stock splits (excluding reverse stock splits).

	c.	Western Asset votes for proposals authorizing share repurchase programs.

4.	Matters relating to Acquisitions, Mergers, Reorganizations and Other Transactions

Western Asset votes these issues on a case-by-case basis on board-approved transactions.

5.	Matters relating to Anti-Takeover Measures

Western Asset votes against board-approved proposals to adopt anti-takeover measures except as follows:

	a.	Western Asset votes on a case-by-case basis on proposals to ratify or approve shareholder rights plans.

	b.	Western Asset votes on a case-by-case basis on proposals to adopt fair price provisions.

6.	Other Business Matters

          Western Asset votes for board-approved proposals approving such routine business matters such as changing the company’s name, ratifying the appointment of auditors and procedural matters relating to the shareholder meeting.

a.	Western Asset votes on a case-by-case basis on proposals to amend a company’s charter or bylaws.

b.	Western Asset votes against authorization to transact other unidentified, substantive business at the meeting.

II. Shareholder Proposals

          SEC regulations permit shareholders to submit proposals for inclusion in a company’s proxy statement. These proposals generally seek to change some aspect of a company’s corporate governance structure or to change some aspect of its business operations. Western Asset votes in accordance with the recommendation of the company’s board of directors on all shareholder proposals, except as follows:

1.	Western Asset votes for shareholder proposals to require shareholder approval of shareholder rights plans.

2.	Western Asset votes for shareholder proposals that are consistent with Western Asset’s proxy voting guidelines for board-approved proposals.

3.	Western Asset votes on a case-by-case basis on other shareholder proposals where the firm is otherwise withholding votes for the entire board of directors.

III. Voting Shares of Investment Companies

          Western Asset may utilize shares of open or closed-end investment companies to implement its investment strategies. Shareholder votes for investment companies that fall within the categories listed in Parts I and II above are voted in accordance with those guidelines.

1.

Western Asset votes on a case-by-case basis on proposals relating to changes in the investment objectives of an investment company taking into account the original intent of the fund and the role the fund plays in the clients’ portfolios.

2.

Western Asset votes on a case-by-case basis all proposals that would result in increases in expenses (e.g., proposals to adopt 12b-1 plans, alter investment advisory arrangements or approve fund mergers) taking into account comparable expenses for similar funds and the services to be provided.

IV. Voting Shares of Foreign Issuers

          In the event Western Asset is required to vote on securities held in foreign issuers — i.e., issuers that are incorporated under the laws of a foreign jurisdiction and that are not listed on a U.S. securities exchange or the NASDAQ stock market, the following guidelines are used, which are premised on the existence of a sound corporate governance and disclosure framework. These guidelines, however, may not be appropriate under some circumstances for foreign issuers and therefore apply only where applicable.

1.	Western Asset votes for shareholder proposals calling for a majority of the directors to be independent of management.

2.	Western Asset votes for shareholder proposals seeking to increase the independence of board nominating, audit and compensation committees.

3.

Western Asset votes for shareholder proposals that implement corporate governance standards similar to those established under U.S. federal law and the listing requirements of U.S. stock exchanges, and that do not otherwise violate the laws of the jurisdiction under which the company is incorporated.

4.

Western Asset votes on a case-by-case basis on proposals relating to (1) the issuance of common stock in excess of 20% of a company’s outstanding common stock where shareholders do not have preemptive rights, or (2) the issuance of common stock in excess of 100% of a company’s outstanding common stock where shareholders have preemptive rights.

APPENDIX B

RATINGS OF MUNICIPAL OBLIGATIONS

DESCRIPTION OF RATINGS

          The ratings of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Group and Fitch Ratings represent their opinions as to the quality of various debt obligations. It should be emphasized, however, that ratings are not absolute standards of quality. Consequently, debt obligations with the same maturity, coupon and rating may have different yields while debt obligations of the same maturity and coupon with different ratings may have the same yield. As described by the rating agencies, ratings are generally given to securities at the time of issuances. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so.

Description of Moody’s Investors Service, Inc.’s Long-Term Obligation Ratings:

          Moody’s long-term obligation ratings are opinions of the relative credit risk of fixed-income obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings reflect both the likelihood of default and any financial loss suffered in the event of default.

          Aaa—Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.

          Aa—Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

          A—Obligations rated A are considered upper-medium grade and are subject to low credit risk.

          Baa—Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

          Ba—Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

          B—Obligations rated B are considered speculative and are subject to high credit risk.

          Caa—Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

          Ca—Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

          C—Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

          Note: Moody’s appends numerical modifiers “1”, “2” and “3” to each generic rating classification from “Aa” through “Caa.” The modifier “1” indicates that the obligation ranks in the higher end of its generic rating category; the modifier “2” indicates a mid-range ranking; and the modifier “3” indicates a ranking in the lower end of that generic rating category.

Description of Moody’s Investors Service, Inc.’s US Municipal and Tax-Exempt Ratings:

          Municipal Ratings are opinions of the investment quality of issuers and issues in the US municipal and tax-exempt markets. As such, these ratings incorporate Moody’s assessment of the default probability and loss severity of these issuers and issues. The default and loss content for Moody’s municipal long-term rating scale differs from Moody’s general long-term rating scale. (Please refer to Corporate Equivalent Ratings under Policies and Procedures.)

          Municipal Ratings are based upon the analysis of four primary factors relating to municipal finance: economy, debt, finances, and administration/management strategies. Each of the factors is evaluated individually and for its effect on the other factors in the context of the municipality’s ability to repay its debt.

          Municipal Long-Term Rating Definitions:

          Aaa—Issuers or issues rated Aaa demonstrate the strongest creditworthiness relative to other US municipal or tax-exempt issuers or issues.

          Aa—Issuers or issues rated Aa demonstrate very strong creditworthiness relative to other US municipal or tax-exempt issuers or issues.

B-1

          A—Issuers or issues rated A present above-average creditworthiness relative to other US municipal or tax-exempt issuers or issues.

          Baa—Issuers or issues rated Baa represent average creditworthiness relative to other US municipal or tax-exempt issuers or issues.

          Ba—Issuers or issues rated Ba demonstrate below-average creditworthiness relative to other US municipal or tax-exempt issuers or issues.

          B—Issuers or issues rated B demonstrate weak creditworthiness relative to other US municipal or tax-exempt issuers or issues.

          Caa—Issuers or issues rated Caa demonstrate very weak creditworthiness relative to other US municipal or tax-exempt issuers or issues.

          Ca—Issuers or issues rated Ca demonstrate extremely weak creditworthiness relative to other US municipal or tax-exempt issuers or issues.

          C—Issuers or issues rated C demonstrate the weakest creditworthiness relative to other US municipal or tax-exempt issuers or issues.

          Note: Moody’s appends numerical modifiers “1”, “2” and “3” to each generic rating category from “Aa” through “Caa.” The modifier “1” indicates that the issuer or obligation ranks in the higher end of its generic rating category; the modifier “2” indicates a mid-range ranking; and the modifier “3” indicates a ranking in the lower end of that generic rating category.

Description of Moody’s Investors Service, Inc.’s US Municipal Short-Term Debt And Demand Obligation Ratings:

          Description of Moody’s Investors Service, Inc.’s Short-Term Debt Ratings:

          There are three rating categories for short-term municipal obligations that are considered investment grade. These ratings are designated as Municipal Investment Grade (“MIG”) and are divided into three levels-“MIG 1” through “MIG 3.” In addition, those short-term obligations that are of speculative quality are designated “SG,” or speculative grade. MIG ratings expire at the maturity of the obligation.

          MIG 1—This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

          MIG 2—This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

          MIG 3—This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

          SG—This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

          Description of Moody’s Investors Service, Inc.’s Demand Obligation Ratings:

          In the case of variable rate demand obligations (“VRDOs”), a two-component rating is assigned; a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of the degree of risk associated with the ability to receive purchase price upon demand (“demand feature”), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or VMIG rating. When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1. VMIG rating expirations are a function of each issue’s specific structural or credit features.

          VMIG 1—This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

          VMIG 2—This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

B-2

          VMIG 3—This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

          SG—This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

Description of Moody’s Investors Service, Inc.’s Short-Term Prime Ratings:

          Moody’s short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

          Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

          P-1—Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

          P-2—Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

          P-3—Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

          NP—Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

          Note: Canadian issuers rated P-1 or P-2 have their short-term ratings enhanced by the senior-most long-term rating of the issuer, its guarantor or support-provider.

Description of Standard & Poor’s Ratings Group’s Long-Term Issue Credit Ratings:

          Issue credit ratings are based, in varying degrees, on the following considerations: (1) likelihood of payment-capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation; (2) nature of and provisions of the obligation; and (3) protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

          Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

          AAA—An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

          AA—An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

          A—An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

          BBB—An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

          BB, B, CCC, CC, and C—Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

          BB—An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions, which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B-3

          B—An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

          CCC—An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

          CC—An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

          C—A subordinated debt or preferred stock obligation rated ‘C’ is currently highly vulnerable to nonpayment. The ‘C’ rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A ‘C’ also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

          D—An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

          Plus (+) or Minus (–): The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (–) sign to show relative standing within the major rating categories.

          N.R.: This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Description of Standard & Poor’s Ratings Group’s Short-Term Issue Credit Ratings:

          Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity date of no more than 365 days—including commercial paper.

          A-1—A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment is extremely strong.

          A-2—A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

          A-3—A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

          B—A short-term obligation rated ‘B’ is regarded as having significant speculative characteristics. Ratings of ‘B-1’, ‘B-2’, and ‘B-3’ may be assigned to indicate finer distinctions within the ‘B’ category. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

          B-1—A short-term obligation rated ‘B-1’ is regarded as having significant speculative characteristics, but the obligor has a relatively stronger capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

          B-2—A short-term obligation rated ‘B-2’ is regarded as having significant speculative characteristics, and the obligor has an average speculative-grade capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

          B-3—A short-term obligation rated ‘B-3’ is regarded as having significant speculative characteristics, and the obligor has a relatively weaker capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

B-4

          C—A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

          D—A short-term obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

          Active Qualifiers (Currently applied and/or outstanding)

          i: This subscript is used for issues in which the credit factors, terms, or both, that determine the likelihood of receipt of payment of interest are different from the credit factors, terms or both that determine the likelihood of receipt of principal on the obligation. The ‘i’ subscript indicates that the rating addresses the interest portion of the obligation only. The ‘i’ subscript will always be used in conjunction with the ‘p’ subscript, which addresses likelihood of receipt of principal. For example, a rated obligation could be assigned ratings of “AAAp NRi” indicating that the principal portion is rated “AAA” and the interest portion of the obligation is not rated.

          L: Ratings qualified with ‘L’ apply only to amounts invested up to federal deposit insurance limits.

          p: This subscript is used for issues in which the credit factors, the terms, or both, that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation. The ‘p’ subscript indicates that the rating addresses the principal portion of the obligation only. The ‘p’ subscript will always be used in conjunction with the ‘i’ subscript, which addresses likelihood of receipt of interest. For example, a rated obligation could be assigned ratings of “AAAp NRi” indicating that the principal portion is rated “AAA” and the interest portion of the obligation is not rated.

          pi: Ratings with a ‘pi’ subscript are based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. They do not, however, reflect in-depth meetings with an issuer’s management and are therefore based on less comprehensive information than ratings without a ‘pi’ subscript. Ratings with a ‘pi’ subscript are reviewed annually based on a new year’s financial statements, but may be reviewed on an interim basis if a major event occurs that may affect the issuer’s credit quality.

          pr: The letters ‘pr’ indicate that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

          preliminary: Preliminary ratings are assigned to issues, including financial programs, in the following circumstances. Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions. Assignment of a final rating is conditional on the receipt and approval by Standard & Poor’s of appropriate documentation. Changes in the information provided to Standard & Poor’s could result in the assignment of a different rating. In addition, Standard & Poor’s reserves the right not to issue a final rating. Preliminary ratings are assigned to Rule 415 Shelf Registrations. As specific issues, with defined terms, are offered from the master registration, a final rating may be assigned to them in accordance with Standard & Poor’s policies. The final rating may differ from the preliminary rating.

          t: This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.

          unsolicited: Unsolicited ratings are those credit ratings assigned at the initiative of Standard & Poor’s and not at the request of the issuer or its agents.

Description of Standard & Poor’s Ratings Group’s Ratings of Notes:

          A Standard & Poor’s U.S. municipal note rating reflects the liquidity factors and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment:

          —Amortization schedule—the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

B-5

          —Source of payment—the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

          Note rating symbols are as follows:

          SP-1—Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

          SP-2—Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

          SP-3—Speculative capacity to pay principal and interest.

Description of Standard & Poor’s Ratings Group’s Dual Ratings:

          Standard & Poor’s assigns “dual” ratings to all debt issues that have a put option or demand feature as part of their structure. The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature. The long-term rating symbols are used for bonds to denote the long-term maturity and the short term rating symbols for the put option (for example, “AAA/A-1+”). With U.S. municipal short-term demand debt, Standard & Poor’s note rating symbols are used with the short-term issue credit rating symbols (for example, “SP-1+/A-1+”).

Description of Fitch Ratings International Long-Term Credit Ratings:

          International Long-Term Credit Ratings (“LTCR”) may also be referred to as “Long-Term Ratings.” When assigned to most issuers, it is used as a benchmark measure of probability of default and is formally described as an Issuer Default Rating (IDR). The major exception is within Public Finance, where IDRs will not be assigned as market convention has always focused on timeliness and does not draw analytical distinctions between issuers and their underlying obligations. When applied to issues or securities, the LTCR may be higher or lower than the issuer rating (IDR) to reflect relative differences in recovery expectations. The following rating scale applies to foreign currency and local currency ratings.

          Investment Grade

          AAA—Highest credit quality. “AAA” ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

          AA—Very high credit quality. “AA” ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

          A—High credit quality. “A” ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

          BBB—Good credit quality. “BBB” ratings indicate that there are currently expectations of low credit risk. The capacity for payment of financial commitments is considered adequate, but adverse changes in circumstances and economic conditions are more likely to impair this capacity. This is the lowest investment grade category.

          Speculative Grade

          BB—Speculative. “BB” ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

          B—Highly speculative. For issuers and performing obligations, ‘B’ ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment. For individual obligations, ‘B’ ratings may indicate distressed or defaulted obligations with potential for extremely high recoveries. Such obligations would possess a Recovery Rating of ‘RR1’ (outstanding).

B-6

          CCC—For issuers and performing obligations, default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic conditions. For individual obligations, may indicate distressed or defaulted obligations with potential for average to superior levels of recovery. Differences in credit quality may be denoted by plus/minus distinctions. Such obligations typically would possess a Recovery Rating of ‘RR2’ (superior), or ‘RR3’ (good) or ‘RR4’ (average).

          CC—For issuers and performing obligations, default of some kind appears probable. For individual obligations, may indicate distressed or defaulted obligations with a Recovery Rating of ‘RR4’ (average) or ‘RR5’ (below average).

          C—For issuers and performing obligations, default is imminent. For individual obligations, may indicate distressed or defaulted obligations with potential for below-average to poor recoveries. Such obligations would possess a Recovery Rating of ‘RR6’ (poor).

          RD—Indicates an entity that has failed to make due payments (within the applicable grace period) on some but not all material financial obligations, but continues to honor other classes of obligations.

          D—Indicates an entity or sovereign that has defaulted on all of its financial obligations. Default generally is defined as one of the following: (i) failure of an obligor to make timely payment of principal and/or interest under the contractual terms of any financial obligation; (ii) the bankruptcy filings, administration, receivership, liquidation or other winding-up or cessation of business of an obligor; or (iii) the distressed or other coercive exchange of an obligation, where creditors were offered securities with diminished structural or economic terms compared with the existing obligation.

          Default ratings are not assigned prospectively; within this context, non-payment on an instrument that contains a deferral feature or grace period will not be considered a default until after the expiration of the deferral or grace period.

          Issuers will be rated ‘D’ upon a default. Defaulted and distressed obligations typically are rated along the continuum of ‘C’ to ‘B’ ratings categories, depending upon their recovery prospects and other relevant characteristics. Additionally, in structured finance transactions, where analysis indicates that an instrument is irrevocably impaired such that it is not expected to meet pay interest and/or principal in full in accordance with the terms of the obligation’s documentation during the life of the transaction, but where no payment default in accordance with the terms of the documentation is imminent, the obligation may be rated in the ‘B’ or ‘CCC-C’ categories.

          Default is determined by reference to the terms of the obligations’ documentation. Fitch will assign default ratings where it has reasonably determined that payment has not been made on a material obligation in accordance with the requirements of the obligation’s documentation, or where it believes that default ratings consistent with Fitch’s published definition of default are the most appropriate ratings to assign.

Description of Fitch Ratings International Short-Term Credit Ratings:

          The following ratings scale applies to foreign currency and local currency ratings. A short-term rating has a time horizon of less than 13 months for most obligations, or up to three years for U.S. public finance, in line with industry standards, to reflect unique characteristics of bond, tax, and revenue anticipation notes that are commonly issued with terms up to three years. Short-term ratings thus place greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

          F1—Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

          F2—Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

          F3—Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

          B—Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

          C—High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

B-7

          D—Indicates an entity or sovereign that has defaulted on all of its financial obligations.

          Notes to Fitch Ratings International Long-Term and Short-Term Credit Ratings:

          The modifiers “+” or “–” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ long-term rating category, to categories below ‘CCC’, or to short-term ratings other than ‘F1’. (The +/– modifiers are only used to denote issues within the CCC category, whereas issuers are only rated CCC without the use of modifiers.)

          Rating Watch: Ratings are placed on Rating Watch to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as “Positive”, indicating a potential upgrade, “Negative”, for a potential downgrade, or “Evolving”, if ratings may be raised, lowered or maintained. Rating Watch is typically resolved over a relatively short period.

          Rating Outlook: An Outlook indicates the direction a rating is likely to move over a one to two-year period. Outlooks may be positive, stable or negative. A positive or negative Rating Outlook does not imply a rating change is inevitable. Similarly, ratings for which outlooks are ‘stable’ could be upgraded or downgraded before an outlook moves to positive or negative if circumstances warrant such an action. Occasionally, Fitch Ratings may be unable to identify the fundamental trend. In these cases, the Rating Outlook may be described as evolving.

          Program ratings (such as the those assigned to MTN shelf registrations) relate only to standard issues made under the program concerned; it should not be assumed that these ratings apply to every issue made under the program. In particular, in the case of non-standard issues, i.e. those that are linked to the credit of a third party or linked to the performance of an index, ratings of these issues may deviate from the applicable program rating.

          Variable rate demand obligations and other securities which contain a short-term ‘put’ or other similar demand feature will have a dual rating, such as AAA/F1+. The first rating reflects the ability to meet long-term principal and interest payments, whereas the second rating reflects the ability to honor the demand feature in full and on time.

          Fitch’s ratings on U.S. public finance debt securities measure credit quality relative of other U.S. public finance debt securities. Loss rates of most Fitch-rated U.S. public finance debt securities have historically been significantly lower, and are expected to continue to be significantly lower, than other debt instruments rated comparably by Fitch.

          Interest Only: Interest Only ratings are assigned to interest strips. These ratings do not address the possibility that a security holder might fail to recover some or all of its initial investment due to voluntary or involuntary principal repayments.

          Principal Only: Principal Only ratings address the likelihood that a security holder will receive their initial principal investment either before or by the scheduled maturity date.

          Rate of Return: Ratings also may be assigned to gauge the likelihood of an investor receiving a certain predetermined internal rate of return without regard to the precise timing of any cash flows.

          ‘PIF’: The tranche has reached maturity and has been “paid-in-full”, regardless of whether it was amortized or called early. As the issue no longer exists, it is therefore no longer rated.

          ‘NR’: Denotes that Fitch Ratings does not publicly rate the associated issue or issuer.

          ‘WD’: Indicates that the rating has been withdrawn and is no longer maintained by Fitch.

B-8

PART C

Item 23. Exhibits.

***	a(1)	Declaration of Trust of the Registrant dated October 2, 2006

***	a(2)	Designation of Series of Beneficial Interests in the Trust effective as of February 6,
2007

***	b	The Registrant’s By-Laws dated October 4, 2006

****	d(1)	Management Agreement between the Registrant and Legg Mason Partners Fund
Advisor, LLC (“LMPFA”), as manager with respect to Institutional Enhanced
Portfolio

****	d(2)	Management Agreement between the Registrant and LMPFA, as manager with respect to Prime Cash Reserves Portfolio

****	d(3)	Subadvisory Agreement between the Registrant and Western Asset Management
Company (“WAM”) with respect to Institutional Enhanced Portfolio

****	d(4)	Subadvisory Agreement between the Registrant and WAM with respect to Prime Cash
Reserves Portfolio

****	d(5)	Management Agreement between the Registrant and LMPFA, as manager with respect to SMASh Series M Portfolio

****	d(6)	Management Agreement between the Registrant and LMPFA, as manager with respect to SMASh Series C Portfolio

****	d(7)	Management Agreement between the Registrant and LMPFA, as manager with respect to SMASh Series EC Portfolio

****	d(8)	Management Agreement between the Registrant and LMPFA, as manager with respect to SMASh Series MEC Portfolio

****	d(9)	Subadvisory Agreement between the Registrant and WAM with respect to SMASh
Series M Portfolio

****	d(10)	Subadvisory Agreement between the Registrant and WAM with respect to SMASh
Series C Portfolio

****	d(11)	Subadvisory Agreement between the Registrant and WAM with respect to SMASh
Series EC Portfolio

****	d(12)	Subadvisory Agreement between the Registrant and WAM with respect to SMASh
Series MEC Portfolio

****	d(13)	Subadvisory Agreement between WAM and Western Asset Management Company
Limited (“WAML”) with respect to SMASh Series M Portfolio

****	d(14)	Subadvisory Agreement between WAM and WAML respect to SMASh Series C
Portfolio

****	d(15)	Subadvisory Agreement between WAM and WAML with respect to SMASh Series
EC Portfolio

****	d(16)	Management Agreement between the Registrant and LMPFA, as manager with respect to Liquid Reserves Portfolio

****	d(17)	Management Agreement between the Registrant and LMPFA, as manager with respect to U.S. Treasury Reserves Portfolio

****	d(18)	Management Agreement between the Registrant and LMPFA, as manager with respect to Tax Free Reserves Portfolio

****	d(19)	Subadvisory Agreement between the Registrant and WAM with respect to Liquid
Reserves Portfolio

****	d(20)	Subadvisory Agreement between the Registrant and WAM with respect to U.S.
Treasury Reserves Portfolio

****	d(21)	Subadvisory Agreement between the Registrant and WAM with respect to Tax Free
Reserves Portfolio

*****	d(22)	Subadvisory agreement between WAM and Western Asset Management Company Pte.
Ltd. (“Western Singapore”) with respect to SMASh Series EC Portfolio.

*****	d(23)	Subadvisory Agreement between WAM and Western Asset Management Company Ltd
(“Western Japan”) with respect to SMASh Series EC Portfolio.

*	e(1)	Form of Placement Agency Agreement by and between Registrant and Legg Mason
Investor Services LLC (“LMIS”)

****	e(2)	Amendment to Placement Agency Agreement between Registrant and LMIS

****	g(1)	Custodian Services Agreement between the Registrant and State Street Bank and Trust
Company (“State Street”), as custodian

****	g(2)	Amendment to Custodian Services Agreement between Registrant and State Street

*	h(4)	Form of Service Mark Licensing Agreement between Citigroup and the Registrant

*	p(1)	Revised Codes of Ethics of the Registrant and LMPFA

*	p(2)	Code of Ethics of Legg Mason Investor Services, LLC

*****	p(3)	Revised Code of Ethics of WAM, WAML and Western Singapore

*****	p(4)	Code of Ethics of Western Japan

*	Incorporated herein by reference to Registrant’s Registration Statement on Form N-1A (File No. 811-05813) as filed with the Securities and Exchange Commission on January 6, 2006.

**	Incorporated herein by reference to Amendment No. 11 to the Registrant’s Registration Statement on Form N- 1A as filed with the SEC on December 22, 2006.

***	Incorporated herein by reference to Amendment No. 12 to the Registrant’s Registration Statement on Form N- 1A as filed with the SEC on April 13, 2007.

****	Incorporated herein by reference to Amendment No. 13 to the Registrant’s Registration Statement on Form N- 1A as filed with the SEC on December 7, 2007.

*****Incorporated herein by reference to Amendment No. 17 to the Registrant’s Registration Statement on Form N-1A as filed with the SEC on September 18, 2008.

Item 24. Persons Controlled by or under Common Control with Registrant.

           Not applicable.

Item 25. Indemnification.

Reference is hereby made to (a) Article V of the Registrant’s Amended and Restated Declaration of Trust, incorporated herein by reference as an exhibit to its Registration Statement on Form N-1A and (b) Section 8 of the Form of Placement Agency Agreement with LMIS.

The Trustees and officers of the Registrant and the personnel of the Registrant’s manager are insured under errors and omissions liability insurance policies. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 26. Business and Other Connections of Investment Adviser.

Investment Adviser — Legg Mason Partners Fund Advisor, LLC (“LMPFA”)

LMPFA was formed in 2006 under the laws of the State of Delaware as a limited liability company. LMPFA is a direct wholly-owned subsidiary of Legg Mason, Inc. (“Legg Mason”).

LMPFA is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. The list required by this Item 26 of officers and directors of LMPFA together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV filed by LMPFA pursuant to the Investment Advisers Act of 1940, as amended (SEC File No. 801-66785).

Subadvisers

Western Asset Management Company -- Western Asset Management Company (“WAM”) is an investment adviser registered with the SEC under the Advisers Act. The following is a list of the officers and directors of WAM.

Directors
James W. Hirschmann III
Peter L. Bain
Jeffrey A. Nattans

Officers
Bruce D. Alberts	Chief Financial Officer
Brett B. Canon	Director of Risk Management and Operations
D. Daniel Fleet	President
Daniel E. Giddings	Assistant Secretary
James W. Hirschmann III	Chief Executive Officer
Gavin L. James	Director of Global Client Service and Marketing
Dennis J. McNamara	Director of Portfolio Operations
Charles A. Ruys de Perez	Secretary, General Counsel and Head of Legal and Compliance

Western Asset Management Company Limited -- Subadviser—Western Asset Management Company Limited (“WAML”) was incorporated under the laws of England as a corporation. WAML is a wholly-owned subsidiary of Legg Mason. WAML is registered as an investment adviser under the Advisers Act. The following is a list of the officers and directors of WAML.

Directors
James W. Hirschmann III
Peter L. Bain
D. Daniel Fleet
Jeffrey A. Nattans
Michael B. Zelouf

Officers
D. Daniel Fleet	President
James W. Hirschmann III	Managing Director
Suzanne Taylor-King	Finance Officer
Michael B. Zelouf	Head of London Operations

Western Asset Management Company Ltd -- Western Asset Management Company Pte, Ltd (“Western Singapore”) was incorporated under the laws of Singapore as a corporation. Western Singapore is a wholly-owned subsidiary of Legg Mason. The following is a list of the officers and directors of Western Singapore.

Directors
Peter L. Bain
D. Daniel Fleet
Takashi Komatsu
Jeffrey A. Nattans
Naoya Orime

Officers
D. Daniel Fleet	President
Yasuaki Sudo	Finance Officer
Naoya Orime	Head of Tokyo Operations

Western Asset Management Company Ltd -- Western Asset Management Company Ltd (“Western Japan”) was incorporated under the laws of Japan as a corporation. Western Japan is a wholly-owned subsidiary of Legg Mason. Western Japan is authorized and regulated in Japan by the Japanese Securities and Exchange Surveillance Commission. The following is a list of the officers and directors of Western Japan.

Directors
Peter L. Bain
D. Daniel Fleet
Takashi Komatsu
Jeffrey A. Nattans
Naoya Orime

Officers
D. Daniel Fleet	President
Yasuaki Sudo	Finance Officer
Naoya Orime	Head of Tokyo Operations

Following is a list of other substantial business activities in which directors, officers or partners of WAM, WAML, Western Singapore and Western Japan have been engaged as director, officer, employee, partner or trustee.

Officer/Director	Other Offices Held
Peter L. Bain	Director, LMCM
Director, Batterymarch
Manager, Brandywine
Director, Brandywine Singapore
Manager, Clear Adv
Director, Clear Asset
Manager, GCIM
Senior Executive Vice President, Legg Mason, Inc.
Director, Barrett
Director, Bartlett
Director, LMFA
Director, LM Canada Hldg
Director, LM Funding
Manager, GAA
Manager, LMIC
Manager, LMPFA
Director, LMREI
Director, LMRESA
President and Director, LMRC
President and Director, LMRG
President and Director, LMRP
President and Director, LM Tower
President and Director, LMRCII
President and Director, LMRC Properties
Director, PCM I
Director, PCM II
Director, Permal
Manager, Royce
Director, WAM
Director, WAML
Director, Western Japan
Director, WAM Australia
Director, WAMCO Hldgs Ltd.
Director, Western Singapore

D. Daniel Fleet	Director, WAML
Director, Western Japan
Director, WAM Australia
Director, WAMCO Hldgs Ltd.
Director, Western Singapore

Jeffrey A. Nattans	Director, WAM
Vice President, Legg Mason, Inc.
Manager and Vice President, LMIH
Director, WAML
Director, Western Japan
Director, WAM Australia
Director, WAMCO Hldgs Ltd.
Director, Western Singapore

Officer/Director	Other Offices Held
James W. Hirschmann III	Director, WAM
Director, WAML

Following is a list of addresses for Item 26 with respect to WAM, WAML, Western Japan and Western Singapore:

Barrett Associates, Inc. (“Barrett”)
565 Fifth Avenue
New York, NY 10017

Bartlett & Co. (“Bartlett”)
36 East Fourth Street
Cincinnati, OH 45202

Batterymarch Financial Management, Inc. (“Batterymarch”)
John Hancock Tower
200 Clarendon Street, 49th Floor
Boston, MA 02116

Brandywine Global Investment Management, LLC
(“Brandywine”)
2929 Arch Street, 8th Floor
Philadelphia, PA 19104

Brandywine Global Investment Management (Asia) Pte Ltd. (“Brandywine Singapore”)
36 Robinson House, #18
City House
Singapore

Clearbridge Advisors, LLC (“Clear Adv”)
620 Eighth Avenue
New York, NY 10018

Clearbridge Asset Management, Inc. (“Clear Asset”)
620 Eighth Avenue
New York, NY 10018

Global Currents Investment Management, LLC (“GCIM”)
100 Light Street
Baltimore, MD 21202

Legg Mason Capital Management, Inc. (“LMCM”)
100 Light Street
Baltimore, MD 21202

Legg Mason Canada Holdings Ltd. (“LM Canada Hldg”)
44 Chipman Hill, 10th Floor
St. John, New Brunswick E2L 4S6
Canada
Legg Mason Fund Adviser, Inc. (“LMFA”)
100 Light Street
Baltimore, MD 21202

Legg Mason Funding Corp. (“LM Funding”)
100 Light Street
Baltimore, MD 21202

Legg Mason Global Asset Allocation, LLC (“GAA”)
300 First Stamford Place, 4th Floor
Stamford, CT 06902

Legg Mason, Inc.
100 Light Street
Baltimore, MD 21202

Legg Mason International Holdings, LLC (“LMIH”)
100 Light Street
Baltimore, MD 21202

Legg Mason Investment Counsel, LLC (“LMIC”)
100 Light Street
Baltimore, MD 21202

Legg Mason Partners Fund Advisor, LLC (“LMPFA”)
399 Park Ave.
New York, NY 10022

Legg Mason Real Estate Investors, Inc. (“LMREI”)
100 Light Street
Baltimore, MD 21202

Legg Mason Real Estate Securities Advisors, Inc. (“LMRESA”)
100 Light Street
Baltimore, MD 21202

Legg Mason Realty Capital, Inc. (“LMRC”)
100 Light Street
Baltimore, MD 21202

Legg Mason Realty Group, Inc. (“LMRG”)
100 Light Street
Baltimore, MD 21202

Legg Mason Realty Partners, Inc. (“LMRP”)
100 Light Street
Baltimore, MD 21202

Legg Mason Tower, Inc. (“LM Tower”)
100 Light Street
Baltimore, MD 21202

LMRC II, Inc. (“LMRC II”)
100 Light Street
Baltimore, MD 21202

LMRC Properties, Inc. (“LMRC Properties”)
100 Light Street
Baltimore, MD 21202

PCM Holdings I, Inc. (“PCM I”)
8889 Pelican Bay Boulevard, Suite 500
Naples, FL 34108-7512

PCM Holdings II, LLC (“PCM II”)
8889 Pelican Bay Boulevard, Suite 500
Naples, FL 34108-7512

Permal Asset Management, Inc. (“Permal”)
900 Third Ave. 28th Floor
New York, NY 10022

Royce & Associates, LLC (“Royce”)
1414 Avenue of the Americas
New York, NY 10019

Western Asset Management Company (“WAM”)
385 East Colorado Boulevard
Pasadena, CA 91101

Western Asset Management Company Limited (“WAML”)
10 Exchange Square
Primrose Street
London EC2A2EN England

Western Asset Management Company Ltd (“Western Japan”)
36F Shin-Marunouchi Building
5-1 Marunouchi 1-Chome Chiyoda-Ku
Tokyo 100-6536 Japan

Western Asset Management Company Pty Ltd (“WAM Australia”)
Level 48
120 Collins Street
GPO Box 507
Melbourne Victoria 3000 Australia

Western Asset Management (UK) Holdings Limited (“WAMCO Hldgs Ltd”)
10 Exchange Square
Primrose Street
London EC2A2EN England

Western Asset Management Company Pte, Ltd (“Western Singapore”)
1 George Street, #23-01
Singapore 049145

Item 27. Principal Underwriters.

(a) Legg Mason Investor Services, LLC (“LMIS”), a distributor of the Registrant is also a distributor of funds that are series of the following registrants: Legg Mason Partners Income Trust, Legg Mason Partners Variable Income Trust, Legg Mason Partners Equity Trust, Legg Mason Partners Variable Equity Trust, Legg Mason Partners Money Market Trust, Legg Mason Partners Premium Money Market Trust and Legg Mason Partners Institutional Trust.

LMIS is the placement agent for funds that are series of Master Portfolio Trust.

(b) The information required by this Item 27 with respect to each director and officer of LMIS is listed below:

Mark R. Fetting – Managing Director
D. Stuart Bowers – Vice President W. Talbot Daley – Vice President
Thomas J. Hirschmann – Vice President
Joseph M. Furey – General Counsel and Chief Compliance Officer
Ronald Holinsky – Counsel
Robert E. Patterson – Counsel
Theresa M. Silberzahn – Chief Financial Officer
Elisabeth F. Craig – AML Compliance Officer and Director of Continuing Education

All Addresses are 100 Light Street, Baltimore, Maryland 21202.

(c) Not applicable.

Item 28. Location of Accounts and Records.

With respect to the Registrant:

(1) Legg Mason Partners Funds
           55 Water Street
           New York, New York 10041

With respect to the Registrant’s Investment Manager:

(2) c/o Legg Mason Partners Fund Advisor, LLC
           620 Eighth Avenue
           New York, New York 10018

With respect to the Registrant’s Subadvisers:

(3) c/o Western Asset Management Company
           620 Eighth Avenue
           New York, New York 10018

With respect to the Registrant’s Custodian:

(4) State Street Bank & Trust Company
           One Lincoln Street
           Boston, Massachusetts 02111

With respect to the Registrant’s Transfer Agent:

(5) Citicorp Trust Bank, fsb (former transfer agent)
           125 Broad Street
           New York, NY 10004

(6) Boston Financial Data Service, Inc.
           2 Heritage Drive
           North Quincy, MA 02171

With respect to the Registrant’s Placement Agent:

(7) Legg Mason Investor Services, LLC
           100 Light Street
           Baltimore, Maryland 21202

Item 29. Management Services.

           Not applicable.

Item 30. Undertakings.

           Not applicable.

SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant, MASTER PORTFOLIO TRUST, has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of New York, State of New York on this 24th day of December, 2008.

MASTER PORTFOLIO TRUST, on behalf of its series Liquid Reserves Portfolio, U.S. Treasury Reserves Portfolio, Tax Free Reserves Portfolio, Prime Cash Reserves Portfolio and Institutional Enhanced Portfolio

By:	/s/ R. Jay Gerken
R. Jay Gerken
President and Principal Executive Officer